FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-13

Free Writing Prospectus

Collateral Term Sheet

$634,913,732

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

Wells Fargo Commercial Mortgage Trust 2017-RC1

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Rialto Mortgage Finance, LLC

Wells Fargo Bank, National Association

Argentic Real Estate Finance LLC

National Cooperative Bank, N.A.

C-III Commercial Mortgage LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2017-RC1

February 15, 2017

WELLS FARGO SECURITIES Lead Manager and Sole Bookrunner

Academy Securities Co-Manager	Citigroup Co-Manager

Wells Fargo Commercial Mortgage Trust 2017-RC1	Certain Terms and Conditions

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the investor has otherwise taken all actions the investor must take to become committed to purchase the Offered Certificates, and the investor has therefore entered into a contract of sale. Any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, prior to the time of sale, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

No. 1 – Hyatt Place Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$55,000,000			Specific Property Type:	Limited Service
Cut-off Date Balance:	$55,000,000			Location:	Various
% of Initial Pool Balance:	[8.7]%			Size:	754 Rooms
Loan Purpose:	Acquistion			Cut-off Date Balance Per Room:	$72,944
Borrower Names(1):	Various			Year Built/Renovated:	Various/2015
Sponsors(2):	Various			Title Vesting:	Fee
Mortgage Rate:	5.440%			Property Manager:	Noble-Interstate Management Group, LLC
Note Date:	January 17, 2017			4th Most Recent Occupancy (As of):	72.8% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	74.5% (12/31/2013)
Maturity Date:	February 6, 2027			2nd Most Recent Occupancy (As of):	73.6% (12/31/2014)
IO Period:	24 months			Most Recent Occupancy (As of):	68.5% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	73.6% (11/30/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon			4th Most Recent NOI (As of):	$5,604,380 (12/31/2013)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$6,130,868 (12/31/2014)
Call Protection:	L(23),GRTR 1% or YM(90),O(7)			2nd Most Recent NOI (As of)(4):	$6,302,995 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of) (4):	$7,983,215 (TTM 11/30/2016)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$22,933,298
				U/W Expenses:	$15,394,999
				U/W NOI:	$7,538,300
				U/W NCF:	$6,620,968
Escrows and Reserves(3):				U/W NOI DSCR:	2.03x
				U/W NCF DSCR:	1.78x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	13.7%
Taxes	$378,415	$75,683	NAP	U/W NCF Debt Yield:	12.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value(5):	$85,100,000
FF&E	$0	$76,442	NAP	As-Is Appraisal Valuation Date(5):	November 30, 2016
PIP Reserve	$3,557,583	NAP	NAP	Cut-off Date LTV Ratio:	64.6%
Deferred Maintenance	$39,553	NAP	NAP	LTV Ratio at Maturity or ARD:	56.5%

(1)	See “The Borrowers” section.

(2)	See “The Sponsors” section.

(3)	See “The Escrows” section.

(4)	See “The Cash Flow Analysis” section.

(5)	See “The Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Hyatt Place Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering six limited service hotel properties located in six states (the “Hyatt Place Portfolio Properties”). The Hyatt Place Porfolio Mortgage Loan was originated on January 17, 2017 by Rialto Mortgage Finance, LLC. The Hyatt Place Portfolio Mortgage Loan had an original principal balance of $55,000,000, has an outstanding principal balance as of the Cut-off Date of $55,000,000 and accrues interest at an interest rate of 5.4400% per annum. The Hyatt Place Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only for the first 24 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The Hyatt Place Portfolio Mortgage Loan matures on February 6, 2027.

Following the lockout period, the borrower has the right to voluntarily prepay the Hyatt Place Portfolio Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before August 6, 2026 provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance. In addition, the Hyatt Place Portfolio Mortgage Loan is prepayable without penalty on or after August 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HYATT PLACE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$55,000,000	64.3%	Purchase price	$80,250,000	93.9%
Sponsor’s new cash contribution	30,472,542	35.7	Reserves	3,975,551	4.7
			Closing costs	1,246,991	1.5
Total Sources	$85,472,542	100.0%	Total Uses	$85,472,542	100.0%

The Properties. The Hyatt Place Portfolio Properties are comprised of six limited service hotel properties built between 1995 and 1997 totaling 754 rooms that as of November 30, 2016, were currently 73.6% occupied with occupancies at individual hotel properties ranging from 67.0% to 78.3%.

Hyatt Place Greenville

The Hyatt Place Greenville property is a 126-room, six-story, limited-service hotel located in Greenville, South Carolina. The Hyatt Place Greenville property is situated on a 2.7-acre lot and has 139 parking spaces. The Hyatt Place Greenville property opened in 1997 as an AmeriSuites and underwent a comprehensive renovation in 2008 when it was converted to a Hyatt Place. The Hyatt Place Greenville property was further renovated in 2015 including renovations of the guestrooms, bathrooms, and public spaces. Capital expenditures since 2013 total $1,537,273 ($12,201 per room). In connection with the acquisition, Hyatt has required a change of ownership property improvement plan (“PIP”) with an estimated cost of $505,450 ($4,012 per room), for which $581,268 was reserved upfront.

The Hyatt Place Greenville property features modified-suite guestrooms, with separate living and sleeping areas. The guestroom configuration includes 62 king rooms, six king handicapped accessible rooms, 57 double full rooms, and one double full handicapped accessible room. The Hyatt Place Greenville property offers a breakfast dining area, lobby, and grab-and-go kiosk, collectively known as The Gallery. Other amenities include complimentary Wi-Fi, a business center, a fitness center, a guest laundry, an outdoor swimming pool, and complimentary shuttle transportation. The Hyatt Place Greenville property also provides a 1,060 square-foot meeting room that can be broken out into two meeting rooms.

Hyatt Place Charlotte

The Hyatt Place Charlotte property is a 126-room, six-story, limited-service hotel located in Charlotte, North Carolina. The Hyatt Place Charlotte property is situated on a 2.5-acre lot and has 139 parking spaces. The Hyatt Place Charlotte property opened in 1996 as an AmeriSuites and underwent a comprehensive renovation in 2008 when it was converted to a Hyatt Place. The Hyatt Place Charlotte property was further renovated in 2015 including renovations of the guestrooms, bathrooms, and public spaces. Capital expenditures since 2013 total $1,642,360 ($13,035 per room). In connection with the acquisition, Hyatt has required a change of ownership PIP with an estimated cost of $506,500 ($4,020 per room), for which $582,475 was reserved upfront.

Guestrooms feature modified-suite guestrooms with separate living and sleeping areas. The guestroom configuration includes 62 king rooms, six king handicapped accessible rooms, 57 double full rooms and one double full handicapped accessible room. The Hyatt Place Charlotte property offers a breakfast dining area, lobby bar, and grab-and-go kiosk, collectively known as The Gallery. Other amenities include complimentary Wi-Fi, a 24/7 e-room with complimentary public computers and remote printing, a guest laundry room, a fitness center, an outdoor swimming pool, and local shuttle service. The Hyatt Place Charlotte property also provides a 1,032 square foot meeting room that can be subdivided into two separate meeting spaces.

Hyatt Place Dallas

The Hyatt Place Dallas property is a 126-room, six-story, limited-service hotel located in Dallas, Texas. The Hyatt Place Dallas property is situated on a 2.2-acre lot and has 101 parking spaces. The Hyatt Place Dallas property opened in 1996 as an AmeriSuites and underwent a comprehensive renovation in 2008 when it was converted to a Hyatt Place. The Hyatt Place Dallas property was further renovated in 2015 including renovations of the guestrooms, bathrooms, and public spaces. Capital expenditures since 2013 total $1,849,901 ($14,682 per room). In connection with the acquisition, Hyatt has required a change of ownership PIP with an estimated cost of $538,750 ($4,276 per room), for which $619,563 was reserved upfront.

The Hyatt Place Dallas property features modified-suite guestrooms with separate living and sleeping areas. The guestroom configuration includes 68 king rooms and 58 double full rooms. The Hyatt Place Dallas property offers a breakfast dining area, lobby bar, and grab-and-go kiosk, collectively known as The Gallery. Other amenities include complimentary Wi-Fi, a 24/7 e-room with complimentary public computers and remote printing, a fitness center, an outdoor swimming pool, and complimentary shuttle transportation within a five-mile radius of the hotel. The Hyatt Place Dallas property also provides a 1,035 square foot meeting room that can be subdivided into two separate meeting spaces.

Hyatt Place Alpharetta

The Hyatt Place Alpharetta property is a 124-room, six-story, limited-service hotel located in Alpharetta, Georgia. The Hyatt Place Alpharetta property is situated on a 4.6-acre lot and has 139 parking spaces. The Hyatt Place Alpharetta property opened in 1995 as an AmeriSuites and underwent a comprehensive renovation in 2008 when it was converted to a Hyatt Place. The Hyatt Place Alpharetta property was further renovated in 2015 including renovations of the guestrooms, bathrooms, and public spaces. Capital expenditures since 2013 total $1,435,192 ($11,574 per room). In connection with the acquisition, Hyatt has required a change of ownership PIP with an estimated cost of $533,850 ($4,305 per room), for which $613,928 was reserved upfront.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HYATT PLACE PORTFOLIO

The Hyatt Place Alpharetta property features modified-suite guestrooms with separate living and sleeping areas. The guestrooms configuration includes 50 king rooms and 74 double full rooms. The Hyatt Place Alpharetta property offers a breakfast dining area, lobby bar, and grab-and-go kiosk, collectively known as The Gallery. Other amenities include complimentary Wi-Fi, a 24/7 e-room with complimentary public computers and remote printing, a fitness center, an outdoor swimming pool and complimentary shuttle transportation within a five-mile radius of the hotel. The Hyatt Place Alpharetta property also provides a 750 square foot meeting room.

Hyatt Place Topeka

The Hyatt Place Topeka property is a 126-room, six-story, limited-service hotel located in Topeka, Kansas. The Hyatt Place Topeka property is situated on a 2.8-acre lot and has 131 parking spaces. The Hyatt Place Topeka property opened in 1997 as an AmeriSuites and underwent a comprehensive renovation in 2008 when it was converted to a Hyatt Place. The Hyatt Place Topeka property was further renovated in 2015 including renovations of the guestrooms, bathrooms, and public spaces. Capital expenditures since 2013 total $1,573,925 ($12,491 per room). In connection with the acquisition, Hyatt has required a change of ownership PIP with an estimated cost of $516,750 ($4,101 per room), for which $594,263 was reserved upfront.

The Hyatt Place Topeka property features modified-suite guestrooms with separate living and sleeping areas. The guestrooms configuration includes 62 king rooms, 57 double full rooms, and seven handicapped accessible rooms. The Hyatt Place Topeka property offers a breakfast dining area, lobby bar/Bakery Café and grab-and-go kiosk, collectively known as The Gallery. Other amenities include complimentary Wi-Fi, a 24/7 e-room with complimentary public computers and remote printing, a fitness center, on-site guest laundry, and an outdoor swimming pool. The Hyatt Place Topeka property also provides a 1,200 square foot meeting room that can be broken out into two meeting rooms.

Hyatt Place Roanoke

The Hyatt Place Roanoke property is a 126-room, six-story, limited-service hotel located in Roanoke, Virginia. The Hyatt Place Roanoke property is situated on a 2.5-acre lot and has 125 parking spaces. The Hyatt Place Roanoke property opened in 1997 as an AmeriSuites and underwent a comprehensive renovation in 2008 when it was converted to a Hyatt Place. The Hyatt Place Roanoke property was further renovated in 2015 including renovations of the guestrooms, bathrooms, and public spaces. Capital expenditures since 2013 total $1,488,039 ($11,810 per room). In connection with the acquisition, Hyatt has required a change of ownership PIP with an estimated cost of $492,250 ($3,907 per room), for which $566,088 was reserved upfront.

The Hyatt Place Roanoke property features modified-suite guestrooms with separate living and sleeping areas. The guestrooms configuration includes 68 king rooms and 58 queen/queen rooms. The Hyatt Place Roanoke property offers a breakfast dining area, lobby bar, and grab-and-go kiosk, collectively known as The Gallery. Other amenities include complimentary Wi-Fi, a 24/7 e-room with complimentary public computers and remote printing, a fitness center, an indoor swimming pool, and complimentary shuttle transportation within a five-mile radius of the hotel. The Hyatt Place Roanoke property also provides a 1,104 square foot meeting room that can be broken out into two meeting rooms.

The following table presents certain information relating to the Hyatt Place Portfolio Properties:

Property	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	No. of Rooms	As-Is Appraised Value	Allocated Cut-off Date LTV
Hyatt Place Greenville	$11,550,000	21.0%	76.1%	1997/2015	126	$17,600,000	65.6%
Hyatt Place Charlotte	$11,350,000	20.6%	78.3%	1996/2015	126	$17,700,000	64.1%
Hyatt Place Dallas	$9,500,000	17.3%	78.1%	1996/2015	126	$15,000,000	63.3%
Hyatt Place Alpharetta	$9,300,000	16.9%	71.8%	1995/2015	124	$13,900,000	66.9%
Hyatt Place Topeka	$7,000,000	12.7%	70.1%	1997/2015	126	$10,800,000	64.8%
Hyatt Place Roanoke	$6,300,000	11.5%	67.0%	1997/2015	126	$10,100,000	62.4%
Total/Weighted Average	$55,000,000	100.0%	73.6%		754	$85,100,000	64.6%

2016 Accommodated Room Night Demand(1)

Property	Group	Leisure	Commercial	Contract
Hyatt Place Greenville	20%	20%	60%	0%
Hyatt Place Charlotte	10%	30%	60%	0%
Hyatt Place Dallas	5%	20%	75%	0%
Hyatt Place Alpharetta	15%	20%	65%	0%
Hyatt Place Topeka	15%	15%	70%	0%
Hyatt Place Roanoke	25%	30%	40%	5%

(1)	Information obtained from the appraisals dated January 13, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HYATT PLACE PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hyatt Place Portfolio Properties:

Cash Flow Analysis

	2013	2014(1)	2015(1)	TTM 11/30/2016(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	74.5%	73.6%	68.5%	73.6%	71.6%
ADR	$91.80	$97.26	$105.68	$110.38	$110.28
RevPAR	$68.42	$71.58	$72.34	$81.20	$79.00

Total Revenue	$18,828,775	$19,698,292	$19,907,714	$22,409,257	$21,802,225	95.1%	$28,915
F&B Revenue	1,082,798	1,054,996	982,373	1,028,222	1,000,653	4.4	1,327
Other Revenue	190,636	155,212	133,785	133,040	130,421	0.6	173
Total Department Expenses	6,464,589	6,344,421	6,130,658	6,479,298	6,306,500	27.5	8,364
Gross Operating Profit	$13,637,620	$14,564,079	$14,893,214	$17,091,221	$16,626,798	72.5%	$22,051

Total Undistributed Expenses	7,018,012	7,438,925	7,566,430	8,031,706	7,972,152	34.8	10,573
Profit Before Fixed Charges	$6,619,608	$7,125,154	$7,326,784	$9,059,515	$8,654,646	37.7%	$11,478

Total Fixed Charges	1,015,228	994,286	1,023,789	1,076,300	1,116,347	4.9	1,481

Net Operating Income	$5,604,380	$6,130,868	$6,302,995	$7,983,215	$7,538,300	32.9%	$9,998
FF&E	804,088	836,339	840,937	942,002	917,332	4.0	1,217
Net Cash Flow	$4,800,292	$5,294,529	$5,462,058	$7,041,213	$6,620,968	28.9%	$8,781

NOI DSCR	1.51x	1.65x	1.69x	2.14x	2.03x
NCF DSCR	1.29x	1.42x	1.47x	1.89x	1.78x
NOI DY	10.2%	11.1%	11.5%	14.5%	13.7%
NCF DY	8.7%	9.6%	9.9%	12.8%	12.0%

(1)	The Hyatt Place Portfolio Properties underwent property improvement plan renovations in 2014 and 2015. An aggregate 28,434 room nights were offline from December 2014 through July 2015 due to the renovations.

Appraisal. As of the appraisal valuation date of November 30, 2016, the Hyatt Place Portfolio Properties had a portfolio aggregate “as-is” appraised value of $85,100,000. The appraiser also concluded a portfolio aggregate “when complete” appraised value of $87,300,000 as of December 1, 2017.

Environmental Matters. According to a Phase I environmental assessment dates ranging from December 9, 2016 to December 13, 2016, there was no evidence of any recognized environmental conditions at the Hyatt Place Portfolio Properties.

Market Overview and Competition. The Hyatt Place Portfolio Properties are located in six diverse markets.

Hyatt Place Greenville

The Hyatt Place Greenville property is located in Greenville, Greenville County, South Carolina, within the Greenville-Anderson-Mauldin, SC metropolitan statistical area (the “Greenville MSA”). The Greenville area is part of the greater Greenville County economic base, which is anchored by the health services, education, and automotive sectors. Greenville is recognized as a premier location for high-performance automotive research, engineering, and production operations for companies around the world. Greenville is also home to the Naval Reserve Center, which is a major training center for all branches of the military. Major employers include Greenville Health System, School District of Greenville County, Bon Secours St. Francis Health System and Michelin North America Inc. The 2016 population within a one, three, and five-mile radius of the Hyatt Place Greenville property was 8,375, 63,936 and 162,919, respectively. The average household income within the same radii was $55,282, $67,573 and $71,689, respectively.

Primary regional access through the area is provided by southwest/northeast Interstate 85, which extends to Montgomery, Alabama, to the southwest and Greensboro, North Carolina, to the northeast. Interstate 385 is another major highway, which has its northwest terminus in Downtown Greenville and provides access to Laurens and Clinton to the southeast. Primary access to the Hyatt Place Greenville property is provided by West Orchard Park Drive. Access is also available from Pelham Road through the parking lot of the Christian Center of Greenville County and Pediatric Dentistry of Greenville, PA office building. The Hyatt Place Greenville property is served by the Greenville-Spartanburg International Airport, which is located approximately seven miles to the northeast of the hotel. The neighborhood is characterized by restaurants, office buildings, Haywood Mall, and retail shopping centers along the primary thoroughfares, with residential areas located along the secondary roadways. The city of Greenville offers four venues for meeting and conventions. The Bi-Lo Center is a sports and entertainment complex that seats 15,000 spectators; the TD Convention Center, features 280,000 square feet of exhibit space and 60,000 square feet of meeting and conference space; the Peace Center for the Performing Arts offers a 2,100-seat concert hall, a 400-seat theater, a 200-seat cabaret, a 1,500-seat amphitheater, and a full-service restaurant; and the Timmons Arena provides 5,500 seats for sporting events and concerts. Other businesses and entities in the area include, the Bank of America Financial Center, Patewood Memorial Hospital, Fluor Field, Downtown Greenville and Paris Mountain State Park. Restaurants located near the Hyatt Place Greenville property include Portofino’s Italian Restaurant, Tony’s New York Style Pizzeria, and Outback Steakhouse. Hotels near the Hyatt Place Greenville property include Hilton, La Quinta Inn & Suites, Courtyard by Marriott, and Clarion Inn & Suites.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HYATT PLACE PORTFOLIO

Hyatt Place Charlotte

The Hyatt Place Charlotte property is located in Charlotte, Mecklenburg County, North Carolina, within the Charlotte-Concord-Gastonia, NC-SC Metropolitan Statistical Area (the “Charlotte MSA”). The Charlotte market has been dominated by its banking sector and is the second-largest financial center in the nation. The area is also home to manufacturing, retail and wholesale trade, information technology, and an increasing number of international companies. Sports and recreation also facilitate Charlotte’s growing economy, as Charlotte is home to NBA and NFL professional teams; numerous semi-professional, minor league, and amateur sports teams. Major employers in the Charlotte MSA include Carolinas HealthCare System, Wells Fargo, Charlotte-Mecklenburg Schools, Wal-Mart Stores, Inc., and Bank of America. The 2016 population within a one, three, and five-mile radius of the Hyatt Place Charlotte property was 6,375, 61,124 and 166,516, respectively. The average household income within the same radii was $46,530, $65,158 and $82,203, respectively.

Primary regional access through the area is provided by Interstate 85, which extends to Winston-Salem to the north and Greenville, South Carolina, to the south. Interstate 485 is a western, southern, and eastern beltway around the greater Charlotte area. Interstate 77 is another major highway, which provides access to Charleston, West Virginia, to the north and Columbia, South Carolina, to the south. Primary access to the Hyatt Place Charlotte property is provided by Forest Pine Drive. The Hyatt Place Charlotte property is served by the Charlotte Douglas International Airport, which is located approximately six miles to the northwest of the hotel. The Hyatt Place Charlotte property’s neighborhood is defined as the West Arrowood Road/State Road 1138 corridor between Nations Ford Road/State Road 1164 to the east and South Tryon Street/State Highway 49 to the west. The neighborhood is characterized by restaurants, office buildings, and residential areas. Other businesses and entities in the area include the American Red Cross, the Time Warner Cable corporate office, and the Federal Bureau of Investigation. Restaurants located near the Hyatt Place Charlotte property include, Wendy’s, Sonic Drive-In, and Jack in the Box. Hotels near the Hyatt Place Charlotte property include the Courtyard by Marriott, Sonesta ES Suites, MainStay Suites, Holiday Inn Express Hotel & Suites, and Hampton Inn & Suites.

Hyatt Place Dallas

The Hyatt Place Dallas/Park Central property is located in Dallas, Dallas County, Texas, within the Dallas-Fort Worth-Arlington, TX metropolitan statistical area (the “Dallas MSA”). The Dallas economy is diversified, and the city is the leading commercial, marketing, and industrial center of the southwest. Major industries include defense, financial services, information technology and data, life sciences, telecommunications, and transportation. Major companies such as AT&T, JP Morgan Chase, American Airlines, and Texas Instruments maintain a presence in the Metroplex. The healthcare sector is flourishing with new development, and new attractions have opened in Dallas in recent years, increasing the appeal of the Downtown market. Area universities continue to support the market by providing an educated workforce. Other major employers within the Dallas MSA include Walmart Stores, Baylor Health Care System, Texas Health Resources and Bank of America. The 2016 population within a one, three, and five-mile radius of the Hyatt Place Dallas property was 12,307, 148,823 and 389,306, respectively. The average household income within the same radii was $82,864, $84,742 and $91,643, respectively.

Primary regional access routes serving the Dallas/Fort Worth Metroplex include Interstates 20, 30, 35, and 45, as well as U.S. Highways 67, 75, and 287. Interstate 20 traverses the southern sector of the metro area and extends to Abilene and Midland to the west and Shreveport, Louisiana, to the east. Interstate 30 commences in west Fort Worth and, after serving as a major east/west route through the metro area, extends in a northeasterly direction to Greenville and Texarkana. Interstate 35 divides into eastern and western sections when passing through the Dallas and Fort Worth metro area. Interstate 45 commences near Downtown Dallas and extends in a southeasterly direction, providing access to the Houston metropolitan area. Primary access to the Hyatt Place Dallas property is provided by Churchill Way. The Hyatt Place Dallas property is served by the Dallas-Fort Worth International Airport and the Dallas Love Field airport, which is located approximately 15 miles west and approximately seven miles southwest of the hotel, respectively. The Hyatt Place Dallas property’s neighborhood is generally defined by Spring Valley Road to the north, Hillcrest Road to the west, Forest Lane to the south, and Greenville Avenue to the east. The neighborhood is characterized by office buildings, hotels, gas stations, retail shopping centers, and restaurants along the primary thoroughfares, with residential areas located along the secondary roadways. Other businesses and entities in the area include Texas Instruments, Credit Union of Texas, and Chase Bank. Restaurants located near the subject property include Jack in the Box, In-N-Out Burger, and Benihana. Hotels near the Hyatt Place Dallas property include Wyndham Dallas Suites Park Central, Best Western Plus Dallas Hotel & Conference Center, and Westin Dallas Park Central.

Hyatt Place Alpharetta

The Hyatt Place Alpharetta property is located in Alpharetta, Fulton County, Georgia, within the Atlanta-Sandy Springs-Roswell, GA metropolitan statistical area (the “Atlanta MSA”). Alpharetta is located in Fulton and Forsyth Counties, less than 25 miles north of Atlanta, Georgia. The Atlanta metropolitan area boasts numerous headquarter offices of Fortune 100, 500 and 1,000 companies, including United Parcel Service, Coca-Cola Company, Georgia-Pacific, The Home Depot, Delta Air Lines, The Southern Company, Equifax, and AT&T Mobility. The Alpharetta economy has enjoyed strengthening and economic expansion in recent years, which stems from the diversity of key industries. Technology-related commerce continues to be an economic driver, as companies such as Hewlett-Packard, Verizon Wireless, ADP Inc., and McKesson Corporation maintain a presence in the market. The 2016 population within a one, three, and five-mile radius of the Hyatt Place Alpharetta property was 5,226, 74,856 and 193,094, respectively. The average household income within the same radii was $80,815, $97,401 and $114,471, respectively.

Primary regional access through the area is provided by Interstate 285, which is a beltway around the city of Atlanta and provides access to Tucker to the east and Smyrna to the west. U.S. Highway 19, also known as State Route 400, is another major highway, extending to Gainesville to the north and Atlanta to the south. Primary access to the Hyatt Place Alpharetta property is provided by a public access road that is accessible via North Point Parkway. The Hyatt Place Alpharetta property is served by the Hartsfield-Jackson

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HYATT PLACE PORTFOLIO

Atlanta International Airport, which is located approximately 26 miles to the southwest of the hotel. The Hyatt Place Alpharetta property’s neighborhood is defined as the commercial corridor along North Point Parkway between Mansell Road to the southwest and Haynes Bridge Road to the northeast. The neighborhood is characterized by retail shopping centers, North Point regional mall, restaurants, and office buildings. Other businesses and entities in the area include the Verizon Wireless Corporate Office, The Hartford Group, and Rolta. Restaurants located near the Hyatt Place Alpharetta property include Jason’s Deli, P.F. Chang’s, Atlantic Seafood, and Chili’s Bar & Grill. Hotels near the Hyatt Place Alpharetta property include Hilton Garden Inn, Hampton by Hilton, and Holiday Inn Express Hotel & Suites.

Hyatt Place Topeka

The Hyatt Place Topeka property is located in Topeka, Shawnee County, Kansas, within the Topeka, KS metropolitan statistical area (the “Topeka MSA”). Topeka is the capital city of the U.S. state of Kansas and the county seat of Shawnee County. The market benefits from a well-established and diverse economy. The area continues to be anchored by healthcare, education, government, manufacturing, insurance, and financial-services sectors. As the home of three major hospitals, Topeka currently serves as a regional healthcare center for northeastern Kansas. Additionally, Topeka is home to the nationally ranked Washburn University, as well as several technical programs at the high school and collegiate level, which contribute to the workforce and support manufacturing growth. Major employers in the Topeka MSA include the State of Kansas, Stormont-Vail Healthcare, Topeka USD, St. Francis Health Center and Goodyear Tire & Rubber Company. The 2016 population within a one, three and five-mile radius of the Hyatt Place Topeka property was 2,166, 32,178 and 90,694, respectively. Average household income within the same radii was $58,304, $65,515 and $65,361, respectively.

Primary regional access through the area is provided by Interstate 70, which extends to Salina to the west and Kansas City to the east. Interstate 335/Kansas Turnpike connects Topeka to cities to the southwest such as Emporia and Wichita. U.S. Highway 75 is another major highway, which provides access to such cities as Omaha, Nebraska, to the north and Independence to the south. Primary access to the Hyatt Place Topeka property is provided by Tallgrass Lane. The Hyatt Place Topeka property is served by the Kansas City International Airport, which is located approximately 50 miles to the northeast of the hotel. The neighborhood is characterized by a state park, a museum, office buildings, restaurants, retail shops, a hotel, and single-family residences. Some specific businesses and entities in the area include the Kansas Museum of History, the Pioneer Mother Memorial, Saint Francis Medical Clinic, Kansas Electric Power Cooperative Inc., and Security Benefit. Restaurants located near the Hyatt Place Topeka property include Red Robin Gourmet Burgers, Hooters, and Burger King. Hotels near the Hyatt Place Topeka property include the Holiday Inn Express Hotel & Suites Topeka West I-70 Wanamaker, Comfort Suites and Sleep Inn & Suites I-70 at Wanamaker.

Hyatt Place Roanoke

The Hyatt Place Roanoke property is located in Roanoke, Roanoke County, Virginia, within the Roanoke, VA metropolitan statistical area (the “Roanoke MSA”). Roanoke is the largest municipality in Southwest Virginia and represents a major center for transportation, distribution, trade, manufacturing, health care, entertainment, recreation, attractions, and conventions. Major companies such as Advanced Auto Parts, Wells Fargo, and All State maintain a presence in Roanoke, while multiple universities and hospitals further support the local economy. Other major employers include Carilion Clinic, Volvo Trucks North American, HCA Virginia Health System and Norfolk Southern Corporation. The 2016 population within a one, three, and five-mile radius of the Hyatt Place Roanoke property was 6,522, 68,758 and 137,086, respectively. The average household income within the same radii was $46,872, $49,847 and $56,913, respectively.

Primary regional access through the area is provided by Interstate 81, which extends to Cloverdale to the east and Christiansburg to the west. Interstate Highway 581 is another major highway, which traverses the city and terminates at its intersection with Interstate 81. Interstate 581 changes to U.S. Highway 220 south of the downtown Roanoke area and provides access to Martinsville, Virginia, and Greensboro, North Carolina. Primary access to the Hyatt Place Roanoke property is provided by Valley View Boulevard. The Hyatt Place Roanoke property is served by the Roanoke-Blacksburg Regional Airport, which is located less than one-mile north of the hotel. Roanoke is known for its many festivals, including its Chili Cook-Off, Local Colors Festival, Henry Street Festival, and Strawberry Festival. The neighborhood is characterized by restaurants, office buildings, and retail shopping centers along the primary thoroughfares, with residential areas located along the secondary roadways. Some specific businesses and entities in the area include Valley View Mall, Sam’s Club, and Ashley Furniture. Restaurants located near the Hyatt Place Roanoke property include Red Palace, Applebee’s, and T.G.I. Friday’s. Hotels near the Hyatt Place Roanoke property include the Hampton Inn & Suites, Best Western Plus, and Comfort Inn.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HYATT PLACE PORTFOLIO

The following table presents certain information relating to the Hyatt Place Portfolio Properties historical penetration rates, occupancy, ADR and RevPAR:

Historical Penetration Rates(1)

	TTM November 2014			TTM November 2015			TTM November 2016
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Hyatt Place Greenville	117.7%	95.1%	112.0%	94.8%	99.8%	94.6%	105.3%	100.9%	106.3%
Hyatt Place Charlotte	111.2%	103.7%	115.3%	98.8%	104.8%	103.6%	100.4%	104.7%	105.1%
Hyatt Place Dallas	120.4%	108.6%	130.7%	111.7%	100.1%	111.8%	113.9%	100.8%	114.9%
Hyatt Place Alpharetta	93.3%	95.4%	89.0%	88.2%	96.6%	85.3%	95.6%	99.0%	94.6%
Hyatt Place Topeka	101.0%	99.9%	100.9%	88.7%	102.7%	91.1%	98.7%	103.5%	102.2%
Hyatt Place Roanoke	113.1%	101.0%	114.2%	98.3%	103.7%	101.9%	103.4%	102.1%	105.6%

(1)	Information obtained from a third party hospitality research report dated December 19, 2016.

Historical Occupancy, ADR and RevPAR(1)

	TTM November 2014			TTM November 2015			TTM November 2016
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Hyatt Place Greenville	80.2%	$91.31	$73.22	68.3%	$106.78	$72.89	76.1%	$112.46	$85.54
Hyatt Place Charlotte	78.9%	$100.70	$79.49	74.7%	$108.87	$81.35	78.3%	$113.10	$88.51
Hyatt Place Dallas	75.7%	$94.14	$71.27	71.5%	$98.97	$70.73	78.1%	$107.66	$84.11
Hyatt Place Alpharetta	69.6%	$103.03	$71.66	66.3%	$115.03	$76.25	71.8%	$125.21	$89.94
Hyatt Place Topeka	69.6%	$94.88	$65.99	61.4%	$102.46	$62.87	70.1%	$106.28	$74.54
Hyatt Place Roanoke	72.7%	$97.08	$70.61	65.4%	$99.46	$65.04	67.0%	$96.63	$64.71
Total/ Weighted Average	74.5%	$96.84	$72.04	67.9%	$105.24	$71.51	73.6%	$110.18	$81.20

(1)	Information obtained from a third party hospitality research report dated December 19, 2016.

The Borrowers. The borrowers comprise six individual single purpose Delaware limited liability companies, each with two independent directors in its organizational structure: AHP H6 Alpharetta, LLC, AHP H6 Topeka, LLC, AHP H6 Dallas, LLC, AHP H6 Roanoke, LLC, AHP H6 Greenville, LLC, and AHP H6 Charlotte, LLC. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Hyatt Place Portfolio Mortgage Loan. William Lee Nelson, American Hospitality Properties Fund I, LLC and American Hospitality Properties Fund III, LLC, the indirect owners of the borrower, are the guarantors of certain nonrecourse carveouts under the Hyatt Place Portfolio Mortgage Loan. William Lee Nelson has prior bankruptcy history. See “Description of the Mortgage Pool-Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Sponsors. The sponsors of the Hyatt Place Portfolio Mortgage Loan are American Hospitality Properties Fund I, LLC, American Hospitality Properties Fund III, LLC (collectively, the “American Hospitality Funds”) and William Lee Nelson. Mr. Nelson manages Phoenix American Hospitality, LLC (“PAH”), which manages the borrowers and the American Hospitality Funds. Mr. Nelson has over 30 years of real estate experience specializing in the acquisition, development and asset management of commercial properties. PAH is an opportunistic hotel fund manager focused on executing a value enhancement strategy and, in addition to its interest in the Hyatt Place Portfolio Properties, currently has ownership interests in three hotels totaling 368 rooms with a market value of approximately $48.0 million.

Escrows. The loan documents provided for upfront escrows in the amount of $378,415 for real estate taxes, $39,553 for deferred maintenance, and $3,557,583 for a PIP reserve. The loan documents also provide for monthly escrows in the amount of $75,683 for real estate taxes. The loan documents do not require monthly escrows for insurance provided that the Hyatt Place Portfolio Properties are insured under an acceptable blanket insurance policy and the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of the insurance premiums when due.

The borrower is required to pay monthly FF&E reserves (A) from the date of origination through the earlier of (i) February 5, 2019, and (ii) the date that the PIP requirements are completed, in an amount equal to the greater of (a) one-twelfth of 2% of gross income and (b) the aggregate amount, if any, required to be reserved under the property management agreement and the franchise agreement and (B) from the earlier of (i) February 6, 2019 and (ii) the date that the PIP requirements are completed and continuing until the stated maturity date, in an amount equal to the greater of (a) one-twelfth of 4% of gross income and (b) the aggregate amount, if any, required to be reserved under the property management agreement and the franchise agreement.

After the occurrence of a Franchise Renewal Trigger Event (see “Lockbox and Cash Management” section), the borrower is required to pay all available excess cash flow into a franchise escrow account and the amounts deposited will be held as additional collateral for the Hyatt Place Portfolio Mortgage Loan.

Lockbox and Cash Management. The Hyatt Place Portfolio Mortgage Loan requires a lender-controlled hard lockbox account, which is already in place. The borrower has directed all tenants to pay their rents and all credit card companies under merchant agreements to pay receipts directly into such lockbox account. Prior to a Cash Management Trigger Event (as defined below), all

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HYATT PLACE PORTFOLIO

funds on deposit in the lockbox account are disbursed to the borrower. During the occurrence and continuance of a Cash Management Trigger Event, funds in the lockbox are transferred daily into the cash management account, where such amounts are applied in accordance with the loan documents. All excess cash flow will be applied as follows: (i) to the franchise renewal reserve account following the occurrence and continuance of a Franchise Renewal Trigger Event; (ii) to the excess cash flow subaccount during a Cash Sweep Event (as defined below) if no Franchise Renewal Trigger Event is in effect; and/or (iii) to the borrower if no Cash Sweep Event or Franchise Renewal Trigger Event is continuing.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of borrower, guarantor or property manager; (iii) a Cash Management DSCR Trigger Event (as defined below); or (iv) the occurrence of a Franchise Renewal Trigger Event (as defined below). A Cash Management Trigger Event will expire, with respect to clause (i) when such event of default has been cured or waived; and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions for the borrower or guarantor and within 120 days for the property manager. Clause (ii) may also be cured when the borrower has replaced the property manager with a qualified property manager acceptable to the lender. Clause (iii) may be cured, once the trailing 12-month amortizing net operating income debt service coverage ratio (based on the current amortization schedule) is greater than 1.30x for two consecutive calendar quarters. Clause (iv) may be cured if the Cash Management Trigger Event is caused solely by the occurrence by a Franchise Renewal Trigger Event (as defined below), which may be cured by the occurrence of the applicable Franchise Renewal Trigger Event Cure (as defined below).

A “Cash Management DSCR Trigger Event” occurs on any date that the amortizing net operating income debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.30x.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of borrower, guarantor or property manager; (iii) a Cash Sweep DSCR Trigger Event (as defined below); or (iv) the occurrence of a Franchise Renewal Trigger Event. A Cash Sweep Event will expire, with respect to clause (i) when such event of default has been cured or waived; and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions for the borrower or guarantor and within 120 days for the property manager. Clause (ii) may also be cured when the borrower has replaced the property manager with a qualified property manager acceptable to the lender. Clause (iii) may be cured, once the trailing 12-month amortizing net operating income debt service coverage ratio (based on the current amortization schedule) is greater than 1.20x for two consecutive calendar quarters. Clause (iv) may be cured if the Cash Management Trigger Event is caused solely by the occurrence by a Franchise Renewal Trigger Event (as defined below), which may be cured by the occurrence of the applicable Franchise Renewal Trigger Event Cure (as defined below).

A “Cash Sweep DSCR Trigger Event” occurs on any date that the amortizing net operating income debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.20x.

Notwithstanding the foregoing, the borrower may terminate a Cash Sweep Event or a Cash Management Trigger Event caused by the occurrence of a Cash Sweep DSCR Trigger Event or Cash Management DSCR Trigger Event, by (A) depositing cash in an amount necessary to cause the imputed debt service coverage ratio as defined in the loan documents based upon the trailing twelve month period immediately preceding the date of such determination to be greater than (i) 1.20x for two consecutive quarters with respect to a Cash Sweep DSCR Trigger Event and (ii) 1.30x for two consecutive quarters with respect to a Cash Management DSCR Trigger Event or (B), provided no event of default exists, delivering an acceptable letter of credit equal to the lender in the amount required to reach the necessary debt service coverage ratio, among other conditions, in lieu of cash.

A “Franchise Renewal Trigger Event” will commence (i) twelve months prior to the applicable expiration date under the franchise agreement; (ii) sixty days following an event of default that gives the franchisor the right to terminate under the franchise agreement; (iii) on the date that any franchise agreement expires or is terminated, canceled or modified without the lender’s consent; (iv) on the date that the franchisor or borrower gives notice of its intention to terminate, cancel, or not extend or renew any franchise agreement; or (v) twelve months prior to the Hyatt Place Portfolio Mortgage Loan’s stated maturity date. A Franchise Renewal Trigger Event will expire, with respect to clause (i), (iii) or (iv), when the borrower has entered into an extension of the existing franchise agreement or a Replacement Franchise Agreement has been executed and all related property improvement requirements have been completed and paid in full (or 120% of the associated property improvement costs have been reserved and the lender has approved the future property improvement plan agreement and budget) and a comfort letter has been delivered, among other conditions. Clause (ii) may be cured when such event of default has been cured. Clause (iv) may also be cured when franchisor and/or borrower rescinds (in writing) its notice electing to terminate, cancel or not renew the franchise agreement and the obligations under the franchise agreement are reaffirmed and certified to be in full force and effect with no defaults. Clause (v) may be cured with respect to each individual property (1) upon an extension of each existing franchise agreement, or (2) once the borrower has entered into a Replacement Franchise Agreement with a Qualified Franchisor, and certain other conditions have been satisfied; provided that in either event, all related property improvement requirements have been completed and paid in full (or 120% of the associated property improvement costs have been reserved and lender has approved the future property improvement plan agreement and budget) and a comfort letter has been delivered, and certain other conditions have been satisfied.

A “Replacement Franchise Agreement” means (i)(a) a franchise, trademark and license agreement with a Qualified Franchisor (as defined below) substantially in the same form and substance as the franchise agreement currently in effect, or (b) a franchise, trademark and license agreement with a Qualified Franchisor, which franchise, trademark and license agreement is in form and substance reasonably acceptable to Lender and (ii) a “comfort letter” from the Qualified Franchisor in form reasonably accepted by the Lender.

A “Qualified Franchisor” means (i) the current franchisor, (ii) Starwood, Hilton, Marriott, Hyatt or International Hotel Group, or affiliates of any of the foregoing entities in (i) or (ii), subject to (i) at the time a new franchise agreement is entered into, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HYATT PLACE PORTFOLIO

proposed franchise being in the same or higher product class that the current franchisor was in at origination according to Smith Travel Research, provided that the borrower has obtained a rating agency confirmation from the rating agencies; or (iii) any other franchisor acceptable to lender in its sole discretion, provided that borrower has obtained a rating agency confirmation from the rating agencies.

Property Management. The Hyatt Place Portfolio Properties is managed by Noble-Interstate Management Group, LLC.

Assumption. The borrower has a right to transfer the Hyatt Place Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, Moody’s and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates.

Partial Release. Following the second anniversary of the closing date and prior to August 6, 2026, the borrowers may obtain the release of an individual property, subject to certain conditions, including (i) no event of default has occurred and is continuing; (ii) payment of the release price in an amount equal to 115% of the released property’s allocated loan amount, together with the applicable yield maintenance or prepayment premium; (iii) the amortizing debt service coverage ratio (based upon the trailing 12-month period immediately preceding the date of such determination) with respect to the remaining properties will be no less than the greater of (a) 1.78x and (b) the amortizing debt service coverage ratio immediately prior to the release; and (iv) the loan to value ratio with respect to the remaining properties, after giving effect to the release and based on current appraisals, will be no greater than the lesser of (a) a loan to value ratio of the individual properties subject to the Hyatt Place Portfolio Mortgage Loan immediately prior to the release (based on of the outstanding principal balance to the aggregate original appraised values of such properties) and the then outstanding principal balance of the individual properties subject to the Hyatt Place Portfolio Mortgage Loan prior to the release, and (b) the loan to value ratio of the individual properties subject to the Hyatt Place Portfolio Mortgage Loan immediately prior to the release (based on current appraisals and the then outstanding principal balance). The term “original appraised value” and “allocated loan amount” as used in this paragraph means the aggregate appraised value as set forth under the chart headings “As-Is Appraised Value” and “Allocated Cut-off Date Balance” , respectively, in “The Properties” section above.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Hyatt Place Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – McLean Data Center Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Other
Original Principal Balance:	$51,000,000			Specific Property Type:	Data Center
Cut-off Date Balance:	$51,000,000			Location:	McLean, VA
% of Initial Pool Balance:	[8.0]%			Size:	127,796 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$399.07
Borrowers:	DCII-1755-1757 Old Meadow Road, LLC; DCII-1764A Old Meadow Road, LLC			Year Built/Renovated:	1966/1998, 1991/1998
Sponsor:	Carter Validus Mission Critical REIT II, Inc.			Title Vesting:	Fee
Mortgage Rate:	4.570%			Property Manager:	Carter Validus Real Estate Management Services II, LLC
Note Date:	November 23, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	December 11, 2021			2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	60 months			Current Occupancy (As of):	100.0% (11/14/2016)
Seasoning:	3 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$5,493,561 (12/31/2013)
Call Protection:	L(27),D(29),O(4)			3rd Most Recent NOI (As of):	$5,484,223 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$5,700,593 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$5,851,127 (Annualized 9 9/30/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$7,292,181
				U/W Expenses:	$1,524,866
				U/W NOI:	$5,767,315
				U/W NCF:	$5,482,965
Escrows and Reserves(1):				U/W NOI DSCR:	2.44x
				U/W NCF DSCR:	2.32x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.3%
Taxes	$70,962	$70,958	NAP	U/W NCF Debt Yield:	10.8%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$85,000,000
Replacement Reserves	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 2, 2016
Deferred Maintenance	$408,431	$0	NAP	Cut-off Date LTV Ratio:	60.0%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	60.0%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “McLean Data Center Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering two adjacent data center buildings located in McLean, Virginia (the “McLean Data Center Portfolio Properties”). The McLean Data Center Portfolio Mortgage Loan was originated on November 23, 2016 by Wells Fargo Bank, National Association. The McLean Data Center Portfolio Mortgage Loan had an original principal balance of $51,000,000, has an outstanding principal balance of $51,000,000 as of the Cut-off Date and accrues interest at an interest rate of 4.570% per annum. The McLean Data Center Portfolio Mortgage Loan had an initial term of 60 months, has a remaining term of 57 months as of the Cut-off Date and requires interest-only payments. The McLean Data Center Portfolio Mortgage Loan matures on December 11, 2021.

Following the lockout period, the borrower has the right to defease the McLean Data Center Portfolio Mortgage Loan in whole, but not in part, on any date before September 11, 2021. In addition, the McLean Data Center Portfolio Mortgage is prepayable without penalty on or after September 11, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MCLEAN DATA CENTER PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$51,000,000	58.9%	Purchase price	$85,000,000	98.2%
Sponsor’s new cash contribution	35,552,385	41.1	Reserves	479,393	0.6
			Closing costs	1,072,992	1.2
Total Sources	$86,552,385	100.0%	Total Uses	$86,552,385	100.0%

The Properties. The McLean Data Center Portfolio Properties comprise two, two-story data centers (the Roosevelt building and the Polk Annex building), which total approximately 127,796 square feet and are located across the street from each other in McLean, Virginia.

The Roosevelt building, which was constructed in 1966 and renovated in 1998, contains approximately 65,794 square feet and features 45,450 square feet of raised floor space. The Polk Annex building, which was constructed in 1991 and renovated in 1998, contains approximately 62,002 square feet and features 40,000 square feet of raised floor space. Raised floor space is important for a data center as it promotes energy efficiency, design flexibility, cost-effectiveness and most importantly, creates open space for the mechanical, electrical and cooling infrastructure.

The Roosevelt building is 100.0% occupied by Level 3 Communications (“Level 3”), which has been a tenant since 1998 and has a lease expiration date of April 30, 2033. Level 3 (rated ‘B2’/’BB’ by Moody’s/S&P) also guarantees its lease. Level 3 is an international facilities-based provider of a broad range of integrated communications services. Level 3 has created an international communications network by constructing its own assets and through a combination of purchasing companies and purchasing or leasing facilities. On October 31, 2016, CenturyLink, Inc. (“CenturyLink”) (rated ‘Ba2’/’BB’ by Moody’s/S&P) announced the acquisition of Level 3 in a transaction expected to close in the third quarter of 2017. The acquisition has been approved by boards of both companies, and is expected to increase the CenturyLink network by approximately 200,000 fiber route miles, including 64,000 fiber route miles in more than 350 metropolitan areas and 33,000 subsea fiber route miles, which connect multiple continents. With the acquisition of Level 3, CenturyLink became the second largest wireline telecommunications company in the United States, operating more than 55 data centers throughout North America, Europe and Asia.

The Polk Annex building is 100.0% occupied by PAETEC Communications (“PAETEC”), which has been a tenant since 2012 and has a lease expiration of March 31, 2024. PAETEC’s lease is guaranteed by PAETEC Holding Corp. PAETEC is a wholly owned subsidiary of Windstream Holdings, Inc. (“Windstream”), a leading provider of internet protocol-based voice and data, telecommunications networking, data center, cloud computing and managed hosting services, and is the ninth largest Ethernet provider in the U.S. Windstream also recently announced a $1.1 billion transaction to merge with EarthLink Holdings Corp. (“EarthLink”), which will result in an extensive national footprint spanning approximately 145,000 fiber route miles and provide advanced network connectivity, managed services, voice, internet and other value-added services. The merger is expected to close in the first half of 2017.

The McLean Data Center Portfolio Properties are critically important to Level 3 and PAETEC’s overall network infrastructure. In fact, the largest component of email traffic in the region moves through the Roosevelt building due to Level 3’s tenancy. With over 570 strands of fiber, there are three different trunk lines branching to Baltimore, Philadelphia and Richmond. The McLean Data Center Portfolio Properties benefit from their strategic location near one of the first large network access and internet exchange points, referred to as Metropolitan Area Exchange–East, which was once estimated to have trafficked over half of the world’s internet activity.

Uptime Institute, Inc. (“Uptime Institute”) is an unbiased advisory organization focused on improving the performance, efficiency, and reliability of business critical infrastructure through innovation, collaboration, and independent certifications. Uptime Institute developed a tiered classification approach for data centers to address the need for a common benchmarking standard. According to Uptime Institute, data centers are divided into four tiers, based on the load capacity and redundancy of the facilities. Tier I is the lowest while Tier IV the highest in terms of redundancy and resiliency; and there is a direct correlation between the tier level and the cost to build a data center. The Roosevelt building has Tier II data center qualities with many Tier III attributes, and the Polk Annex building has Tier III data center qualities with many Tier IV attributes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MCLEAN DATA CENTER PORTFOLIO

The following table presents certain information relating to the tenancy at the McLean Data Center Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
PAETEC Communications	NR/NR/B+	62,002	48.5%	$54.24	$3,362,956	52.8%	3/31/2024(2)
Level 3 Communications	BB-/B2/BB	65,794	51.5	$45.62	3,001,337	47.2	4/30/2033
Total Major Tenant		127,796	100.0%	$49.80	$6,364,293	100.0%

Vacant Space		0	0.0%

Collateral Total		127,796	100.0%

(1)	Annual UW Base Rent and Annual UW Base Rent PSF include contractual rent steps of $90,006 ($1.45 PSF) through May 2017 for PAETEC Communications and contractual rent steps of $73,203 ($1.11 PSF) through April 2017 for Level 3 Communications.

(2)	PAETEC Communications has one 5-year lease extension option remaining, exercisable with 12 months’ written notice.

The following table presents certain information relating to the lease rollover schedule at the McLean Data Center Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	2	127,796	100.0%	127,796	100.0%	$6,364,293	100.0%	$49.80
Vacant	0	0	0.0%	127,796	100.0%	$0	0.0%	$0.00
Total/Weighted Average	2	127,796	100.0%			$6,364,293	100.0%	$49.80

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the McLean Data Center Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	11/14/2016
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MCLEAN DATA CENTER PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the McLean Data Center Portfolio Properties:

Cash Flow Analysis

	2013	2014	2015	Annualized 9 9/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,761,799	$5,827,483	$5,981,729	$6,154,625	$6,364,293(1)	87.3%	$49.80
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	983,127	923,776	733,633	687,416	1,246,103	17.1	9.75
Less Vacancy & Credit Loss	0	0	(21,583)	0	(318,215)(2)	(4.4)	(2.49)
Effective Gross Income	$6,744,926	$6,751,259	$6,693,779	$6,842,041	$7,292,181	100.0%	$57.06

Total Operating Expenses	$1,251,365	$1,267,036	$993,186	$990,915	$1,524,866	20.9%	$11.93

Net Operating Income	$5,493,561	$5,484,223	$5,700,593	$5,851,127	$5,767,315	79.1%	$45.13
TI/LC	0	0	0	0	238,200	3.3	1.86
Capital Expenditures	0	0	0	0	46,150	0.6	0.36
Net Cash Flow	$5,493,561	$5,484,223	$5,700,593	$5,851,127	$5,482,965	75.2%	$42.90

NOI DSCR	2.32x	2.32x	2.41x	2.48x	2.44x
NCF DSCR	2.32x	2.32x	2.41x	2.48x	2.32x
NOI DY	10.8%	10.8%	11.2%	11.5%	11.3%
NCF DY	10.8%	10.8%	11.2%	11.5%	10.8%

(1)	U/W Base Rent includes contractual rent steps of $90,006 ($1.45 PSF) through May 2017 for PAETEC Communications and contractual rent steps of $73,203 ($1.11 PSF) through April 2017 for Level 3 Communications.

(2)	The underwritten economic vacancy is 5.0%. The McLean Data Center Portfolio Properties were 100.0% physically occupied as of November 14, 2016.

Appraisal. As of the appraisal valuation date of November 2, 2016, the McLean Data Center Portfolio Properties had an “as-is” appraised value of $85,000,000. The appraiser also concluded to a land value of $49,000,000 and a dark value of $68,000,000, both as of November 2, 2016.

Environmental Matters. According to the Phase I environmental site assessment dated July 27, 2016 there are no recognized environmental conditions at the Roosevelt building. According to the Phase I environmental site assessment dated July 29, 2016, two underground storage tanks (“USTs”) were identified at the Polk Annex building and a Phase II was recommended. In lieu of a Phase II, the borrower purchased a $2.0 million environmental insurance policy with an eight-year term, three years beyond the McLean Data Center Portfolio Mortgage Loan maturity date, to mitigate the risk associated with the USTs. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The McLean Data Center Portfolio Properties are located in Tysons Corner, Virginia, approximately 11.4 miles west of Washington, D.C. and 15.0 miles east of Washington Dulles International Airport. Tysons Corner is the central business district of Fairfax County and contains the second largest concentration of office and retail space in Northern Virginia with over 46.0 million square feet. Tysons Corner is home to the headquarters of multiple Fortune 500 firms including Hilton Worldwide, Freddie Mac, Capital One, and Booz Allen Hamilton. Additionally, a number of technology companies have been attracted to Tysons Corner due to the fact that Northern Virginia accounts for approximately 70% of the world’s internet traffic. Furthermore, Tysons Corner has two super regional malls, Tysons Corner Center and Tysons Galleria, both of which are approximately 1.5 miles west of the McLean Data Center Portfolio Properties. As of 2015, the population within a three- and five-mile radius of the McLean Data Center Portfolio Properties was 106,682 and 269,932, respectively. The estimated average household income within the same three- and five-mile radii was $177,077 and $176,908, respectively.

According to a third party market research firm, the top five data center markets in the United States are (1) Northern Virginia/Washington D.C., (2) Silicon Valley/San Francisco Bay Area, (3) Greater New York/Northern New Jersey, (4) Chicago, and (5) Dallas/Fort Worth. There are primarily three types of telecommunications infrastructure buildings: (a) data centers, such as the Bloomberg Data Center in Orangeburg, New York, which are physical locations designed to store redundant copies of data that can be continuously updated, (b) telecommunications facilities, such as One Wilshire in Los Angeles, which are used primarily for switching and connecting two or more parties, but can support data storage and (c) carrier-neutral hotels, such as the McLean Data Center Portfolio Properties, which provide both of these services, typically on a multi-tenant basis – carrier-neutral hotels allow any fiber carrier to connect into the facility and to connect to other third parties in the facility.

According to the appraiser, the competitive “data center” (used generically to refer to all three types of buildings) market is more national in scale, as users are more interested in the available infrastructure and layout of a data center asset rather than its specific location. The lease rates for this type of space vary based on the infrastructure of the building, the availability of power in the building and the cost of power in the market (power is one of the key occupancy expense drivers for data center tenants), and the connectivity available in the building. Rental rates for turnkey space are well in excess of typical rents for other types of real estate. The appraiser analyzed recent leases negotiated in competitive turnkey data centers, which averaged approximately $54.38 per square foot, triple-net.

The Borrowers. The borrowers are DCII-1755-1757 Old Meadow Road, LLC and DCII-1764A Old Meadow Road, LLC, each of which is a Delaware limited liability company with one independent director. Legal counsel to the borrowers delivered a non-consolidation

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MCLEAN DATA CENTER PORTFOLIO

opinion in connection with the origination of the McLean Data Center Portfolio Mortgage Loan. Carter Validus Operating Partnership II, LP is the guarantor of certain nonrecourse carveouts under the McLean Data Center Portfolio Mortgage Loan.

The Sponsor. The sponsor is Carter Validus Mission Critical REIT II, Inc. (“Carter Validus”), a publicly registered, non-traded REIT which employs a unique mission critical investment strategy with a focus on data centers and healthcare properties, preferably with long-term net leases to investment grade and other creditworthy tenants. Carter Validus’ portfolio currently comprises 20 data centers and 66 healthcare properties.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $70,962 for real estate taxes and $408,431 for deferred maintenance.

The loan documents provide for ongoing monthly escrows of $70,958 for real estate taxes. The loan documents do not require ongoing monthly escrows for replacement reserves or tenant improvements and leasing commissions as long as (i) no event of default has occurred or is continuing and (ii) the debt service coverage ratio is at least 1.25x based on a 30-year amortization schedule. The loan documents do not require ongoing monthly escrows for insurance premiums as long as the borrower provides the lender with evidence that the McLean Data Center Portfolio Properties are insured via an acceptable blanket insurance policy and such policy is in full force and effect.

Lockbox and Cash Management. The McLean Data Center Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenants to pay their rents directly to such lockbox account. The McLean Data Center Portfolio Mortgage Loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds are required to be distributed to the borrower. During a Cash Trap Event Period, all excess funds are required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.25x, and (iii) either Level 3 or PAETEC failing to occupy its respective space, failing to be open for business, filing for bankruptcy or similar insolvency, terminating or canceling its lease. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the debt service coverage ratio being at least 1.25x for two consecutive calendar quarters; or, with respect to clause (iii), upon such time as Level 3 or PAETEC, as applicable, resumes its normal business operations in its entire space for two consecutive calendar quarters, or the lender has received one or more satisfactory replacement tenants who are in occupancy and paying full unabated rent and all tenant improvement costs and leasing commissions provided have been paid.

Property Management. The McLean Data Center Portfolio Properties is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the McLean Data Center Portfolio Properties provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, Fitch, Moody’s and S&P that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The McLean Data Center Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the McLean Data Center Portfolio Properties, as well as loss of rents and/or business interruption insurance for a period no less than 24 months following the occurrence of a casualty event together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – International Paper Global HQ

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Office
Original Principal Balance:	$38,350,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$38,350,000			Location:	Memphis, TN
% of Initial Pool Balance:	[6.0]%			Size:	214,060 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$179.16
Borrower:	AGNL Pulp, L.L.C.			Year Built/Renovated:	2002/NAP
Sponsors:	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.			Title Vesting(3):	Fee
Mortgage Rate:	4.740%			Property Manager:	Highwoods Realty Limited Partnership
Note Date:	December 12, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	January 11, 2027			2nd Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	60 months			Most Recent Occupancy (As of):	100.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (3/1/2017)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(4):	NAV
Call Protection:	L(26),GRTR 1% or YM(90),O(4)			3rd Most Recent NOI(4):	NAV
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI(4):	NAV
Additional Debt(1):	Yes			Most Recent NOI(4):	NAV
Additional Debt Type(1):	Unsecured Debt; Future Mezzanine
				U/W Revenues:	$5,849,219
				U/W Expenses:	$1,675,412
				U/W NOI:	$4,173,807
				U/W NCF:	$3,643,261
				U/W NOI DSCR:	1.74x
Escrows and Reserves(2):				U/W NCF DSCR:	1.52x
				U/W NOI Debt Yield:	10.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.5%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$58,270,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 20, 2016
Replacement Reserves	$0	Springing	$64,218	Cut-off Date LTV Ratio:	65.8%
TI/LC Reserve	$3,662,738	$53,515	$3,210,900	LTV Ratio at Maturity or ARD:	60.5%

(1)	See “Subordinate and Mezzanine Indebtedness” and “Additional Indebtedness” sections.

(2)	See “Escrows” section.
(3)	See “PILOT” section.

(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “International Paper Global HQ Mortgage Loan”) is evidenced by a single promissory note secured by the fee interest in a suburban office building located in Memphis, Tennessee (the “International Paper Global HQ Property”). The International Paper Global HQ Mortgage Loan was originated on December 12, 2016 by Wells Fargo Bank, National Association. The International Paper Global HQ Mortgage Loan had an original principal balance of $38,350,000, has an outstanding principal balance of $38,350,000 as of the Cut-off Date and accrues interest at an interest rate of 4.740% per annum. The International Paper Global HQ Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments during the first 60 payment periods, followed by payments of principal and interest based on a 30-year amortization schedule. The International Paper Global HQ Mortgage Loan matures on January 11, 2027.

Following the lockout period, the borrower has the right to prepay the International Paper Global HQ Mortgage Loan in whole, but not in part, on any date before October 11, 2026 provided the borrower pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the International Paper Global HQ Mortgage Loan is prepayable without penalty on or after October 11, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INTERNATIONAL PAPER GLOBAL HQ

Sources and Uses

Sources			Uses
Original loan amount	$38,350,000	61.5%	Purchase price	$58,250,000	93.5%
Sponsor’s new cash contribution	23,957,766	38.5	Reserves	3,662,738	5.9
			Closing costs	395,028	0.6
Total Sources	$62,307,766	100.0%	Total Uses	$62,307,766	100.0%

The Property. The International Paper Global HQ Property consists of the fee interest in a 10-story, class A office building totaling approximately 214,060 square feet and located in Memphis, Tennessee. The International Paper Global HQ Property was constructed as a built-to-suit in 2002 for International Paper Company (“International Paper”) and serves as a portion of the company’s global headquarters campus. Founded in 1898, International Paper is a leading global producer of renewable fiber-based packaging, pulp and paper products. International Paper employs approximately 53,000 people throughout 24 countries and is headquartered in Memphis. International Paper is the largest paper company in the world, with manufacturing operations in North America, Europe, Latin America, Russia, Asia, and North Africa.

International Paper has been a major tenant in the Memphis market since 1986, when the company moved its operational headquarters from Manhattan to Memphis. In 2005, International Paper relocated its global headquarters from Stamford, Connecticut to Memphis. The International Paper Global HQ Property is part of International Place, a four-building office campus that serves as International Paper’s global headquarters. Within International Place, International Paper occupies all of Tower I, Tower III (the International Paper Global HQ Property) and Tower IV and occupies approximately 20,800 square feet at Tower II. The International Paper Global HQ Property houses amenities used by International Paper employees in Towers I, II and IV, including a cafeteria, gym and boardrooms, and is also where the company’s executive offices are located.

In 2013, International Paper executed an early lease extension for the International Paper Global HQ Property, committing to an additional 10 years beyond its then-current lease term, with the extension commencing in 2017 and expiring April 30, 2027. Over the last 10 years, International Paper has spent approximately $7.3 million ($34 per square foot) improving the International Paper Global HQ Property, including approximately $5.3 million in 2006 to remodel the entire second floor and part of the third floor for executive offices, and $900,000 in 2015 to upgrade the building restaurant, Tree Top Café.

The International Paper Global HQ Property contains 630 surface and garage parking spaces, equating to a parking ratio of 2.9 spaces per 1,000 square feet of rentable area. The International Paper Global HQ Property has been 100.0% occupied by International Paper since 2002. As of March 1, 2017, the International Paper Global HQ Property was 100.0% occupied.

The following table presents certain information relating to the tenancy at the International Paper Global HQ Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
International Paper	NR/Baa2/BBB(2)	214,060	100.0%	$20.94	$4,481,661	100.0%	4/30/2027(3)
Total Major Tenant		214,060	100.0%	$20.94	$4,481,661	100.0%

Vacant Space		0	0.0%

Collateral Total		214,060	100.0%

(1)	Annual UW Base Rent and Annual UW Base Rent PSF represent International Paper’s average rent over the term of the International Paper Global HQ Mortgage Loan. As of March 1, 2017, International Paper’s current rental rate is $19.21 per square foot.

(2)	The entity on the lease is International Paper Company, which is the rated entity.

(3)	International Paper has three, five-year lease extension options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INTERNATIONAL PAPER GLOBAL HQ

The following table presents certain information relating to the lease rollover schedule at the International Paper Global HQ Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	1	214,060	100.0%	214,060	100.0%	$4,481,661	100.0%	$20.94
Thereafter	0	0	0.0%	214,060	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	214,060	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	214,060	100.0%			$4,481,661	100.0%	$20.94

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the International Paper Global HQ Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	3/1/2017(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from a third party market research firm.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the International Paper Global HQ Property:

Cash Flow Analysis(1)

	U/W(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,481,661	76.6%	$20.94
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	1,591,642	27.2	7.44
Less Vacancy & Credit Loss	(224,083)(3)	(3.8)	(1.05)
Effective Gross Income	$5,849,219	100.0%	$27.33

Total Operating Expenses	$1,675,412	28.6%	$7.83

Net Operating Income	$4,173,807	71.4%	$19.50
TI/LC	487,734	8.3	2.28
Capital Expenditures	42,812	0.7	0.20
Net Cash Flow	$3,643,261	62.3%	$17.02

NOI DSCR	1.74x
NCF DSCR	1.52x
NOI DY	10.9%
NCF DY	9.5%

(1)	Historical cash flows are not available for the International Paper Global HQ Property, as it is a single-tenanted building and financials were not provided by the seller.

(2)	Underwritten cash flow assumes the abated tax from the PILOT program (see “PILOT“ section). The International Paper lease is triple net, therefore, the taxes following the PILOT period will be paid by International Paper. The unabated taxes are estimated to be approximately $1,383,668 once the PILOT program ends in 2030.

(3)	The underwritten economic vacancy is 5.0%. The International Paper Global HQ Property was 100.0% physically occupied as of March 1, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INTERNATIONAL PAPER GLOBAL HQ

Appraisal. As of the appraisal valuation date of October 20, 2016, the International Paper Global HQ Property had an “as-is“ appraised value of $58,270,000.

Environmental Matters. According to the Phase I environmental site assessment dated August 31, 2016, there are no recognized environmental conditions at the International Paper Global HQ Property.

Market Overview and Competition. The International Paper Global HQ Property is located in Memphis, Tennessee, approximately 11.9 miles east of the Memphis central business district, 11.9 miles northeast of Memphis International Airport, and 1.2 miles east of Interstate 240, a major six-lane thoroughfare that encompasses Memphis. The International Paper Global HQ Property benefits from its proximity to retail amenities within the area, including Ridgeway Trace (approximately 0.8 miles west of the International Paper Global HQ Property), which includes national tenants Target, PetSmart, Best Buy and Capital Grille. Additionally, there are several nearby hotels including Marriott, Homewood Suites, Residence Inn, Courtyard, Hyatt Place, La Quinta Inn, and Four Points. The estimated 2016 population within a three-, and five-mile radius of the International Paper Global HQ Property was 66,930, and 227,496, respectively. The estimated 2016 average household income within the same radii was $93,594, and $81,173, respectively.

The International Paper Global HQ Property is located in the East submarket of Memphis. Several major Fortune 500 companies occupy office space within the submarket, including ServiceMaster, SunTrust Bank, Regions, Kroger (Delta Division Headquarters), UBS Financials, Marsh USA, and FedEx. FedEx is the largest employer in Memphis, employing approximately 32,000 employees, and the city is home to its global headquarters. In May 2016, FedEx opened a new state-of-the-art temperature-controlled facility and heavyweight pickup and delivery operation at its world hub at the Memphis International Airport. The 82,990 square foot facility was designed to protect the integrity of temperature-sensitive goods, which is heavily influenced by the biopharma industrial sector as well as the life sciences sector and other perishable industries. The Memphis International Airport is the largest air-cargo airport in the world, and cargo volume has consistently increased year-over-year nearly every year since 2009. Overall, cargo volume increased approximately 18.0% from 2004 through 2014.

According to a third party market research report, as of the fourth quarter of 2016 the Memphis office market contained approximately 52.0 million square feet of inventory across 2,865 buildings with a reported vacancy rate of 10.5%. The Memphis class A office market contained approximately 11.9 million square feet across 91 buildings with a reported vacancy rate of 7.9%. The International Paper Global HQ Property is located in the East office submarket of Memphis, which accounts for approximately one-third of the overall MSA’s class A office space and benefits from access to major roadways and a well-educated workforce. As of the fourth quarter of 2016, the East office submarket comprised 544 buildings totaling 13.6 million square feet with a reported vacancy rate of 8.8%. For the same period, the East class A office submarket comprised 31 buildings totaling 3.9 million square feet with a reported vacancy rate of 3.1%. The appraiser concluded to a market rent of $19.06 per square foot, triple net, which is in-line with International Paper’s current rental rate (as of March 1, 2017) of $19.21 per square foot, triple net.

The following table presents certain information relating to comparable office leases for the International Paper Global HQ Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Crescent Center Memphis, TN	1986/2001	9	335,811	98%	0.7 miles	Deloitte	February 2015 / 7.0 Yrs	10,928	$28.75	FSG
Renaissance Center Memphis, TN	2000/NAP	8	191,000	100%	0.5 miles	FedEx	July 2015 / 10.0 Yrs	10,490	$25.82	FSG
Triad Centre III Memphis, TN	2009/NAP	7	147,982	97%	0.6 miles	KPMG	January 2015 / 10.0 Yrs	7,296	$27.50	FSG
999 S Shady Grove Rd. Memphis, TN	2008/NAP	6	150,571	100%	0.7 miles	Jackson Lewis	March 2015 / 5.0 Yrs	6,738	$30.50	FSG
International Place II Memphis, TN	1988/NAP	10	208,000	90%	0.1 miles	Confidential	March 2016 / 5.0 Yrs	3,082	$28.50	FSG
Forum I Memphis, TN	2003/NAP	8	16,831	95%	0.6 miles	Adams Keegan	July 2015 / 7.0 Yrs	18,965	$23.50	FSG

(1)	Information obtained from the appraisal.

The Borrower. The borrower is AGNL Pulp, L.L.C., a Delaware limited liability company structured to be bankruptcy-remote, with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the International Paper Global HQ Mortgage Loan. AG Net Lease III Corp. and AG Net Lease III (SO) Corp. are the guarantors of certain nonrecourse carveouts under the International Paper Global HQ Mortgage Loan.

The Sponsors. The sponsors are AG Net Lease III Corp. and AG Net Lease III (SO) Corp., subsidiaries of Angelo, Gordon & Co., L.P. (“Angelo Gordon”). Founded in 1988, Angelo Gordon is a privately-held registered investment advisor dedicated to alternative investing that currently has over $26.0 billion in assets under management. The sponsors are entities of Angelo Gordon’s third net lease fund, which focuses on sale-leaseback transactions for single-tenant properties pursuant to leases covering at least 15-20 years located primarily throughout the United States.

Escrows. The loan documents provide for an upfront escrow at closing in the amount of $3,662,738 for tenant improvements and leasing commissions (“TI/LCs”). Commencing in February 2022, the loan documents require monthly escrows of $53,515 for TI/LCs

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INTERNATIONAL PAPER GLOBAL HQ

(subject to a cap of $3,210,900). The loan documents require springing monthly escrows of $3,568 for replacement reserves (subject to a cap of $64,218), which will recommence upon the replacement reserve being less than $42,812. Monthly replacement reserve escrows will commence upon the earlier of (i) Cash Trap Event Period (as defined below) (ii) the International Paper lease not being in full force and effect, or (iii) any maintenance obligation identified in the property condition report not being repaired.

The loan documents do not require ongoing monthly escrows for real estate taxes if (I) the Ground Lease (see “PILOT“ section) is in full force and effect, so long as (i) no event of default has occurred or is continuing; (ii) there is no default under the Ground Lease; (iii) the borrower or International Paper makes all PILOT payments as required by the Ground Lease and borrower provides lender with proof of payment; (iv) the borrower has not received notice that it is required to pay taxes; and (v) the borrower or International Paper makes any additional ground rent payments as required by the Ground Lease and provides lender with proof of payments; or (II) if the Ground Lease is no longer in full force and effect, then so long as (A)(i) no event of default has occurred or is continuing; (ii) the International Paper lease is in full force and effect; (iii) International Paper pays all taxes; and (iv) International Paper pays all taxes and the borrower provides lender with proof of payment; or (B)(i) no event of default has occurred or is continuing and (ii) the borrower has paid all taxes and provides lender with proof of payment.

The loan documents do not require ongoing monthly escrows for insurance premiums so long as (A)(i) no event of default has occurred or is continuing, (ii) the International Paper Global HQ Property is insured via an acceptable blanket insurance policy, (iii) the borrower maintains all other insurance required under Ground Lease and tenant lease, and (iv) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums , or (B) if the tenant is required to obtain and maintain the insurance, (i) no event of default has occurred or is continuing, (ii) the International Paper lease is in full force and effect, (iii) the policies maintained by International Paper are approved by the lender and the policies are in full force and effect, and (iv) International Paper provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums.

Lockbox and Cash Management. The International Paper Global HQ Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs the tenant to pay its rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period, all excess cash flow is required to be distributed to the borrower. During a Cash Trap Event Period, all excess funds are required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period“ will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio being less than 1.20x for one calendar quarter; (iii) the earliest to occur of International Paper either (x) going dark in 20% or more of its leasable area, (y) vacating 20% or more of its leasable area, or (z) failing to occupy at least 80% of its leasable area; (iv) International Paper filing for or becoming a debtor in bankruptcy, (v) International Paper terminating or canceling its lease beyond applicable cure notice or cure period; or (vi) the date that is 12 months prior to the expiration of the International Paper Global HQ Mortgage Loan maturity date.

A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the debt service coverage ratio being at least 1.25x for one calendar quarter; with respect to clauses (iii), (iv) and (v), upon such time that International Paper resumes its normal business operations in its entire space, or the lender has received a satisfactory replacement tenant for a term not less than the term remaining under the International Paper lease, such replacement tenant is paying full unabated rent, and all TI/LCs provided have been paid and accepted; and with respect to clause (vi), provided no other Cash Trap Event Period has occurred, upon International Paper renewing or extending its lease for its entire space for a term of not less than five years at a net effective rental rate of not less than its current net effective rental rate, or upon one or more satisfactory replacement tenants occupying the entire International Paper space for a lease term of not less than 10 years at a net effective rental rate of not less than International Paper’s current net effective rental rate.

Property Management. The International Paper Global HQ Property is managed by Highwoods Realty Limited Partnership.

Assumption. The borrower has a four-time right to transfer the International Paper Global HQ Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, Fitch, Moody’s and S&P that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The borrower is permitted to incur future mezzanine debt, provided the following conditions are satisfied: (i) a maximum combined loan-to-value ratio of 65.0%; (ii) a minimum combined debt service coverage ratio of 1.20x; (iii) a minimum combined net cash flow debt yield of 8.5%; (iv) the receipt of rating agency confirmation from DBRS, Fitch, Moody’s and S&P that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates; and (v) the execution of an intercreditor agreement acceptable to the lender.

Additional Indebtedness. The International Paper Global HQ Mortgage Loan has unsecured subordinate debt with an original principal balance of $11,650,000 that is not contributed to the WFCM 2017-RC1 transaction. The unsecured subordinate debt was provided by the borrower’s sole member, AGNL Pulp Holdco, L.L.C. (“Subordinate Lender”). There is a subordination and standstill

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INTERNATIONAL PAPER GLOBAL HQ

agreement in place between the lender and the Subordinate Lender. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness“ in the Preliminary Prospectus.

PILOT. The International Paper Global HQ Property benefits from a real estate tax abatement in the form of a payment in lieu of taxes (“PILOT”) program pursuant to the terms of a 15-year ground lease (the “Ground Lease”) with the Economic Development Growth Engine Industrial Development Board of the City of Memphis (“EDGE”) and County of Shelby, Tennessee through 2030. Upon expiration or termination of the Ground Lease, the real estate taxes will revert to fully unabated real estate taxes. As a condition to receipt of the benefits of the PILOT, International Paper is required to (i) retain at least 2,274 employees in Memphis and add 101 new jobs by February 2017, as well as (ii) invest (or cause to be invested) approximately $115.0 million of capital into the International Paper campus. The investment and new job generation requirements have been fully satisfied, and the employee retention requirement is currently satisfied. In the event International Paper Company defaults in fulfilling such job or investment requirements, EDGE may terminate the Ground Lease and PILOT program or reduce the amount of the real estate tax abatement.

The Ground Lease is fully subordinate to the International Paper Global HQ Mortgage Loan and the fee interest in the International Paper Global HQ Property has been pledged by EDGE as security for the International Paper Global HQ Mortgage Loan. Further, the borrower has prepaid a $1,000 purchase option under the Ground Lease, whereby the borrower has the option to purchase the fee interest in the International Paper Global HQ Property at any time during the term of the Ground Lease, subject to certain limitations set forth in the Ground Lease.

Ground Lease. See “PILOT“ section.

Terrorism Insurance. The International Paper Global HQ Mortgage Loan documents require that the “all risk“ insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the International Paper Global HQ Property, subject to a premium cap of two times the insurance premium payable for “all risk“ insurance on a stand-alone basis the time any terrorism coverage is excluded from the policy, as well as loss of rents and/or business interruption insurance for a period no less than 18 months following the occurrence of a casualty event together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Preferred Freezer Vernon

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$33,000,000			Specific Property Type:	Cold Storage
Cut-off Date Principal Balance:	$33,000,000			Location:	Vernon, CA
% of Initial Pool Balance:	[5.2]%			Size:	184,273 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$179.08
Borrowers(1):	Various			Year Built/Renovated:	2007/NAP
Sponsor:	Sherwin Jarol			Title Vesting:	Fee
Mortgage Rate:	4.890%			Property Manager:	Self-managed
Note Date:	December 14, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	January 11, 2027			2nd Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	100.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (3/1/2017)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$3,199,723 (12/31/2013)
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI (As of):	$3,200,043 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$3,196,261 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$3,195,203 (12/31/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$4,188,461
				U/W Expenses:	$883,218
				U/W NOI:	$3,305,243
				U/W NCF:	$3,178,084
				U/W NOI DSCR:	2.02x
Escrows and Reserves(2):				U/W NCF DSCR:	1.94x
				U/W NOI Debt Yield:	10.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.6%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$58,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 12, 2016
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio:	56.9%
TI/LC Reserve	$0	$0	NAP	LTV Ratio at Maturity or ARD:	56.9%

(1)	See “The Borrowers” section.

(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Preferred Freezer Vernon Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a cold storage facility located in Vernon, California (the “Preferred Freezer Vernon Property”). The Preferred Freezer Vernon Mortgage Loan was originated on December 14, 2016 by Wells Fargo Bank, National Association. The Preferred Freezer Vernon Mortgage Loan had an original principal balance of $33,000,000, has an outstanding principal balance as of the Cut-off Date of $33,000,000 and accrues interest at an interest rate of 4.890% per annum. The Preferred Freezer Vernon Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the term of the Preferred Freezer Vernon Mortgage Loan. The Preferred Freezer Vernon Mortgage Loan matures on January 11, 2027.

Following the lockout period, the borrower has the right to defease the Preferred Freezer Vernon Mortgage Loan in whole, but not in part, on any date before October 11, 2026. In addition, the Preferred Freezer Vernon Mortgage Loan is prepayable without penalty on or after October 11, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PREFERRED FREEZER VERNON

Sources and Uses

Sources			Uses
Original loan amount	$33,000,000	100.0%	Loan payoff(1)	$31,191,720	94.5%
			Closing costs	729,028	2.2
			Return of equity	1,079,252	3.3
Total Sources	$33,000,000	100.0%	Total Uses	$33,000,000	100.0%
(1)	The Preferred Freezer Vernon Property was previously securitized in the CWCI 2007-C2 transaction.

The Property. The Preferred Freezer Vernon Property is a one-story, refrigerated/freezer warehouse comprising 184,273 square feet located in Vernon, California on an 8.2-acre site. The Preferred Freezer Vernon Property has been 100.0% occupied by Preferred Freezer Services (“Preferred Freezer”) since 2007. The Preferred Freezer Vernon Property was built in 2007 and comprises approximately 141,667 square feet of freezer space, 31,102 square feet of refrigerated dock area, 7,371 square feet of office space and 4,133 square feet of mechanical space. The Preferred Freezer Vernon Property features 52 feet of clear height in the dock area, 60 feet of clear height in the freezer area and 23 dock-high loading doors. Founded in 1989, Preferred Freezer operates 35 full-service refrigerated warehouse facilities located across the United States totaling in excess of 270.0 million cubic feet, ranking the fourth largest of North American refrigerated warehouse companies in the United States as of April 2015, according to an industry organization. Preferred Freezer’s headquarters is located in Chatham, New Jersey and has more than 1,300 employees with approximately $300.0 million in sales and has expanded internationally with facilities in China and Vietnam. The Preferred Freezer Vernon Property features 99 surface parking spaces, resulting in a parking ratio of 0.5 spaces per 1,000 square feet of rentable area. As of March 1, 2017, the Preferred Freezer Vernon Property is 100.0% occupied.

The following table presents certain information relating to the tenancy at the Preferred Freezer Vernon Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Preferred Freezer	NR/NR/NR	184,273	100.0%	$18.99	$3,499,200	100.0%	2/28/2042(1)
Occupied Collateral Total		184,273	100.0%	$18.99	$3,499,200	100.0%

Vacant Space		0	0.0%

Collateral Total		184,273	100.0%

(1)	Preferred Freezer has two, five-year lease renewal options.

The following table presents certain information relating to the lease rollover schedule at the Preferred Freezer Vernon Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	184,273	100.0%	184,273	100.0%	$3,499,200	100.0%	$18.99
Vacant	0	0	0.0%	184,273	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	184,273	100.0%			$3,499,200	100.0%	$18.99

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PREFERRED FREEZER VERNON

The following table presents historical occupancy percentages at the Preferred Freezer Vernon Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	3/1/2017(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the Preferred Freezer lease.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Preferred Freezer Vernon Property:

Cash Flow Analysis

	2013	2014	2015	2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,240,000	$3,240,000	$3,240,000	$3,240,000	$3,499,200	83.5%	$18.99
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	0	0	0	0	864,221	20.6	4.69
Less Vacancy & Credit Loss	0	0	0	0	(174,960)(1)	(4.2)	(0.95)
Effective Gross Income	$3,240,000	$3,240,000	$3,240,000	$3,240,000	$4,188,461	100.0%	$22.73

Total Operating Expenses	$40,277	$39,957	$43,739	$44,797	$883,218	21.1%	$4.79

Net Operating Income	$3,199,723	$3,200,043	$3,196,261	$3,195,203	$3,305,243	78.9%	$17.94
TI/LC	0	0	0	0	99,518	2.4	0.54
Capital Expenditures	0	0	0	0	27,641	0.7	0.15
Net Cash Flow	$3,199,723	$3,200,043	$3,196,261	$3,195,203	$3,178,084	75.9%	$17.25

NOI DSCR	1.96x	1.96x	1.95x	1.95x	2.02x
NCF DSCR	1.96x	1.96x	1.95x	1.95x	1.94x
NOI DY	9.7%	9.7%	9.7%	9.7%	10.0%
NCF DY	9.7%	9.7%	9.7%	9.7%	9.6%

(1)	The underwritten economic vacancy is 5.0%. The Preferred Freezer Vernon Property was 100.0% physically occupied as of March 1, 2017.

Appraisal. As of the appraisal valuation date of October 12, 2016, the Preferred Freezer Vernon Property had an “as-is” appraised value of $58,000,000. Additionally, the appraisal concluded to a hypothetical “dark value” of $36,200,000.

Environmental Matters. According to a Phase I environmental site assessment dated October 20, 2016, there was no evidence of any recognized environmental conditions at the Preferred Freezer Vernon Property.

Market Overview and Competition. The Preferred Freezer Vernon Property is located in Vernon, California, approximately 6.3 miles southeast of downtown Los Angeles. The Preferred Freezer Vernon Property benefits from its location within a heavily industrialized area 1.4 miles south of Interstate 710 and Interstate 5. The estimated 2015 population within a three- and five-mile radius of the Preferred Freezer Vernon Property was 312,137 and 868,251, respectively, while the estimated 2015 average household income within the same radii was $50,315 and $55,929, respectively.

Additionally, the Preferred Freezer Vernon Property is located 21.2 miles northeast of the Los Angeles International Airport and 21.7 miles north of the Port of Los Angeles. As North America’s leading seaport in terms of container volume and cargo value, the Port of Los Angeles facilitated approximately $270.0 billion in trade during 2015. Port operations and commerce facilitate more than 133,000 jobs in the City of Los Angeles and 479,000 jobs in the five-county Southern California region. In California alone, approximately one million jobs are related to trade through the Port of Los Angeles, which is undergoing a 10-year, $2.6 billion infrastructure investment program to modernize the facilities and increase efficiency.

According to a third-party market research report, the Preferred Freezer Vernon Property is located within the Commerce Area submarket of the Los Angeles industrial market. As of the fourth quarter of 2016, the submarket reported an inventory of 1,690 industrial properties totaling approximately 76.2 million square feet with a 1.9% vacancy rate. According to the appraiser, the market rent estimate for the Preferred Freezer Vernon Property is $17.58 per square foot, triple net, with 3% annual contractual rent increases. At the time of the appraisal, in October 2016, Preferred Freezer had an in-place rent of $17.58 per square foot, triple net; and the tenant’s rent increased to $18.99 per square foot in February 2017. Preferred Freezer’s next contractual rent increase is in 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PREFERRED FREEZER VERNON

The following table presents certain information relating to comparable cold storage leases for the Preferred Freezer Vernon Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Tenant Name	Total SF	Distance to Subject	Clear Height (ft)	Dock Doors	Rent PSF	Lease Type
Preferred Freezer Vernon (Subject) Vernon, CA	2007/NAP	Preferred Freezer	184,273	--	60	23	$18.99	NNN
2307 East 49th Street Vernon, CA	2000/NAP	Sunrise Dairy	57,631	3.7 miles	32	11	$10.92	NNN
4000 Noakes Street Commerce, CA	2007/NAP	Juicero, Inc.	111,260	3.0 miles	30	7	$13.80	NNN
6020 Sheila Street Commerce, CA	2000/NAP	32 Cold Storage Solutions	70,877	1.7 miles	36	12	$14.28	NNN
5563 Alcoa Avenue Vernon, CA	2000/NAP	Mikayawa	106,634	2.8 miles	30	5	$15.60	NNN
6700 Alameda Street Huntington Park, CA	2008/NAP	32 Cold, LLC	78,850	4.8 miles	43	9	$13.80	NNN

(1)	Information obtained from the appraisal and the underwritten rent roll.

The Borrowers. The borrower structure is comprised of six tenants-in-common: PF Vernon Investment Holding, LLC; PFV Bradley Holding, LLC; Kinross Holding Two, LLC; Judith Preferred Freezer HLD, LLC; Robert Preferred Freezer HLD, LLC and Marshall Preferred Freezer HLD, LLC, each a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Preferred Freezer Vernon Mortgage Loan. Sherwin Jarol is the guarantor of certain nonrecourse carveouts under the Preferred Freezer Vernon Mortgage Loan. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Tenancies-in-Common” in the Preliminary Prospectus.

The Sponsor. The sponsor is Sherwin Jarol, the chief executive officer of SMB Equity, LLC (“SMB Equity”). SMB Equity is a leading investment company, with a focus on residential, hospitality, medical office, and industrial, and has interests in over $2.0 billion of real estate throughout the United States.

Escrows. The loan documents do not require monthly escrows for real estate taxes provided that (i) no event of default has occurred and is continuing; (ii) the real estate taxes are paid current; and (iii) the borrower has provided the lender with timely proof of payment. The loan documents do not require monthly escrows for insurance provided that (i) no event of default has occurred and is continuing; (ii) the Preferred Freezer Vernon Property is insured under an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of such policy and timely proof of payment of the insurance premiums. The loan documents require monthly escrows in an amount of $6,910 for replacement reserves upon the occurrence of an event of default or the lender determining that the borrower is not adequately maintaining the Preferred Freezer Vernon Property.

Lockbox and Cash Management. The Preferred Freezer Vernon Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenant to pay its rent directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow on deposit in the lockbox account will be disbursed to the borrower. During a Cash Trap Event Period, all excess cash flow is required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the net cash flow debt service coverage ratio (based on a hypothetical 30-year amortization schedule) being less than 1.30x at the end of any calendar month; and (iii) the occurrence of a Tenant Trigger Event (as defined below). A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.50x for two consecutive calendar quarters; and with regard to clause (iii), upon the cure of a Tenant Trigger Event.

A “Tenant Trigger Event” will occur upon the earlier of (a) 15 days following Preferred Freezer defaulting under its lease beyond available notice and cure periods, entering into any material lease modification with the borrower, exercising any right to terminate its lease, or ceasing to operate or go dark for more than ten business days in 100.0% of the Preferred Freezer Vernon Property; or (b) Preferred Freezer or its parent company filing bankruptcy or similar insolvency proceeding (or other similar actions, including but not limited to appointment of a receiver or trustee or filing a petition under bankruptcy laws).

A Tenant Trigger Event may be cured, with regard to clause (a), upon (i) 60 days following the lender receiving acceptable evidence that Preferred Freezer has resumed operations in at least 50.0% of the Preferred Freezer Vernon Property in accordance with its lease, or (ii) the date the lender receives an acceptable estoppel from one or more replacement tenants certifying that the replacement tenant is not in default under its lease, is in occupancy and paying full unabated rent and all tenant improvements have been completed per the lease; with regard to clause (b), upon a plan of reorganization being provided and Preferred Freezer’s lease being affirmed, Preferred Freezer commencing rent payments and an order by the bankruptcy court approving the affirmation of the lease; and, with regard to both clause (a) and (b), upon a new lease on terms acceptable to the lender with an acceptable replacement tenant being delivered.

Property Management. The Preferred Freezer Vernon Property is managed by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PREFERRED FREEZER VERNON

Assumption. The borrower has a two-time right to transfer the Preferred Freezer Vernon Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the transferee satisfies certain specified criteria including value of real estate owned or under management and experience, or the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, Fitch, Moody’s and S&P that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates.

Right of First Offer. Preferred Freezer has a right of first offer (“ROFO”) to purchase the Preferred Freezer Vernon Property. The ROFO is not extinguished by a foreclosure of the Preferred Freezer Vernon Property; however the ROFO does not apply to a foreclosure or deed-in-lieu thereof.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Preferred Freezer Vernon Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Preferred Freezer Vernon Property during the loan term. At origination, the Preferred Freezer Vernon Property had windstorm insurance coverage.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 11%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Promenade at Tutwiler Farm

Loan Information				Property Information
Mortgage Loan Seller:		Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/S&P):		NR/NR/NR/NR		Property Type:	Retail
Original Principal Balance:		$27,700,000		Specific Property Type:	Anchored
Cut-off Date Balance:		$27,700,000		Location:	Trussville, AL
% of Initial Pool Balance:		[4.4]%		Size:	223,153 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per SF:	$124.13
Borrower Name:		TKG - The Promenade at Tutwiler Farm, LLC		Year Built/Renovated:	2000/NAP
Sponsor:		E. Stanley Kroenke		Title Vesting:	Fee
Mortgage Rate:		4.950%		Property Manager:	Self-managed
				4th Most Recent Occupancy:	NAV
Note Date:		December 8, 2016		3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:		December 6, 2026		Most Recent Occupancy (As of):	95.0% (12/31/2015)
IO Period:		120 months		Current Occupancy (As of):	96.8% (11/1/2016)
Loan Term (Original):		120 months
Seasoning:		3 months		Underwriting and Financial Information:
Amortization Term (Original):		NAP		4th Most Recent NOI (As of)(3):	$2,308,338 (12/31/2013)
Loan Amortization Type:		Interest-only, Balloon		3rd Most Recent NOI (As of)(3):	$2,123,621 (12/31/2014)
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of) (3):	$3,009,694 (12/31/2015)
Call Protection:		L(24),GRTR 1% or YM(92),O(4)		Most Recent NOI (As of):	$2,844,100 (TTM 10/31/2016)
Lockbox Type:		Springing
Additional Debt:		None		U/W Revenues:	$3,528,097
Additional Debt Type:		NAP		U/W Expenses:	$880,094
				U/W NOI:	$2,648,003
				U/W NCF:	$2,445,254
				U/W NOI DSCR:	1.90x
Escrows and Reserves(1):				U/W NCF DSCR:	1.76x
				U/W NOI Debt Yield:	9.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.8%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$43,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 2, 2016
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.4%
TI/LC Reserve	$0	Springing	$836,824	LTV Ratio at Maturity or ARD:	64.4%

(1)	See “Escrows” section.

(2)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Promenade at Tutwiler Farm Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an anchored retail property located in Trussville, Alabama (the “Promenade at Tutwiler Farm Property”). The Promenade at Tutwiler Farm Mortgage Loan was originated on December 8, 2016 by Rialto Mortgage Finance, LLC. The Promenade at Tutwiler Farm Mortgage Loan had an original principal balance of $27,700,000, has an outstanding principal balance as of the Cut-off Date of $27,700,000 and accrues interest at an interest rate of 4.950% per annum. The Promenade at Tutwiler Farm Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest only payments through the term of the Promenade at Tutwiler Farm Mortgage Loan. The Promenade at Tutwiler Farm Mortgage Loan matures on December 6, 2026.

Following the lockout period, the borrower has the right to voluntarily prepay the Promenade at Tutwiler Farm Mortgage Loan in whole, but not in part, on any date before September 6, 2026 provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance. In addition, the Promenade at Tutwiler Farm Mortgage Loan is prepayable without penalty on or after September 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROMENADE AT TUTWILER FARM

Sources and Uses

Sources			Uses
Original loan amount	$27,700,000	90.5%	Loan payoff(1)	$30,236,229	98.8%
Sponsor’s new cash contribution	2,904,845	9.5	Closing costs	368,616	1.2
Total Sources	$30,604,845	100.0%	Total Uses	$30,604,845	100.0%

(1)	The Promenade at Tutwiler Farm Property was previously securitized in the CSMC 2007-C1 transaction.

The Property. The Promenade at Tutwiler Farm Property is an anchored retail center containing approximately 223,153 square feet of retail space, located in Trussville, Alabama. Built in 2000, the Promenade at Tutwiler Farm Property consists of four, one-story buildings situated on a 29.6-acre parcel. The Promenade at Tutwiler Farm Property is anchored by Academy Sports, Bed Bath & Beyond, TJ Maxx, Michaels and Royal Furniture Company and junior anchored by Books-A-Million and Lifeway Christian Store. There is a ground leased pad that is leased to Chili’s, and is not accounted for in the overall square footage of the Promenade at Tutwiler Farm Property. Additionally, the Promenade at Tutwiler Farm Property is shadow-anchored by Target on the north end cap (not part of the collateral) and Home Depot on the south end cap (not part of the collateral). Parking is provided by 1,227 surface parking spaces, resulting in a parking ratio of 5.5 spaces per 1,000 square feet of rentable area. As of November 1, 2016, the Promenade at Tutwiler Farm Property was 96.8% occupied by 17 tenants.

The following table presents certain information relating to the tenancies at the Promenade at Tutwiler Farm Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenant – Collateral
Academy Sports	NR/B2/NR	52,500	23.5%	$9.00	$472,500	17.0%	NAV	NAV	2/28/2021
Royal Furniture Company	NR/NR/NR	22,250	10.0%	$12.75	$283,688	10.2%	NAV	NAV	5/31/2019(4)
TJ Maxx	NR/A2/A+	30,000	13.4%	$9.00	$270,000	9.7%	$258	4.8%	10/31/2020(5)
Bed Bath & Beyond	NR/Baa1/BBB+	30,525	13.7%	$7.75	$236,569	8.5%	NAV	NAV	1/31/2021(6)
Michaels	NR/Ba2/B+	23,916	10.7%	$8.75	$209,265	7.5%	$161	7.5%	2/29/2020(7)
Total Anchor Tenant – Collateral		159,191	71.3%	$9.25	$1,472,021	53.0%

Major Tenants – Collateral
Lifeway Christian Store	NR/NR/NR	10,000	4.5%	$20.06	$200,556	7.2%	$148	16.0%	2/28/2021
Books-A-Million	NR/NR/NR	12,500	5.6%	$15.21	$190,125	6.8%	$136	14.0%	10/31/2020
Total Major Tenants – Collateral		22,500	10.1%	$17.36	$390,681	14.1%

Outparcel / Non-Major Tenants – Collateral(8)		34,274	15.4%	$26.74	$916,485	33.0%

Occupied Collateral Total		215,965	96.8%	$12.87	$2,779,187	100.0%

Vacant Space(9)		7,188	3.2%

Collateral Total		223,153	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations of $7,655 through December 1, 2017.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2015, with the exception of TJ Maxx, which are for the trailing 12-month period ending December 31, 2016.

(4)	Royal Furniture Company has one, 5-year renewal option remaining.

(5)	TJ Maxx has one, 5-year renewal option remaining.

(6)	Bed Bath & Beyond has three, 5-year renewal options remaining.

(7)	Michaels has two, 5-year renewal options remaining.

(8)	Chili’s operates under a 20-year ground lease with a lease expiration of October 31, 2021. Chili’s square footage is not attributed to square footage for the Promenade at Tutwiler Farm Property and is not included in Tenant NRSF and % of NRSF but the Annual U/W Base Rent of $85,000 is included. The % of Total Annual U/W Base Rent, Annual U/W Base Rent and Annual U/W Base Rent PSF for Outparcel / Non-Major Tenants-Collateral and Occupied Collateral Total include the Annual U/W Base Rent associated with the Chili’s pad site.

(9)	Vacant Space includes Lynn’s Hallmark, which occupies 2,000 square feet at $24.00 per square feet on a month-to-month basis, was underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROMENADE AT TUTWILER FARM

The following table presents certain information relating to the historical sales at the Promenade at Tutwiler Farm Property:

Historical Sales (PSF)(1)

Tenant Name	2014	2015	Average National Sales (PSF)	Current Occupancy Cost(2)
TJ Maxx	$232	$258(3)	$313	4.8%(3)
Michaels	$151	$161	$223	7.5%
Books-A-Million	$140	$136	$112	14.0%
Lifeway Christian Store	$138	$148	NAV	16.0%

Weighted Average In-line (<10,000 square feet)(4)	$231	$253		11.0%

(1)	Historical Sales (PSF) are based on historical statements provided by the borrower.

(2)	Current Occupancy Cost based on trailing twelve-month period ending December 31, 2015.

(3)	Represents sales based on trailing twelve-month period ending December 31, 2016. Current Occupancy Cost based on trailing twelve-month period ending December 31, 2016.

(4)	2014 Total In-line (<10,000 square feet) Historical Sales (PSF) represent Rack Room Shoes, Rue 21 and Bath & Body Works. 2015 Total In-line (<10,000 square feet) Historical Sales (PSF) includes Rack Room Shoes, Rue 21, Cato and Bath & Body Works.

The following table presents certain information relating to the lease rollover schedule at the Promenade at Tutwiler Farm Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	3	13,995	6.3%	13,995	6.3%	$303,763	10.9%	$21.71
2018	1	4,770	2.1%	18,765	8.4%	$114,480	4.1%	$24.00
2019	1	22,250	10.0%	41,015	18.4%	$283,688	10.2%	$12.75
2020	5	72,172	32.3%	113,187	50.7%	$892,590	32.1%	$12.37
2021(4)	7	102,778	46.1%	215,965	96.8%	$1,184,666	42.6%	$11.53
2022	0	0	0.0%	215,965	96.8%	$0	0.0%	$0.00
2023	0	0	0.0%	215,965	96.8%	$0	0.0%	$0.00
2024	0	0	0.0%	215,965	96.8%	$0	0.0%	$0.00
2025	0	0	0.0%	215,965	96.8%	$0	0.0%	$0.00
2026	0	0	0.0%	215,965	96.8%	$0	0.0%	$0.00
2027	0	0	0.0	215,965	96.8%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	215,965	96.8%	$0	0.0%	$0.00
Vacant(5)	0	7,188	3.2%	223,153	100.0%	$0	0.0%	$0.00
Total/Weighted Average	17	223,153	100.0%			$2,779,187	100.0%	$12.87

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Chili’s operates under a 20-year ground lease with a lease expiration of October 31, 2021. Chili’s square footage is not attributed to square footage for the Promenade at Tutwiler Farm Property and is not included in Expiring NRSF and % of Total NRSF but the Annual U/W Base Rent of $85,000 is included. The Annual U/W Base Rent PSF, % of Total Annual U/W Base Rent and Annual U/W Base Rent included the Annual U/W Base Rent associated with the Chili’s pad site.

(5)	Vacant includes Lynn’s Hallmark which occupies 2,000 square feet at $24.00 per square feet on a month-to-month basis.

The following table presents historical occupancy percentages at the Promenade at Tutwiler Farm Property:

Historical Occupancy

12/31/2012	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	11/1/2016(2) (3)
NAV	100.0%	100.0%	95.0%	96.8%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	Lynn’s Hallmark, which occupies 2,000 square feet at $24.00 per square feet on a month-to-month basis, was underwritten as vacant and not included in the occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROMENADE AT TUTWILER FARM

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Promenade at Tutwiler Farm Property:

Cash Flow Analysis

	2013(1)	2014	2015	TTM 10/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,136,982	$2,617,681	$2,806,166	$2,810,942	$2,771,531	78.6%	$12.42
Rent Steps	0	0	0	0	7,655	0.2	0.03
Grossed Up Vacant Space	0	0	0	0	172,512	4.9	0.77
Total Reimbursables	442,468	540,361	990,038	853,034	785,968	22.3	3.52
Less Vacancy & Credit Loss	0	0	0	0	(209,570)(2)	(5.9)	(0.94)
Effective Gross Income	$2,579,450	$3,158,042	$3,796,204	$3,663,975	$3,528,097	100.0%	$15.81

Total Operating Expenses	$271,112	$1,034,420	$786,510	$819,875	$880,094	24.9	$3.94

Net Operating Income	$2,308,338	$2,123,621	$3,009,694	$2,844,100	$2,648,003	75.1%	$11.87
TI/LC	0	0	0	0	167,365	4.7	0.75
Capital Expenditures	0	0	0	0	35,384	1.0	0.16
Net Cash Flow	$2,308,338	$2,123,621	$3,009,694	$2,844,100	$2,445,254	69.3%	$10.96

NOI DSCR	1.66x	1.53x	2.16x	2.05x	1.90x
NCF DSCR	1.66x	1.53x	2.16x	2.05x	1.76x
NOI DY	8.3%	7.7%	10.9%	10.3%	9.6%
NCF DY	8.3%	7.7%	10.9%	10.3%	8.8%

(1)	The Promenade at Tutwiler Farm Property was acquired in March 2013; therefore 2013 does not represent a full year of operating income.

(2)	The underwritten economic vacancy is 5.6%. As of November 1, 2016, excluding Lynn’s Hallmark, which occupies 2,000 square feet at $24.00 per square foot on a month-to-month basis, the Promenade at Tutwiler Farm Property was 96.8% physically occupied.

Appraisal. As of the appraisal valuation date of November 2, 2016, the Promenade at Tutwiler Farm Property had an “as-is” appraised value of $43,000,000.

Environmental Matters. According to a Phase I environmental assessment dated November 22, 2016, there was no evidence of any recognized environmental conditions at the Promenade at Tutwiler Farm Property.

Market Overview and Competition. The Promenade at Tutwiler Farm Property is located in Trussville, Alabama, within the Birmingham-Hoover metropolitan statistical area in Jefferson County approximately 13.4 miles northeast of the Birmingham central business district. The 2016 estimated population for the Birmingham-Hoover metropolitan statistical area is 1.2 million.

The metropolitan statistical area has an economy supported by banking, healthcare and transportation. The University of Alabama at Birmingham (“UAB”), located approximately 16.0 miles southwest from the Promenade at Tutwiler Farm Property, is the largest employer in the Birmingham metropolitan statistical area with an employee base of approximately 20,000. As of fall 2016 UAB had an enrollment of approximately 37,665 undergraduate and graduate students. The public university offers over 80 undergraduate and over 150 graduate degree programs.

Primary access to the Promenade at Tutwiler Farm Property is provided by Interstate 59 and Gadsden Highway (US Highway 11). Interstate 59 is adjacent to the Promenade at Tutwiler Farm Property and provides access southwest to Birmingham and the surrounding suburbs and northeast to Gadsden and Chattanooga. The primary local traffic arteries include Gadsden Highway, Chalkville Mountain Road and Center Point Parkway. The neighborhood surrounding the Promenade at Tutwiler Farm Property includes a mix of commercial and residential uses. Adjacent to the Promenade at Tutwiler Farm Property is the Pinnacle at Tutwiler Farm, a regional shopping center anchored by Belk, JC Penney, and Best Buy, and includes national inline tenants such as Foot Locker, Lane Bryant, American Eagle Outfitters, Finish Line, and Kirkland’s Home. US Highway 11 is a primary retail corridor for the neighborhood. Other retailers situated along US Highway 11 include Lowe’s Home Improvement, Staples, Winn Dixie, CVS Pharmacy, Dollar General, American Freight Furniture and Mattress, and numerous restaurants. Located 8.3 miles southeast of the Promenade at Tutwiler Farm Property is the Outlet Shops of Grand River, an outlet mall with over 70 stores including a Nike Factory Store, a Coach Outlet, a J. Crew Factory, a Polo Ralph Lauren Factory Store, and a Fossil Outlet Store. Residential development within the Promenade at Tutwiler Farm Property’s neighborhood consists primarily of single-family homes and multifamily properties. According to the appraisal, the 2016 population within a one-, three-, and five-mile radius of the Promenade at Tutwiler Farm Property is 1,541, 33,443, and 86,635, respectively, and the average household income within the same radii is $80,534, $66,932, and $63,521, respectively.

According to the appraisal, the Promenade at Tutwiler Farm Property is located within the Birmingham retail market, which had an existing inventory of 100.2 million square feet of retail space as of the third quarter of 2016. The Birmingham retail market had an overall vacancy rate of 5.5% as of the third quarter of 2016, with an average rental rate of $8.50 per square foot.

According to the appraisal, the Promenade at Tutwiler Farm Property is located within the Trussville/Center Point retail submarket, which had approximately 10.7 million square feet as of the third quarter of 2016. The Trussville/Center Point retail submarket had an overall vacancy rate of 3.6%, with an average rental rate of $9.11 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROMENADE AT TUTWILER FARM

The following table presents certain information relating to comparable retail properties for the Promenade at Tutwiler Farm Property:

Competitive Set(1)

Property Name/ Location	Year Built/ Renovated	Anchor Tenants	Total GLA (SF)	Total Occupancy	Distance from Subject	Lease Date / Term	Annual Base Rent PSF/Ground Lease	Lease Type
Promenade at Tutwiler Farm (Subject) Trussville, AL	2000/NAP	Academy Sports, Bed Bath & Beyond, TJ Maxx, Michaels	223,153	96.8%	-	5 - 20 Years	$9.00-$48.59; $90,000(2)	NNN
Pinnacle at Tutwiler Farm Trussville, AL	2006/NAP	Belk for Men, Home and Kids, Belk for Women, JC Penney, Best Buy	445,988	100.0%	0.3 miles	NAV	$27.00	NNN

Trussville Crescent Shopping Center Trussville, AL	2005/NAP	NAP	36,450	84.0%	0.4 miles	3 - 5 Years	$18.00	NNN

Trussville Plaza Trussville, AL	2001/NAP	NAP	32,101	79.0%	0.5 miles	3 - 5 Years	$17.00	NNN

Trussville Marketplace Trussville, AL	1998/NAP	Winn-Dixie	67,325	98.0%	1.6 miles	3 - 5 Years	$17.00	NNN

Trussville Promenade I Trussville, AL	2000/NAP	Regal Cinemas, Marshall’s, Big Lots	184,680	96.0%	4.7 miles	5 Years	$20.00 - $22.00	NNN

(1)	Information obtained from the appraisal dated November 2, 2016 and underwritten rent roll.

(2)	The $90,000 represents the market rent for the ground lease at the Promenade at Tutwiler Farm Property.

The Borrower. The borrower is TKG - The Promenade at Tutwiler Farm, LLC, a single purpose Missouri limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Promenade at Tutwiler Farm Mortgage Loan. The borrower is owned by E. Stanley Kroenke (99.50%) and TKG Tutwiler Farm Realty, Inc. (.50%). TKG Tutwiler Farm Realty, Inc. is wholly owned by E. Stanley Kroenke. E. Stanley Kroenke is the guarantor of certain nonrecourse carveouts under the Promenade at Tutwiler Farm Mortgage Loan.

The Sponsor. The sponsor, E. Stanley Kroenke, is chairman, co-founder, and owner of THF Realty, a real estate development firm. Mr. Kroenke holds real estate interests in shopping centers, office buildings, industrial and warehouse properties, sports stadiums and storage facilities across the United States. Mr. Kroenke owns 247 properties totaling approximately 39.1 million square feet. Mr. Kroenke’s current and former board and trustee memberships include Wal-Mart Stores, Inc., Central Bancompany, Boone County National Bank and Community Investments Partnerships of St. Louis. Mr. Kroenke also owns the Denver Nuggets of the NBA, the Colorado Avalanche of the NHL, the St. Louis Rams of the NFL, and is the largest shareholder in Arsenal of the English Premier League.

Escrows. No ongoing monthly escrows are required for real estate taxes, insurance, replacement reserves or tenant improvement and leasing commissions so long as no Cash Management Trigger Event or Cash Sweep Event (see “Lockbox and Cash Management” section) has occurred and is continuing under the Promenade at Tutwiler Farm Mortgage Loan documents.

In the event a Cash Management Trigger Event or a Cash Sweep Event (as defined below) has occurred and is continuing, the borrower is required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period and for the payment of insurance in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period; (ii) $2,949 for replacement reserves; and (iii) $13,947 for tenant improvement and leasing commissions (subject to a cap of $836,824). In addition to the monthly tenant improvement and leasing commission reserve, the borrower is required to deposit an amount equal to all extraordinary lease payment amounts when a Cash Management Trigger Event and a Cash Sweep Event is in effect.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) the borrower is required to establish a lender-controlled lockbox account and instruct tenants to deposit rents into such lockbox account. The Promenade at Tutwiler Farm Mortgage Loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Pursuant to the Promenade at Tutwiler Farm Mortgage Loan documents, all excess funds on deposit will be applied as follows: (a) if a Cash Sweep Event (as defined below) period is not in effect, to the borrower; and (b) if a Cash Sweep Event Period is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred. If a Cash Sweep Event is in effect and a Critical Tenant Trigger Event is not in effect then funds will be applied to the excess cash flow account.

A “Cash Management Trigger Event” will commence (i) if an event of default has occurred or is continuing; (ii) upon the borrower’s second late debt service payment within a 12-month period; (iii) upon the occurrence of a bankruptcy action of the borrower, the guarantor or the property manager; (iv) upon a Cash Management DSCR Trigger Event (as defined below); or (v) upon a Critical

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROMENADE AT TUTWILER FARM

Tenant Trigger Event (as defined below). A Cash Management Trigger Event will end with respect to clause (i) when such event of default has been cured; with respect to clause (ii) when the debt service payments have been paid on time for 12 consecutive months; with respect to clause (iii) when such bankruptcy petition has been discharged, stayed, or dismissed within 60 days for the borrower and the guarantor and within 120 days for the property manager, and certain other conditions have been satisfied; with respect to clause (iv) once the debt service coverage ratio is greater than 1.15x for two consecutive quarters, and certain other conditions have been satisfied; and with respect to clause (v) on the date on which the applicable Critical Tenant Trigger Event has been cured.

A “Cash Management DSCR Trigger Event” will occur on any date the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.15x, unless, within five days of such date, the borrower delivers one or more Master Leases (as defined below) that result in a minimum debt service coverage ratio of 1.25x for the Promenade at Tutwiler Farm Mortgage Loan.

A “Cash Sweep Event” will commence (i) if an event of default has occurred or is continuing; (ii) upon the occurrence of a bankruptcy action of the borrower, the guarantor or the property manager; (iii) upon a Cash Sweep DSCR Trigger Event (as defined below); or (iv) upon a Critical Tenant Trigger Event (as defined below). A Cash Sweep Event will end with respect to clause (i) when such event of default has been cured; with respect to clause (ii) when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days for the borrower and the guarantor and within 120 days for the property manager, and certain other conditions have been satisfied; with respect to clause (iii) once the debt service coverage ratio is greater than 1.10x for two consecutive quarters, and certain other conditions have been satisfied; and with respect to clause (iv) on the date on which the applicable Critical Tenant Trigger Event has been cured.

A “Cash Sweep DSCR Trigger Event” will occur on any date the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.10x, unless within five days of such date, the borrower delivers one or more Master Leases (as defined below) that result in a minimum debt service coverage ratio of 1.25x for the Promenade at Tutwiler Farm Mortgage Loan.

A “Critical Tenant Trigger Event” will occur on the date that (i) Academy Sports, Ltd.; Bed Bath & Beyond Inc.; Michaels Stores, Inc.; The TJX Companies, Inc.; or any replacement tenant occupying the space currently occupied by such tenant or tenants (each, a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease; (ii) is twelve months prior to the expiration date of a Critical Tenant Lease and if the related tenant fails to give notice of its election to renew its lease; (iii) is on or prior to the date on which a Critical Tenant is required under its lease to notify the landlord of its election to renew its lease if such Critical Tenant fails to give such notice; (iv) an event of default under a Critical Tenant Lease exists; (v) a bankruptcy action of a Critical Tenant occurs; or (vi) a Critical Tenant discontinues its normal business operations; provided that a Critical Tenant Trigger Event will not occur so long as E. Stanley Kroenke remains the guarantor. A Critical Tenant Trigger Event will end (a) with respect to clauses (i), (ii) or (iii) on the date that (1) a Critical Tenant Lease extension is executed and delivered by the borrower and the related tenant improvement costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account; or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred; (b) with respect to clause (iv) after a cure of the applicable event of default; (c) with respect to clause (v) after an affirmation that the Critical Tenant is actually paying all rents and other amounts under its lease; or (d) with respect to clause (vi) the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-tenanting Event (as defined below) has occurred.

A “Critical Tenant Space Re-tenanting Event” will occur on the date on which each of the following conditions have been satisfied: (i) a Critical Tenant space has been leased to one or more replacement tenants for a term of at least ten years and on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

A “Master Lease” is a lease agreement between the borrower, as landlord, and the guarantor, as tenant, that (i) is for a term of ten or more years, (ii) is subordinate to the loan documents, and (iii) contains terms and conditions reasonably acceptable to the lender. The Master Lease may not be amended without prior consent of the lender and can be terminated only (x) if no event of default exists and (y) if, as of the date of the Master Lease termination, (a) the debt service coverage ratio is not less than 1.25x for two consecutive quarters without including rent from the Master Lease, or (b) the borrower has deposited with the lender an amount equal to the cash flow that would have been swept into the excess cash flow account, among other conditions. There are no Master Leases currently in effect.

Property Management. The Promenade at Tutwiler Farm Property is managed by an affiliate of the sponsor.

Assumption. The borrower has the right to transfer the Promenade at Tutwiler Farm Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, Moody’s and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates.

Partial Release. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROMENADE AT TUTWILER FARM

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Promenade at Tutwiler Farm Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Promenade at Tutwiler Farm Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Jamboree Business Center

Loan Information				Property Information
Mortgage Loan Seller:	Argentic Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Office
Original Principal Balance:	$25,800,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$25,800,000			Location:	Irvine, CA
% of Initial Pool Balance:	[4.1]%			Size:	156,305 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$165.06
Borrower:	GRE-Pendulum JBC Owner, LLC			Year Built/Renovated:	2000 / NAP
Sponsors:	GEM Realty Capital; Pendulum Property Partners, LLC			Title Vesting:	Fee
Mortgage Rate:	4.605%			Property Manager:	Self-managed
Note Date:	February 14, 2017			4th Most Recent Occupancy (As of):	95.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	96.7% (12/31/2013)
Maturity Date:	March 6, 2027			2nd Most Recent Occupancy (As of)(3):	26.1% (12/31/2014)
IO Period:	120 months			Most Recent Occupancy (As of)(3):	53.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	89.8% (11/8/2016)
Seasoning:	0 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$1,964,887 (12/31/2013)
Call Protection:	L(24),D(91),O(5)			3rd Most Recent NOI (As of)(4):	$734,725 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(4):	$46,221 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(4):	$156,274 (TTM 10/31/2016)
Additional Debt Type(1):	Future Mezzanine
				U/W Revenues:	$4,273,362
				U/W Expenses:	$1,603,543
				U/W NOI:	$2,669,819
Escrows and Reserves(2):				U/W NCF:	$2,482,253
				U/W NOI DSCR:	2.22x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	2.06x
Taxes	$36,256	$36,256	NAP	U/W NOI Debt Yield:	10.3%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	9.6%
Replacement Reserve	$0	$2,605	NAP	As-Is Appraised Value:	$42,300,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	January 27, 2017
Deferred Maintenance	$0	$0	NAP	Cut-off Date LTV Ratio:	61.0%
Working Capital Reserve	$900,000	$0	NAP	LTV Ratio at Maturity or ARD:	61.0%

(1)	See “Subordinate and Mezzanine Indebtedness” section.

(2)	See “Escrows” section.

(3)	See” Historical Occupancy” section.

(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Jamboree Business Center Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a Class A office building location in Irvine, CA (the “Jamboree Business Center Property”). The Jamboree Business Center Mortgage Loan was originated on February 14, 2017 by Argentic Real Estate Finance LLC. The Jamboree Business Center Mortgage Loan had an original principal balance of $25,800,000, has an outstanding principal balance as of the Cut-off Date of $25,800,000 and accrues interest at an interest rate of 4.605% per annum. The Jamboree Business Center Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest-only through the term of the Jamboree Business Center Mortgage Loan. The Jamboree Business Center Mortgage Loan matures on March 6, 2027.

Following the lockout period, the borrower has the right to defease the Jamboree Business Center Mortgage Loan in whole, but not in part, on any date before November 6, 2026. In addition, the Jamboree Business Center Mortgage Loan is prepayable in whole, but not in part, without penalty on or after November 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Jamboree Business Center

Sources and Uses

Sources			Uses
Original loan amount	$25,800,000	59.4%	Purchase price	$41,675,000	95.9%
Sponsor’s new cash contribution	17,665,096	40.6	Reserves	936,256	2.2
			Closing costs	853,839	2.0

Total Sources	$43,465,096	100.0%	Total Uses	$43,465,096	100.0%

The Property. The Jamboree Business Center Property is a 156,305 square foot, three story, Class A office building located in the northern section of Irvine, California. The Jamboree Business Center Property is located southeast of the Jamboree Road/261 Toll Road, approximately one mile south of Interstate 5 and proximate to Interstate 405 to the south and the 55 Freeway to the west, which provide access to Orange County, Riverside County and Los Angeles County. Built in 2000, the Jamboree Business Center Property is situated on approximately 9.6 acres and features a total of 721 parking spaces, reflecting an overall parking ratio of 4.6 spaces per 1,000 square feet of rentable area. Building amenities include a cafeteria with dining and coffee service, and an outdoor patio with shade sails, dining tables and oversized sofas and chairs. On-site security is provided weekdays between 4pm and midnight and a card-key access system is required on all exterior doors for after-hours lobby access.

The Jamboree Business Center Property features a diverse tenant roster comprising 11 tenants with the three largest tenants, Medata, Inc. (“Medata”), Black & Veatch Corporation and TRI Pointe Homes, Inc. (NYSE: TPH) representing 54.2% of the combined net rentable area and no other tenant representing more than 11.7% of total net rentable area. Medata leases 38,079 square feet (24.4% of net rentable area) and utilizes this space as their headquarters. Since 1975, Medata has been providing medical bill review software solutions in the workers’ compensation, auto liability, and general health community. Medata took occupancy in August 2015 and expanded their space by an additional 10,591 square feet in 2016. Black & Veatch Corporation leases 26,582 square feet (17.0% net rentable area) and is a global engineering, consulting, construction, and operations company specializing in infrastructure development in energy, water, telecommunications, federal, and environmental markets with more than 100 offices worldwide. TRI Pointe Homes, Inc. (“TRI Pointe Homes”) leases 20,132 square feet (12.9% net rentable area) and utilizes this space as their headquarters. TRI Pointe Homes designs and constructs single-family homes in urban areas of California and had a market cap of approximately $1.9 billion as of February 9, 2017. As of November 8, 2016, the Jamboree Business Center Property was 89.8% occupied by 13 tenants.

The following table presents certain information relating to the tenancy at the Jamboree Business Center Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Lease Expiration Date

Major Tenant
Medata	NR/NR/NR	38,079	24.4%	$28.51	$1,085,773	26.4%	8/31/2025 (3)
Black & Veatch Corporation	NR/NR/NR	26,582(4)	17.0%	$32.68	$868,753	21.2%	12/31/2022(5)
TRI Pointe Homes	NR/B1/BB-	20,132	12.9%	$32.14	$646,962	15.8%	2/28/2022(6)(7)
Bankruptcy Management Solutions, Inc.	NR/NR/NR/NR	18,270	11.7%	$25.32	$462,596	11.3%	6/30/2025(8)(9)
Starwood Hotels & Resorts Worldwide, Inc.	BBB/Baa2/BBB	11,259	7.2%	$28.64	$322,506	7.9%	11/30/2025(10)
Total Major Tenant		114,322	73.1%	$29.62	$3,386,590	82.5%

Occupied Collateral Total		140,317	89.8%	$29.26	$4,105,995	100.0%

Vacant Space		15,988	10.2%

Collateral Total		156,305	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent includes contractual rent steps through March 2018 totaling $108,855.

(3)	Medata has one, five-year lease renewal option.

(4)	Black & Veatch Corporation may decrease their space by 6,635 square feet commencing on December 31, 2019 by providing nine months written notice. If they do not exercise this option, the borrower is required to pay the tenant an amount equal to $217,972 by January 31, 2020.

(5)	Black & Veatch Corporation has two, five-year lease renewal options.

(6)	TRI Pointe Homes has one, five-year lease renewal option.

(7)	TRI Pointe Homes may terminate its lease beginning on February 29, 2020, with 270 days’ written notice and a termination payment equal to i) $114,394 and ii) the sum of the first four months’ rent, tenant improvements and leasing costs amortized using an annual interest rate of 7%.

(8)	Bankruptcy Management Solutions has one, five-year lease renewal option.

(9)	Bankruptcy Management Solutions may terminate its lease beginning on June 30, 2021, with 365 days’ written notice and a termination payment equal to i) $83,677 and ii) the sum of eight months’ rent, tenant improvements and leasing costs amortized over a straight-line basis.

(10)	Starwood Hotels & Resorts Worldwide, Inc. has one, five-year lease renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Jamboree Business Center

The following table presents certain information relating to the lease rollover schedule at the Jamboree Business Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Total % of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	1	2,391	1.5%	2,391	1.5%	$17,215	0.4%	$7.20
2019	1	2,119	1.4%	4,510	2.9%	$62,046	1.5%	$29.28
2020	1	5,158	3.3%	9,668	6.2%	$148,356	3.6%	$28.76
2021	3	16,327	10.4%	25,995	16.6%	$491,787	12.0%	$30.12
2022	2	46,714	29.9%	72,709	46.5%	$1,515,715	36.9%	$32.45
2023	0	0	0.0%	72,709	46.5%	$0	0.0%	$0.00
2024	0	0	0.0%	72,709	46.5%	$0	0.0%	$0.00
2025	5	67,608	43.3%	140,317	89.8%	$1,870,875	45.6%	$27.67
2026	0	0	0.0%	140,317	89.8%	$0	0.0%	$0.00
2027	0	0	0.0%	140,317	89.8%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	140,317	89.8%	$0	0.0%	$0.00
Vacant	0	15,988	10.2%	156,305	100.0%	$0	0.0%	$0.00
Total/Weighted Average	13	156,305	100.0%			$4,105,995	100.0%	$29.26

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Jamboree Business Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)(2)	12/31/2015(1)(2)	11/8/2016(2)(3)
95.0%	96.7%	26.1%	53.0%	89.8%
(1)	Information obtained from the borrower.

(2)	A tenant that previously occupied approximately 107,152 square feet (68.6% of net rentable area) vacated the Jamboree Business Center Property in June 2014 due to struggling business operations. The increase in occupancy after 2014 was due to the commencement of seven new leases between February 2015 and November 2016 totaling 122,265 square feet (78.2% of net rentable area).

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Jamboree Business Center Property:

Cash Flow Analysis

	2013	2014	2015	TTM 10/31/2016	U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$3,407,535	$2,005,354	$1,178,637	$1,402,168	$4,105,995		96.1%	$26.27
Grossed Up Vacant Space	0	0	0	0	508,418		11.9	3.25
Total Reimbursables	85,655	32,289	47,609	23,585	89,319		2.1	0.57
Other Income	64,704	27,035	39,810	78,049	78,049		1.8	0.50
Less Vacancy & Credit Loss	0	0	0	0	(508,418)(2)		(11.9)	(3.25)
Effective Gross Income	$3,557,894	$2,064,679	$1,266,055	$1,503,802	$4,273,362		100.0%	$27.34

Total Operating Expenses	$1,593,008	$1,329,953	$1,219,834	$1,347,529	$1,603,543		37.5%	$10.26

Net Operating Income	$1,964,887	$734,725 (3)	$46,221(3)	$156,274(4)	$2,669,819	(4)	62.5%	$17.08
TI/LC	0	0	0	0	156,305		3.6	1.00
Capital Expenditures	0	0	0	0	31,261		0.7	0.20
Net Cash Flow	$1,964,887	$734,725	$46,221	$156,274	$2,482,253		58.1%	$15.88

NOI DSCR	1.63x	0.61x	0.04x	0.13x	2.22	x
NCF DSCR	1.63x	0.61x	0.04x	0.13x	2.06	x
NOI DY	9.6%	2.8%	0.2%	0.6%	10.3%
NCF DY	9.6%	2.8%	0.2%	0.6%	9.6%

(1)	Annual U/W Base Rent includes contractual rent steps through February 2018 totaling $108,855.

(2)	The underwritten economic vacancy is 10.8%. The Jamboree Business Center Property is 89.8% occupied as of November 8, 2016.

(3)	A tenant that previously occupied 107,152 square feet (68.6% of net rentable area) vacated in June 2014 as a result of struggling business operations.

(4)	The increase in U/W Net Operating Income is due to the commencement of seven new leases between February 2015 and November 2016 totaling 122,265 square feet (78.2% net rentable area).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Jamboree Business Center

Appraisal. As of the appraisal valuation date of January 27, 2017, the Jamboree Business Center Property had an “as-is” appraised value of $42,300,000.

Environmental Matters. According to the Phase I environmental site assessment dated December 8, 2016, there was no evidence of any recognized environmental conditions at the Jamboree Business Center Property.

Market Overview and Competition. The Jamboree Business Center Property is located in Irvine, California, within Orange County. Irvine is home to more than 100 company headquarters across a diverse base of industries such as technology, healthcare and finance. Specifically, the Jamboree Business Center Property is located along the west side of Peters Canyon Road, north of Walnut Avenue and on the south side of Jamboree Road and the Eastern Transportation Corridor, with nearby access to the Santa Ana (I-5) Freeway and Highway 261, as well as the San Diego (I-405) Freeway to the south and the Costa Mesa (55) Freeway to the west. The Jamboree Business Center Property is located approximately 0.2 miles from the Orange Transit Authority Walnut-Harvard bus stop, 1.0 miles east of the Metrolink Tustin station, 5.7 miles northeast of the John Wayne Airport and 5.6 miles northeast of the University of California Irvine.

Additionally, the Jamboree Business Center Property is located less than two miles from The District, a one million square foot lifestyle center featuring approximately 30 restaurants and over 60 retail stores and The Market Place, a 165-acre regional lifestyle shopping center featuring approximately 50 restaurants and over 80 retail stores. According to the appraisal, the 2016 population within a three- and five-mile radius of the Jamboree Business Center Property was 201,442 and 472,769, respectively, and the 2016 average household income within the same radii was $119,103 and $110,103, respectively.

According to the appraisal, the Jamboree Business Center Property is located within the Airport Area office submarket of the Orange County market. As of the fourth quarter of 2016, the Airport Area office submarket had a total inventory of approximately 36.9 million square feet, a vacancy rate of 11.3% and average asking rents of $31.71 per square foot on a gross basis. The appraiser concluded to market rents for the Jamboree Business Center Property of $31.80 per square foot on a gross basis.

The following table presents certain information relating to comparable office properties for the Jamboree Business Center Property:

Comparable Leases(1)

Property Name/Location	Year Built	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
18401 Von Karman Ave. Irvine, CA	1985	5	114,296	78.0%	4.7 miles	Fragomen, Del Rey, Bernsen & Loewy, LLP	Feb 2017/ 6.6 Yrs	10,657	$34.80	FSG
2860 Michelle Dr. Irvine, CA	2004	NAV	41,069	100.0%	1.1 miles	Healthcare Success	Feb 2016/ 5 Yrs	6,342	$25.80	NNN
96 Corporate Park Irvine, CA	1988	3	41,545	100.0%	2.6 miles	Media Tek	Jul 2016/ 5.3 Yrs	7,686	$27.00	NNN
7585 Irvine Center Dr. Irvine, CA	1999	2	34,612	100.0%	5.3 miles	Clariphy Communications	Aug 2016/ 3.0 Yrs	17,305	$21.00	NNN
3 Ada Irvine, CA 3230 El Camino Real Irvine, CA	1998 2006	NAV 2	48,720 53,360	100.0% 100.0%	7.0 miles 1.0 miles	Montage Hotels & Resorts LLC HDR	Jan 2017/ 8.1 Yrs Sep 2016/ 6.9 Yrs	24,360 42,188	$22.20 $18.12	NNN NNN

(1)	Information obtained from the appraisal and third party research report.

The Borrower. The borrower is GRE-Pendulum JBC Owner, LLC, a Delaware limited liability company and single-purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Jamboree Business Center Mortgage Loan. The non-recourse carveout Guarantor is GEM Evergreen Realty Fund, L.P., a Delaware limited partnership.

The Sponsor. The sponsors are GEM Realty Evergreen Fund, L.P and Pendulum Property Partners, LLC. GEM Realty Evergreen Fund, L.P was founded in 1994 and is an integrated real estate investment company with approximately $3.5 billion of assets under management. Pendulum Property Partners is a fully integrated owner, operator, developer and management firm of commercial and multi-family real estate. Pendulum Property Partners operates approximately 2.8 million square feet of office, retail and industrial spaces, and over 800 apartment units on the west coast and Hawaii.

Escrows. The loan documents provide for upfront reserves in the amount of $36,256 for real estate taxes and $900,000 for general working capital. The loan documents also provide for ongoing monthly deposits of $36,256 real estate taxes, 1/12 of the estimated insurance premiums payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of the policies and $2,605 for replacement reserves. Following the occurrence and during the continuance of a Cash Management Period (as defined below), the loan documents require ongoing monthly escrows in the amount of $13,025 for tenant improvements and leasing commissions.

Monthly deposits for insurance premiums shall not be required so long as: (i) no event of default shall have occurred and be continuing, (ii) the borrower delivers to the lender an acceptable blanket insurance policy which satisfies the requirements of the loan documents and such blanket insurance policy is in full force and effect, and (iii) the borrower delivers to the lender periodic

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Jamboree Business Center

evidence in form and substance reasonably acceptable to Lender of acceptable renewals and timely-paid insurance premiums, which delivery shall be made not less than 30 days prior to the expiration date of such policy.

Lockbox and Cash Management. The Jamboree Business Center Mortgage Loan requires a lender-controlled hard lockbox, which is already in place, and springing cash management. The Jamboree Business Center Mortgage Loan requires all rents to be directly deposited by tenants of the Jamboree Business Center Property into the clearing account. Prior to the occurrence of a Cash Management Period, all funds in the lockbox account are swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence of an event of default; or (ii) the debt service coverage ratio being less than 1.20x at the end of any calendar quarter. A Cash Management Period will end, with regard to clause (i), upon the cure of such event of default, provided no other event of default has occurred and is continuing; and with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.20x for one calendar quarter.

Property Management. The Jamboree Business Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Jamboree Business Center Property, provided that certain conditions are satisfied, including (i) no default or event of default has occurred and is continuing; (ii) the identity, experience, financial condition and creditworthiness of the proposed transferee and guarantor are satisfactory to lender; and (iii) the lender has received confirmation from DBRS, Fitch, Moody’s and S&P that such transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates. In the event that (a) the debt service coverage ratio is not less than 1.40x and (b) the loan-to-value ratio is greater than 70%, then the lender shall not withhold its consent to the transfer and assumption, provided that the other requirements in the loan documents have been satisfied.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The borrower is permitted to incur future mezzanine debt provided that certain conditions are satisfied, including (i) a maximum combined loan-to-value ratio of 70.0%; (ii) a minimum combined debt service coverage ratio of 1.50x; (iii) receipt of a rating agency confirmation from DBRS, Fitch, Moody’s and S&P that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates; (iv) the execution of an intercreditor agreement acceptable to the lender; (v) the mezzanine lender satisfying the criteria set forth in the loan documents, (vi) the mezzanine loan is otherwise on terms and conditions and subject to documentation reasonably acceptable to the lender and (vii) no event of default exists with respect to the Jamboree Business Center Mortgage Loan.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Jamboree Business Center Property; provided, however, if the Terrorism Risk Insurance Program Reauthorization Act is discontinued or not renewed, the borrower will be not be required to pay annual premiums in excess of the lesser of (i) 200% of the aggregate insurance premiums payable with respect to all the insurance coverage required in connection with the Jamboree Business Center Mortgage Loan for the last policy year in which coverage for terrorism was included as part of the “all risk” property insurance policy required for the Loan, adjusted annually by a percentage equal to the increase in the CPI, (y) the amount of terrorism coverage that the borrower can purchase to provide terrorism coverage for the outstanding principal balance of the Jamboree Business Center Mortgage Loan, or (z) the amount of terrorism coverage that the borrower can purchase for an amount equal to one-half (1/2) of the premium that the borrower is currently paying for the all-risk or special causes of loss property insurance required by the loan documents with a terrorism exclusion. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Cleveland Technology Center

Loan Information				Property Information
Mortgage Loan Seller:	Argentic Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Other
Original Principal Balance:	$25,300,000			Specific Property Type:	Data Center
Cut-off Date Balance:	$25,300,000			Location:	Cleveland, OH
% of Initial Pool Balance:	[4.0]%			Size:	270,185 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$93.64
Borrower:	H5 Cleveland LLC; H5 Cleveland #2 LLC			Year Built/Renovated:	1920/2015
Sponsor:	H5 Data Centers and Joshua Simms			Title Vesting:	Fee
Mortgage Rate:	4.560%			Property Manager:	Self-managed
Note Date:	January 25, 2017			4th Most Recent Occupancy (As of)(3):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	70.6% (12/31/2013)
Maturity Date:	February 6, 2022			2nd Most Recent Occupancy (As of):	70.6% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	75.0% (12/31/2015)
Loan Term (Original):	60 months			Current Occupancy (As of):	75.4% (12/30/2016)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(4):	NAV
Call Protection:	L(25),D(31),O(4)			3rd Most Recent NOI (As of):	$2,279,094 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$2,549,360 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$3,632,318 (TTM 11/30/2016)
Additional Debt Type(1):	Future Mezzanine
				U/W Revenues(4):	$7,621,844
				U/W Expenses(4):	$3,254,593
				U/W NOI(4):	$4,367,251
				U/W NCF(4):	$4,043,029
Escrows and Reserves(2):				U/W NOI DSCR:	3.73x
				U/W NCF DSCR:	3.46x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	17.3%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	16.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$61,000,000
Replacement Reserves	$0	$4,504	NAP	As-Is Appraisal Valuation Date:	December 20, 2016
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	41.5%
Deferred Maintenance	$82,000	$0	NAP	LTV Ratio at Maturity or ARD:	41.5%

(1)	See “Subordinate and Mezzanine Indebtedness” section.

(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Cleveland Technology Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a data center property that includes, colocation, warehouse and office space in Cleveland, Ohio (the “Cleveland Technology Center Property”). The Cleveland Technology Center Mortgage Loan was originated on January 25, 2017 by Argentic Real Estate Finance LLC. The Cleveland Technology Center Mortgage Loan had an original principal balance of $25,300,000, has an outstanding principal balance as of the Cut-off Date of $25,300,000 and accrues interest at an interest rate of 4.560% per annum. The Cleveland Technology Center Mortgage Loan had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires payments of interest-only through the term of the Cleveland Technology Center Mortgage Loan. The Cleveland Technology Center Mortgage Loan matures on February 6, 2022.

Following the lockout period, the borrower has the right to defease the Cleveland Technology Center Mortgage Loan in whole, but not in part, on any date before November 6, 2021. In addition, the Cleveland Technology Center Mortgage Loan is prepayable in whole, but not in part, without penalty on or after November 6, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CLEVELAND TECHNOLOGY CENTER

Sources and Uses

Sources			Uses
Original loan amount Sponsor’s new cash contribution	$25,300,000 36,482,786	40.9% 59.1	Purchase price Reserves	$60,675,000 82,000	98.2% 0.1
			Closing costs	1,025,786	1.7

Total Sources	$61,782,786	100.0%	Total Uses	$61,782,786	100.0%

The Property. The Cleveland Technology Center Property is a 270,185 square foot data center facility located in downtown Cleveland, Ohio. The Cleveland Technology Center Property was built in 1920, most recently renovated in 2015, and consists of three five-story connected buildings situated on a 3.7 acre site. The Cleveland Technology Center Property features 148 parking spaces, resulting in a parking ratio of approximately 0.5 spaces per 1,000 feet of rentable area. The seller acquired the Cleveland Technology Center Property in 2013 and invested approximately $15.5 million to expand and build out additional data center and colocation space. The sponsor contributed approximately $36.5 million of fresh equity at origination.

The Cleveland Technology Center Property features data center (41.8% of net rentable area), colocation (9.5%), office (2.2%), warehouse (22.6%), communications space (1.5%) and raw vacant space (22.4%) and was 75.4% leased to 16 tenants as of December 2016. The warehouse component (22.6% of net rentable area) is occupied by Defense Finance and Accounting Services (“DFAS”), a sector within the General Services Administration. The DFAS space is currently being utilized as storage space; however, it was initially built to be data center space and thus can easily be converted to data center use.

The three largest tenants based on annual underwritten rent at the Cleveland Technology Center Property total 62.8% of annual underwritten base rent and 34.5% of the net rentable area. Qwest/Century Link (NYSE: CTL) leases 68,045 square feet (25.2% of net rentable area) of data center space and has been in occupancy since 2000. Secure Data leases 10,775 square feet (4.0% of net rentable area) of colocation and office space and has invested approximately $2.0 million into their space since taking occupancy in 2015. Sherwin Williams (NYSE: SHW) leases 14,399 square feet (5.3% of net rentable area) of colocation and office space and has invested approximately $6.7 million since taking occupancy in 2015.

The Cleveland Technology Center Property occupies a strategic location along the Ohio corridor, serving as a midpoint between Chicago and New York and is located on top of a fiber Point of Presence (POP), which provides access to most major fiber networks across the country. The Cleveland Technology Center Property provides 20 MVA of total facility IT capacity and 1,800 kilowatts of critical IT load to its tenants. Redundant power is supplied to the building from two separate grids through underground lines from the Lakeshore and Hamilton substations. Emergency power is provided through two sets of three 1.5 MW Volvo generators and four 825 kVA Eaton 9395 UPS systems. The Cleveland Technology Center Property has redundant fiber feeds supplied from more than ten carriers including CenturyLink, XO Communications, Windstream, and Zayo.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CLEVELAND TECHNOLOGY CENTER

The following table presents certain information relating to the tenancy at the Cleveland Technology Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Lease Expiration Date
Major Tenant
Qwest/Century Link(3)	BB+/Ba2/BB	68,045	25.2%	$27.89	$1,897,775	32.4%	2/28/2021(4)
Secure Data	NR/NR/NR	10,775	4.0%	$83.37(5)	$898,345(5)	15.4%	7/31/2025(6)
Sherwin-Williams	A-/A3/A	14,399	5.3%	$61.02(7)	$878,682(7)	15.0%	6/1/2025(8)(9)
DFAS	AAA/Aaa/AA+	61,114	22.6%	$9.57	$585,127	10.0%	2/28/2020
XO Communications	NR/NR/NR	16,800	6.2%	$30.06(10)	$504,936(11)	8.6%	5/31/2020
Total Major Tenants		171,133	63.3%	$27.84	$4,764,865	81.5%

Non-Major Tenants		32,560	12.1%	$33.31	$1,084,486	18.5%

Occupied Collateral Total		203,693	75.4%	$28.72	$5,849,351	100.0%

Vacant Space		66,492	24.6%

Collateral Total		270,185	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent includes contractual rent steps through December 2017 totaling $585,597 and forward starting rent totaling $51,000 associated with an existing tenant’s new antenna lease that commences in April 2017.

(3)	Century Link is currently not utilizing approximately 60% of its space.

(4)	Century Link has four five-year lease renewal options.

(5)	Secure Data occupies 6,875 square feet of colocation space, for which they pay $122.22 per square foot ($140.04/kW/month) in Annual U/W Base Rent and 3,900 square feet of office space, for which they pay $14.90 per square foot in Annual U/W Base Rent.

(6)	Secure Data has two five-year lease extension options.

(7)	Sherwin-Williams occupies 12,376 square feet of colocation space, for which they pay $67.41 per square foot ($139.05/kW/month) in Annual U/W Base Rent and 2,023 square feet of office space, for which they pay $21.94 per square foot in Annual U/W Base Rent.

(8)	Sherwin-Williams has three five-year lease extension options.

(9)	Sherwin-Williams may terminate its lease if in four or more calendar months during a rolling nine calendar month period there is (i) continuous power unavailability or (ii) continuous allowable temperature instability lasting longer than eight consecutive hours by providing 15 days written notice after the end of such nine-month period.

(10)	XO Communications occupies 16,800 square feet of data center space, for which they pay $26.77 per square foot in Annual U/W Base Rent. Additionally, included in Annual U/W Base Rent is $4,200 of annual rent from a license lease and $51,000 of annual rent from an antennae lease, both of which have no square footage associate with them. XO Communications may terminate its license lease at any time by providing 30 days written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CLEVELAND TECHNOLOGY CENTER

The following table presents certain information relating to the lease rollover schedule at the Cleveland Technology Center Property:

Lease Expiration Schedule (1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	1	20,000	7.4%	20,000	7.4%	$360,000	6.2%	$18.00
2018	2	33	0.0%	20,033	7.4%	$14,530	0.2%	$440.29
2019	3	1,154	0.4%	21,187	7.8%	$111,933	1.9%	$97.00
2020	6	78,053	28.9%	99,240	36.7%	$1,102,794	18.9%	$14.13
2021	4	76,185	28.2%	175,425	64.9%	$2,181,181	37.3%	$28.63
2022	1	1,719	0.6%	177,144	65.6%	$254,610	4.4%	$148.12
2023	1	1,375	0.5%	178,519	66.1%	$47,277	0.8%	$34.38
2024	0	0	0.0%	178,519	66.1%	$0	0.0%	$0.00
2025	4	25,174	9.3%	203,693	75.4%	$1,777,027	30.4%	$70.59
2026	0	0	0.0%	203,693	75.4%	$0	0.0%	$0.00
2027	0	0	0.0%	203,693	75.4%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	203,693	75.4%	$0	0.0%	$0.00
Vacant	0	66,492	24.6%	270,185	100.0%	$0	0.0%	$0.00
Total/Weighted	22	270,185	100.0%			$5,849,351	100.0%	$28.72

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Cleveland Technology Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	12/30/2016(3)
NAV	70.6%	70.6%	75.0%	75.4%

(1)	Historical Occupancy is not available as the Cleveland Technology Center Property was acquired by the seller in 2013.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CLEVELAND TECHNOLOGY CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Cleveland Technology Center Property:

Cash Flow Analysis(1)

	2014	2015	TTM 11/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$3,162,522	$3,830,931	$5,056,679	$5,849,351 (3)	76.7%	$21.65(3)
Grossed Up Vacant Space	0	0	0	1,701,681	22.3	6.30
Total Reimbursables	1,126,151	1,439,998	1,637,643	1,673,312	22.0	6.19
Other Income	132,833	94,311	99,181	99,181	1.3	0.37
Less Vacancy & Credit Loss	0	0	0	(1,701,681)(4)	-22.3	-6.30
Effective Gross Income	$4,421,505	$5,365,240	$6,793,503	$7,621,844	100.0%	$28.21

Total Operating Expenses	$2,142,412	$2,815,880	$3,161,185	$3,254,593	42.7%	$12.05

Net Operating Income	$2,279,094	$2,549,360	$3,632,318(3)	$4,367,251(3)	57.3%	$16.16
TI/LC	0	0	0	270,185	3.5	1.00
Capital Expenditures	0	0	0	54,037	0.7	0.20
Net Cash Flow	$2,279,094	$2,549,360	$3,632,318	$4,043,029	53.0%	$14.96

NOI DSCR	1.95x	2.18x	3.11x	3.73x
NCF DSCR	1.95x	2.18x	3.11x	3.46x
NOI DY	9.0%	10.1%	14.4%	17.3%
NCF DY	9.0%	10.1%	14.4%	16.0%

(1)	Historical financial information prior to 2014 is not available as the Cleveland Technology Center Property was acquired by the seller in 2013.

(2)	Historical Base Rent is inclusive of any rent abatements that were provided to tenants.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include forward starting rent totaling $51,000 associated with an existing tenant’s new antenna lease that commences in April 2017 and contractual rent steps through December 2017 totaling $585,597, which collectively account for the main increase in U/W Net Operating Income.

(4)	The underwritten economic vacancy is 18.4%. Occupancy at the Cleveland Technology Center Property was 75.4% as of December 30, 2016.

Appraisal. As of the appraisal valuation date of December 20, 2016, the Cleveland Technology Center Property had an “as-is” appraised value of $61,000,000.

Environmental Matters. According to the Phase I environmental assessment dated December 21, 2016, there was evidence of a recognized environmental condition (“REC”) related to the historical use of the Cleveland Technology Center Property for industrial and auto repair purposes since at least the 1930s until the mid-1980s. Historical recognized environmental conditions related to a leaking underground storage tank (“LUST”) case that achieved “no further action” status but for which closure documents were unavailable were also identified in the Phase I environmental assessment. In lieu of subsurface investigation, the lender required the borrower to obtain a Lender Environmental Collateral Protection and Liability Insurance policy (“Policy”) which provides $5,000,000 in coverage (with a $25,000 self-insured retention) for third party claims and for cleanup costs if a governmental agency requires cleanup. The Policy has an eight-year term with an option to acquire an additional three-year extended reporting period. The Policy was issued by Zurich Insurance Company, which has an AM Best rating of A+ (XV) and an S&P rating of AA-. See “Description of the Mortgage Pool–Mortgage Pool Characteristics–Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Cleveland Technology Center Property is located in the central business district of Cleveland, Ohio, one mile west of Interstate 90 and two miles north of Interstate 77. The Cleveland Technology Center Property’s location provides access to most major metropolitan fiber networks and long haul national networks and is located directly on top of a fiber POP that provides access to most major fiber networks across the country.

According to the appraisal, the Ohio data center market benefits from tax incentives and lower energy costs in an environment with a low risk of natural disasters. A state tax incentive program was initiated in Ohio in 2011 and has since been updated to include tenants of colocation facilities to be eligible as well. Additionally, the state of Ohio has lowered the threshold for incentives from $5 million to $1.5 million which can be met by tenants or owners of data center locations.

Many of the data centers located in the Ohio data center market have historically been comprised of owner-user/enterprise data centers or smaller colocation companies. However, recently a number of cloud companies have expressed interest in or have invested in the construction of projects in the data center market. For example, Amazon recently completed an approximately $1.1 billion web services data center that spans three townships in Central Ohio, approximately 150 miles southwest of the Cleveland Technology Center Property. Additionally, the Ohio Board of Regents and Ohio Academic Resources Network recently invested $13 million in broadband network equipment to increase bandwidth to 100 Gbps, resulting in faster and stronger connections.

Data center rents at the Cleveland Technology Center Property range from $18.00 - $28.08 per square foot, with an average of $25.98 per square foot, all on a triple net basis. The appraiser concluded to market rents for the Cleveland Technology Center Property of $16.00 per square foot, on a triple net basis, for data center space. However, the appraiser noted that higher rents on renewals can be achieved due to the amount of tenant capital expenditures invested into a space, high costs associated with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CLEVELAND TECHNOLOGY CENTER

mirroring all systems while migrating to another location and significant effort required for design, engineering and implementation planning. Such planning and migration can take up to 1.5 to 2.0 years, depending on scale. Based on new and renewal comparable leases provided by the appraiser, market rents on average are approximately 31% for higher for lease renewals versus new leases. All data center tenants (41.8% of net rentable area) at the Cleveland Technology Center Property have been in occupancy since at least 2001.

Colocation rents at the Cleveland Technology Center Property range from $100.00/kW/Month to $169.74/kW/Month with an average of $140.57/kW/Month on a modified gross basis. The appraiser concluded to market rents for the Cleveland Technology Center Property of $140.00/kW/Month on a modified gross basis for colocation space. The following table presents certain information relating to comparable colocation leases:

Comparable Leases(1)

U.S. Market	Date	Power (kW)	Term	Rent/kW/ Month	Lease Type
Healthcare	3Q2016	1,000	12 Years	$136.00	Modified Gross
Cloud Services Provider	1Q2016	1,200	6 Years	$132.61	Modified Gross
Cloud Services Provider	1Q2016	1,200	7 Years	$128.75	Modified Gross
Oil & Gas	4Q2015	450	6 Years	$125.00	Modified Gross
Confidential	3Q2015	360	5 Years	$144.00	Modified Gross
Confidential	2Q2015	150	5 Years	$166.13	Modified Gross
Confidential	2Q2015	200	5 Years	$156.20	Modified Gross
Healthcare	2Q2015	1,000	7 Years	$155.00	Modified Gross
Software	2Q2015	250	5 Years	$145.00	Modified Gross
Technology	1Q2015	500	5 Years	$135.00	Modified Gross
Confidential	1Q2015	400	10 Years	$142.34	Modified Gross
Healthcare	1Q2015	1,000	7 Years	$155.00	Modified Gross
Information Protection	2Q2014	1,200	5 Years	$128.00	Modified Gross
Web Retailer	2Q2014	410	4 Years	$131.33	Modified Gross
Cloud Services Provider	1Q2014	1,200	5 Years	$130.00	Modified Gross
Enterprise Software & Hardware	1Q2014	500	3 Years	$135.00	Modified Gross

(1)	Information obtained from the appraisal.

The Borrower. The borrowers are H5 Cleveland LLC (“Borrower 1”) and H5 Cleveland #2 LLC (“Borrower 2”) as tenants in common. Borrower 1 owns a 65.0% tenant-in-common interest in the Cleveland Technology Center Property and Borrower 2 owns a 35.0% tenant-in-common interest in the Cleveland Technology Center Property. Each of the borrowers is a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Cleveland Technology Center Mortgage Loan. Joshua Simms, an indirect owner of the borrowers, is the guarantor of certain nonrecourse carve-outs under the Cleveland Technology Center Mortgage Loan.

The Sponsor. The sponsors are H5 Data Centers, LLC (“H5”) and Joshua Simms. Joshua Simms is the chief executive officer and founder of H5, a privately-owned national colocation and wholesale data center provider with over 1.0 million square feet under management in nine US markets.

Escrows. The loan documents provide for upfront reserves in the amount of $82,000 for deferred maintenance and ongoing monthly escrows of $4,504 for replacement reserves. Following the occurrence and during the continuance of a Cash Management Period (as defined below), the loan documents require ongoing monthly escrows in the amount of 1/12 of the annual taxes and insurance premium as estimated by the Lender and $22,515 for tenant improvements and leasing commissions.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the debt service coverage ratio being less than 1.75x at the end of any calendar quarter; or (iii) the equity owner of the borrowers entering into an approved mezzanine loan (see “Subordinate and Mezzanine Indebtedness” section). A Cash Management Period will end, with regard to clause (i), upon the cure of such event of default, provided no other event of default has occurred and is continuing; and with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.75x for two consecutive calendar quarters.

Lockbox and Cash Management. The Cleveland Technology Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager direct all tenants to pay rent directly into such lockbox account. Prior to the occurrence of a Cash Management Period, all funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Management Period (other than a Cash Management Period triggered solely due to the existence of an approved mezzanine loan, unless such approved mezzanine loan is currently in default), all funds are swept to a lender-controlled cash management account. If the Cash Management Period was triggered solely due to the existence of an approved mezzanine loan, so long as there is no default under such approved mezzanine loan, all funds remaining after payment of reserves, approved operating expenses and debt service will be disbursed to borrower.

Property Management. The Cleveland Technology Center Property is managed by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CLEVELAND TECHNOLOGY CENTER

Assumption. The borrower has the right to transfer the Cleveland Technology Center Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the identity, experience, financial condition and creditworthiness of the proposed transferee and guarantor are satisfactory to lender; (iii) execution of a recourse guaranty by a replacement guarantor acceptable to lender; and (iv) the lender has received confirmation from DBRS, Fitch, Moody’s and S&P that such transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates.

Partial Release. Not Permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The borrower is permitted to incur future mezzanine debt provided that certain conditions are satisfied, including (i) a maximum combined loan-to-value ratio of 65.0%; (ii) a minimum combined debt service coverage ratio of 1.55x; (iii) a minimum combined net cash flow debt yield of no less than 10.25%, (iv) receipt of a rating agency confirmation that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates; (v) the execution of an intercreditor agreement acceptable to the lender; and (vi) no event of default exists with respect to the Cleveland Technology Center Mortgage Loan.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Cleveland Technology Center Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Five Star Self-Storage Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Self Storage
Original Principal Balance(1):	$24,500,000			Specific Property Type:	Self Storage
Cut-off Date Balance(1):	$24,466,524			Location:	Various – See Table
% of Initial Pool Balance:	[3.9]%			Size:	392,102 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$62.40
Borrower Name:	Five Star Store It Michigan 1 SPE, LLC			Year Built/Renovated:	Various – See Table
Sponsors:	Fred Phillip Schwartz, Susan Hoffman; Baruch Chaim Manies			Title Vesting:	Fee
Mortgage Rate:	5.730%			Property Manager:	Self-managed
Note Date:	February 2, 2017			4th Most Recent Occupancy (As of)(3):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(3):	79.4% (12/31/2013)
Maturity Date:	February 6, 2027			2nd Most Recent Occupancy (As of)(3):	84.9% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of)(3):	83.1% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	90.6% (12/31/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon			4th Most Recent NOI (As of)(4):	NAV
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(4):	$1,193,990 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			2nd Most Recent NOI (As of)(4):	$1,874,551 (12/31/2015)
Lockbox Type:	Hard/Upfront Cash Management			Most Recent NOI (As of)(4):	$2,392,927 (12/31/2016)
Additional Debt(1):	Yes
Additional Debt Type(1):	Mezzanine			U/W Revenues:	$3,676,086
				U/W Expenses:	$1,301,534
				U/W NOI:	$2,374,552
				U/W NCF:	$2,351,259
Escrows and Reserves(2):				U/W NOI DSCR(1):	1.39x
				U/W NCF DSCR(1):	1.37x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	9.7%
Taxes	$182,742	$29,007	NAP	U/W NCF Debt Yield(1):	9.6%
Insurance	$24,956	Springing	NAP	As-Is Appraised Value:	$38,100,000
Replacement Reserves	$0	$1,941	NAP	As-Is Appraisal Valuation Date:	Various
Deferred Maintenance	$506,563	$0	NAP	Cut-off Date LTV Ratio(1):	64.2%
Environmental Reserve	$719,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	54.1%

(1)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the Five Star Self-Storage Portfolio Mortgage Loan borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $1,500,000. The Cut-off Date Balance, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield, U/W NCF Debt Yield, Cut-of Date LTV Ratio and LTV Ratio at Maturity or ARD shown in the chart above are based solely on the Five Star Self-Storage Portfolio Mortgage Loan. As of the Cut-off Date, the combined U/W NCF DSCR, Cut-off Date LTV Ratio and the U/W NCF Debt Yield were 1.24x, 68.2% and 9.1%, respectively.

(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Five Star Self-Storage Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering seven self-storage properties located in Michigan and Ohio (the “Five Star Self-Storage Portfolio Properties”). The Five Star Self-Storage Portfolio Mortgage Loan was originated on February 2, 2017 by Rialto Mortgage Finance, LLC. The Five Star Self-Storage Portfolio Mortgage Loan had an original principal balance of $24,500,000, has an outstanding principal balance as of the Cut-off Date of $24,466,524 and accrues interest at an interest rate of 5.730% per annum. The Five Star Self-Storage Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Five Star Self-Storage Portfolio Mortgage Loan matures on February 6, 2027.

Following the lockout period, the borrower has the right to defease the Five Star Self-Storage Portfolio Mortgage Loan in whole, but not in part, on any date before November 6, 2026. In addition, the Five Star Self-Storage Portfolio Mortgage Loan is prepayable without penalty on or after November 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FIVE STAR SELF-STORAGE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$24,500,000	94.2%	Loan payoff	$15,305,340	58.9%
Mezzanine loan	1,500,000	5.8	Closing costs	847,359	3.3
			Reserves	1,433,260	5.5
			Return of equity	8,414,041	32.4
Total Sources	$26,000,000	100.0%	Total Uses	$26,000,000	100.0%

The Properties. The Five Star Self-Storage Portfolio Properties comprise seven self-storage properties totaling 392,102 square feet located in Michigan and Ohio. The Five Star Self-Storage Portfolio Properties contain a mix of 469 climate controlled units (10.6% net rentable square feet; 15.0% of units) and 2,472 non-climate controlled units (87.0% of net rentable square feet; 79.1% of units). The Five Star Self-Storage Portfolio Properties also contain 174 RV storage and parking units, two office units and eight light industrial units. Since the acquisition, the sponsors have spent approximately $2.6 million on the Five Star Self-Storage Portfolio Properties for general capital improvements, roof replacements, new signage, asphalt work, security upgrades and the construction of new buildings with additional units. As of December 31, 2016, the Five Star Self-Storage Portfolio Properties were 90.6% occupied.

The following table presents certain information relating to the unit mix of the Five Star Self-Storage Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Allocated Cut-off Date LTV
Lohr Circle – Ann Arbor, MI	$5,264,797	21.5%	91.5%	1984/NAP	70,300	$8,300,000	63.4%
Ferndale – Ferndale, MI	$5,198,987	21.2%	93.1%	2001/NAP	59,163	$8,050,000	64.6%
Airey Court – Ann Arbor, MI	$4,098,343	16.8%	87.9%	1995/2014	63,675	$6,450,000	63.5%
Highland – Highland Township, MI	$3,619,548	14.8%	94.9%	1999/2015	70,864	$5,700,000	63.5%
Chesterland – Chesterland, OH	$2,961,448	12.1%	83.1%	1999/2016	54,205	$4,500,000	65.8%
Englewood – Clayton, OH	$1,974,299	8.1%	88.6%	1987/2015	44,425	$3,000,000	65.8%
Lansing – Lansing, MI	$1,349,104	5.5%	95.2%	1985/NAP	29,470	$2,100,000	64.2%
Total/Weighted Average	$24,466,524	100.0%	90.6%		392,102	$38,100,000	64.2%

The following table presents historical occupancy percentages at the Five Star Self-Storage Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)(2)	12/31/2014(1)(3)(5)	12/31/2015(1)(3)(4)(5)	12/31/2016(5)(6)
NAV	79.4%	84.9%	83.1%	90.6%

(1)	Information obtained from the borrower.

(2)	2013 Historical Occupancy only includes the Lohr Circle and Airey Court properties occupancy.

(3)	2014 Historical Occupancy includes the Lohr Circle, Ferndale (September 2014-December 2014), Airey Court and Highland (February 2014 – December 2014) properties occupancy.

(4)	2015 Historical Occupancy includes all properties. The Lansing property was purchased in September 2015 and includes (September 2015 – December 2015) occupancy.

(5)	The Airey Court property (16.8% of the portfolio Cut-Off Date Balance) had 96 units added in 2014. The Highland property (14.8% of the portfolio Cut-Off Date Balance) had 112 units added in early 2015 and the Chesterland property (12.1% of the portfolio Cut-Off Date Balance) had 99 units added in early 2016.

(6)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FIVE STAR SELF-STORAGE PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Five Star Self-Storage Portfolio Properties:

Cash Flow Analysis

	2014(1)	2015(2)(3)	2016(4)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,056,145	$2,712,910	$3,294,093	$3,508,067	95.4%	$8.95
Grossed Up Vacant Space	0	0	0	402,759	11.0	1.03
Concessions	0	0	0	0	0.0	0.00
Other Income(5)	44,973	176,567	222,832	222,832	6.1	0.57
Less Vacancy & Credit Loss	0	0	0	(457,572)(5)	(12.4)	(1.17)

Effective Gross Income	$2,101,118	$2,889,477	$3,516,925	$3,676,086	100.0%	$9.38

Total Operating Expenses	$907,128	$1,014,926	$1,123,999	$1,301,534	35.4%	$3.32

Net Operating Income	$1,193,990	$1,874,551	$2,392,927	$2,374,552	64.6%	$6.06
Capital Expenditures	0	0	0	23,294	0.6	0.06
Net Cash Flow	$1,193,990	$1,874,551	$2,392,927	$2,351,259	64.0%	$6.00

NOI DSCR	0.70x	1.09x	1.40x	1.39x
NCF DSCR	0.70x	1.09x	1.40x	1.37x
NOI DY	4.9%	7.7%	9.8%	9.7%
NCF DY	4.9%	7.7%	9.8%	9.6%
(1)	2014 cash flows include Lohr Circle, Ferndale, Airey Court and Highland properties. The sponsor acquired the Ferndale and Highland properties in 2014. The Chesterland, Englewood and Lansing properties were acquired in 2015.

(2)	The Airey Court property (16.8% of the portfolio Cut-Off Date Balance) added 96 self-storage units in 2014. The Highland property (14.8% of the portfolio Cut-Off Date Balance) added 112 self-storage units added in early 2015 and the Chesterland property (12.1% of the portfolio Cut-Off Date Balance) added 99 self-storage units added in early 2016, which resulted in increasing revenues from 2014 through 2016.

(3)	The Lansing property was acquired in September 2015; therefore, the 2015 cash flow does not include a full year of operations for the Lansing property.

(4)	Other Income includes product sales, late fees, insurance income, U-Haul income and miscellaneous fees.

(5)	The underwritten economic vacancy is 11.7%. The Five Star Self-Storage Portfolio Properties were 90.6% physically occupied as of December 31, 2016.

Appraisal. As of the appraisal valuation dates of November 15, 2016 through November 23, 2016, the Five Star Self-Storage Portfolio Properties had an “as-is” appraised value of $38,100,000.

Environmental Matters. According to Phase I environmental assessments dated December 6, 2016 through December 12, 2016, there was no evidence of any recognized environmental conditions at five of the Five Star Self-Storage Portfolio Properties.

According to the Phase I environmental assessment for the Ferndale property, a former occupant, Reichhold Chemical Company (“Reichhold”), used or generated certain compounds from early 1920 through 1997. Pursuant to a consent order between Reichhold and the State of Michigan Department of Environmental Quality (“MDEQ”) in 1994, the site has undergone extensive groundwater remediation activities and is currently under an ongoing groundwater monitoring program. The site is listed on various state and federal databases and the MDEQ required Reichhold to implement a workplan and to post a $719,000 financial assurance related to the continued remediation of the Ferndale property. The borrower has proposed a Corrective Action Long Term Agreement (“CALTA”) which includes a form of workplan for ongoing monitoring, operations and maintenance of engineering controls and implementation of institutional controls. Pending approval by MDEQ of the CALTA, the borrower has posted a mirror financial assurance with the lender in the amount of $719,000 (environmental reserve). Additionally, the Phase I environmental assessment for the Lansing property noted a controlled recognized environmental condition (“CREC”) due to contamination from an offsite source. The Phase I ESA recommended no further action with regard to the CREC. The borrower obtained an environmental impairment liability insurance policy from Beazley (Lloyd’s of London 623/2623) with a policy limit of $2.0 million per incident and in the aggregate, a deductible of $100,000 and a 121 month term with a 36-month extended reporting period listing both the Ferndale and Lansing properties as covered locations. The lender with it successors, assigns and /or affiliates is named as an additional named insured under the policy. The policy premium was paid in full at closing. Lloyds Syndicates 623/2623 has an A.M. Best rating of “A”. See “Description of the Mortgage Pool-Mortgage Pool Characteristics-Environmental Considerations” in the Preliminary Prospectus.

The Borrower. The borrower is Five Star Store It Michigan 1 SPE, LLC, a single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Five Star Self-Storage Portfolio Mortgage Loan. Fred Phillip Schwartz, Susan Hoffman and Baruch Chaim Manies, the indirect owners of the borrower, are the guarantors of certain nonrecourse carveouts under Five Star Self-Storage Portfolio Mortgage Loan.

The Sponsors. The sponsors, Fred Phillip Schwartz, Susan Hoffman and Baruch Chaim Manies created The Five Star Store It Group (“Five Star”) brand. The company has an investment strategy that acquires underperforming self-storage properties in the eastern United States. Five Star creates value at the properties they acquire through property management, marketing, disciplined expense controls, and by renovating or expanding properties to maximize revenues. Five Star currently owns and operates 17 storage properties in Ohio and Michigan totaling over 6,400 units or 898,400 square feet.

Escrows. The loan documents provide for upfront reserves in the amount of $182,742 for real estate taxes, $24,956 for insurance, $506,563 for deferred maintenance and $719,000 for an environmental reserve. The loan documents require ongoing monthly deposits of $29,007 for real estate taxes and $1,941 for replacement reserves. The loan documents do not require monthly escrows

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FIVE STAR SELF-STORAGE PORTFOLIO

for insurance premiums provided that the Five Star Self-Storage Portfolio Properties are: (i) insured via an acceptable blanket insurance policy and the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of the insurance premiums when due and (ii) the borrower maintains an amount equal to the required insurance premium deposit.

Lockbox and Cash Management. The Five Star Self-Storage Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place and requires the borrower and the property manager to require all credit card companies under merchant agreements to pay receipts directly into such lockbox account. The borrower and the property managers are required to deposit all rents and any other income of the Five Star Self-Storage Portfolio Properties directly into such lockbox account within five business days of receipt. Prior to the occurrence of a Cash Sweep Event (as defined below) or a Mezzanine Cash Trap Event (as defined below), all funds on receipt in the lockbox account will be transferred into a cash management account and such amounts will be applied in accordance with the loan documents and any excess cash flow will be disbursed to the borrower. During a Cash Sweep Event or a Mezzanine Cash Trap Event, all excess cash flow will be swept to a lender-controlled subaccount.

A “Cash Sweep Event” means (i) an event of default; (ii) any bankruptcy action of the borrower or any guarantor; or (iii) a Cash Sweep DSCR Trigger Event (as defined below) has occurred. A Cash Sweep Event will end with respect to clause (i), when such event of default has been cured, and with respect to clause (ii), when such bankruptcy action has been discharged, stayed, or dismissed, within 30 days for the borrowers and 60 days for the guarantors and with respect to clause (iii), when the amortizing debt service coverage ratio based upon the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters.

A “Cash Sweep DSCR Trigger Event” occurs upon any date that the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is less than 1.10x.

A “Mezzanine Cash Trap Event” means an event of default under the Mezzanine Loan Documents and shall end when the event of default has been cured.

Property Management. The Five Star Self-Storage Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrower has a right to transfer the Five Star Self-Storage Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, Moody’s and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates.

Partial Release. Partial release of an individual Five Star Self-Storage Portfolio Property is not permitted; however the borrower may obtain the release of two unimproved outparcels (as described in the Five Star Self-Storage Portfolio Mortgage Loan documents), provided, among other things, the loan-to-value ratio of the Five Star Self-Storage Portfolio Properties at the time of the release (as determined by lender) is not greater than 125% (provided further that the Five Star Self-Storage Portfolio Loan Documents permit the borrower to prepay an amount equal to either (a) the amount necessary to cause the loan-to-value ratio to be 125% or less or (b) a lesser amount, provided that an opinion of counsel opines that the release does not cause any portion of the Five Star Self-Storage Mortgage Loan to cease being a qualified mortgage of the securitization.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. As of February 2, 2017, Quadrant Mezzanine Partners, LLC, is the holder of a mezzanine loan in the original amount of $1,500,000 from Five Star Store It Michigan 1, LLC, a Delaware limited liability company that directly owns 100.0% of the Five Star Self-Storage Portfolio Mortgage Loan borrower. The mezzanine loan accrues interest at an interest rate of 12.000% per annum, requires payments of interest only and matures on February 6, 2027. Certain of the rights of the Five Star Self-Storage Portfolio Mezzanine Loan Lender are further described under “Description of the Mortgage Pool-Subordinate and/or Other Financing-Existing (Secured Financing and Mezzanine and Similar Financing)” in the Preliminary Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Five Star Self-Storage Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Carrollton Avenue Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$22,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$22,000,000			Location:	New Orleans, LA
% of Initial Pool Balance:	[3.5]%			Size:	206,069 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$106.76
Borrower:	Carrollton Central Plaza Associates Fee Owner, LLC			Year Built/Renovated:	2002/NAP
Sponsor:	Jeffrey J. Feil			Title Vesting:	Fee
Mortgage Rate:	4.990%			Property Manager:	Self-managed
Note Date:	December 22, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	January 11, 2027			2nd Most Recent Occupancy (As of):	93.0% (12/31/2015)
IO Period:	60 months			Most Recent Occupancy (As of):	100.0% (10/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (1/1/2017)
Seasoning:	2 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$1,460,706 (12/31/2013)
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI (As of):	$2,007,655 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management			2nd Most Recent NOI (As of):	$1,930,357 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$1,971,259 (TTM 9/30/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$2,506,876
				U/W Expenses:	$503,560
				U/W NOI:	$2,003,315
				U/W NCF:	$1,952,304
				U/W NOI DSCR:	1.42x
Escrows and Reserves(1):				U/W NCF DSCR:	1.38x
				U/W NOI Debt Yield:	9.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.9%
Taxes	$0	$7,934	NAP	As-Is Appraised Value:	$38,320,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 25, 2016
Replacement Reserves	$0	$859	NAP	Cut-off Date LTV Ratio:	57.4%
TI/LC	$0	$6,010	$216,372	LTV Ratio at Maturity or ARD:	52.9%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Carrollton Avenue Shopping Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in New Orleans, Louisiana (the “Carrollton Avenue Shopping Center Property”). The Carrollton Avenue Shopping Center Mortgage Loan was originated on December 22, 2016 by Wells Fargo Bank, National Association. The Carrollton Avenue Shopping Center Mortgage Loan had an original principal balance of $22,000,000, has an outstanding principal balance as of the Cut-off Date of $22,000,000 and accrues interest at an interest rate of 4.990% per annum. The Carrollton Avenue Shopping Center Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments during the first 60 payment periods, followed by payments of principal and interest based on a 30-year amortization schedule. The Carrollton Avenue Shopping Center Mortgage Loan matures on January 11, 2027.

Following the lockout period, the borrower has the right to defease the Carrollton Avenue Shopping Center Mortgage Loan in whole, but not in part, on any date before October 11, 2026. In addition, the Carrollton Avenue Shopping Center Mortgage Loan is prepayable without penalty on or after October 11, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Carrollton Avenue Shopping Center

Sources and Uses

Sources			Uses
Original loan amount	$22,000,000	100.0%	Loan payoff(1)	$0	0.0%
			Closing costs	369,953	1.7
			Return of equity(1)	21,630,047	98.3
Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%

(1)	The Carrollton Avenue Shopping Center Property was previously unencumbered.

The Property. The Carrollton Avenue Shopping Center Property is an anchored retail property containing 206,069 square feet and located in New Orleans, Louisiana, approximately 2.8 miles northwest of the New Orleans central business district. Built in 2002 and situated on a 5.5-acre site, the Carrollton Avenue Shopping Center Property is anchored by Costco Wholesale Corporation (“Costco”) (subject to a ground lease; 72.8% of the net rentable area, 52.0% of underwritten base rent)(rated A+/A1/A+ by Fitch/Moody’s/S&P). Costco invested $42.0 million into the construction of their store in 2013, alongside a $2.0 million investment by the City of New Orleans into the roads and infrastructure surrounding the Carrollton Avenue Shopping Center Property. The remaining portion of the Carrollton Avenue Shopping Center Property is occupied by 12 tenants, which account for an average of 2.3% of the net rentable area. Costco executed a 20-year triple net lease expiring May 31, 2033 with seven, five-year renewal options. The Carrollton Avenue Shopping Center Property’s tenancy has a weighted average remaining lease term of 13.8 years, and approximately 83.7% of the net rentable area and 68.3% of the underwritten base rent is accounted for by investment grade credit tenants. The Carrollton Avenue Shopping Center Property contains 942 surface parking spaces, accounting for a parking ratio of 4.6 spaces per 1,000 square feet of rentable area. As of January 1, 2017, the Carrollton Avenue Shopping Center Property was 100.0% occupied by 13 tenants.

The following table presents certain information relating to the tenancies at the Carrollton Avenue Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenants
Costco(3)	A+/A1/A+(4)	150,000	72.8%	$8.00(3)	$1,200,000(3)	52.0%	NAV	NAV	5/31/2033(5)(6)
Total Anchor Tenants		150,000	72.8%	$8.00	$1,200,000	52.0%

Major Tenants
CVS(7)	NR/Baa1/BBB+(8)	13,225	6.4%	$17.39(7)	$229,983(7)	10.0%	NAV	NAV	1/31/2036(9)
Family Dollar Store	NR/Ba2/BB+	11,880	5.8%	$18.15	$215,622	9.4%	$171	14.8%	10/15/2019(10)
Total Major Tenants		25,105	12.2%	$17.75	$445,605	19.3%

Other Tenants		30,964	15.0%	$21.32	$660,116	28.6%

Occupied Collateral Total		206,069	100.0%	$11.19	$2,305,721	100.0%

Vacant Space		0	0.0%

Collateral Total		206,069	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and occupancy cost are for the trailing 12-month period ending December 31, 2015.

(3)	Costco owns its own improvements; Annual U/W Base Rent PSF and Annual U/W Base Rent are reflective of ground rent.

(4)	The entity on the Costco lease is Costco Wholesale Corporation, which is the rated entity.

(5)	Costco has the right to require the borrower to recapture a portion of the tenant’s ground leased space should Costco cease operations of its fuel station at the Carrollton Avenue Shopping Center Property.

(6)	Costco has seven, five-year renewal options.

(7)	CVS owns its own improvements; Annual U/W Base Rent PSF and Annual U/W Base Rent are reflective of ground rent.

(8)	The CVS lease is guaranteed by CVS Caremark Corporation.

(9)	CVS has five, five-year renewal options.

(10)	Family Dollar has four, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Carrollton Avenue Shopping Center

The following table presents certain information relating to the lease rollover schedule at the Carrollton Avenue Shopping Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	1,619	0.8%	1,619	0.8%	$35,618	1.5%	$22.00
2017	2	5,427	2.6%	7,046	3.4%	$104,340	4.5%	$19.23
2018	2	7,600	3.7%	14,646	7.1%	$153,500	6.7%	$20.20
2019	2	19,563	9.5%	34,209	16.6%	$317,428	13.8%	$16.23
2020	1	1,420	0.7%	35,629	17.3%	$35,500	1.5%	$25.00
2021	1	1,130	0.5%	36,759	17.8%	$31,640	1.4%	$28.00
2022	0	0	0.0%	36,759	17.8%	$0	0.0%	$0.00
2023	1	2,035	1.0%	38,794	18.8%	$55,962	2.4%	$27.50
2024	0	0	0.0%	38,794	18.8%	$0	0.0%	$0.00
2025	0	0	0.0%	38,794	18.8%	$0	0.0%	$0.00
2026	1	4,050	2.0%	42,844	20.8%	$141,750	6.1%	$35.00
2027	0	0	0.0%	42,844	20.8%	$0	0.0%	$0.00
Thereafter	2	163,225	79.2%	206,069	100.0%	$1,429,983	62.0%	$8.76
Vacant	0	0	0.0%	206,069	100.0%	$0	0.0%	$0.00
Total/Weighted Average	13	206,069	100.0%			$2,305,721	100.0%	$11.19

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Carrollton Avenue Shopping Center Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	10/31/2016(1)	1/1/2017(2)
100.0%	100.0%	93.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Carrollton Avenue Shopping Center Property:

Cash Flow Analysis

	2013(1)	2014(1)	2015	TTM 9/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,691,480	$2,199,707	$2,162,561	$2,216,797	$2,305,721	92.0%	$11.19
Grossed Up Vacant Space	0	0	0	0	0	0	0.0
Percentage Rent	0	22,491	16,774	5,003	5,003	0.2	0.02
Total Reimbursables	209,158	275,129	227,606	214,333	253,795	10.1	1.23
Less Vacancy & Credit Loss	0	0	0	0	(57,643)(2)	(2.3)	(0.28)
Effective Gross Income	$1,900,638	$2,497,327	$2,406,941	$2,436,133	$2,506,876	100.0%	$12.17

Total Operating Expenses	$439,932	$489,672	$476,584	$464,874	$503,560	20.1%	$2.44

Net Operating Income	$1,460,706	$2,007,655	$1,930,357	$1,971,259	$2,003,315	79.9%	$9.72
TI/LC	0	0	0	0	40,708	1.6	0.20
Capital Expenditures	0	0	0	0	10,303	0.4	0.05
Net Cash Flow	$1,460,706	$2,007,655	$1,930,357	$1,971,259	$1,952,304	77.9%	$9.47

NOI DSCR	1.03x	1.42x	1.36x	1.39x	1.42x
NCF DSCR	1.03x	1.42x	1.36x	1.39x	1.38x
NOI DY	6.6%	9.1%	8.8%	9.0%	9.1%
NCF DY	6.6%	9.1%	8.8%	9.0%	8.9%

(1)	The increase in Base Rent, Effective Gross Income and Net Operating Income from 2013 to 2014 was a result of Costco’s rent commencement date of May 3, 2013; as such, base rent in 2013 only includes eight months of Costco’s rent.

(2)	The underwritten economic vacancy is 2.5%. As of January 1, 2017, the Carrollton Avenue Shopping Center Property was 100.0% physically occupied by 13 tenants.

Appraisal. As of the appraisal valuation date of November 25, 2016, the Carrollton Avenue Shopping Center Property had an “as-is” appraised value of $38,320,000.

Environmental Matters. The Phase I environmental assessment dated December 1, 2016 identified two recognized environmental conditions (“RECs”) at the Carrollton Avenue Shopping Center Property. The RECs relate to (i) the current Firestone Auto Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Carrollton Avenue Shopping Center

which is a replacement facility for an older Firestone Auto Center that operated from the 1950s until circa 2005 and utilized gasoline and waste oil underground storage tanks (“USTs”) that were installed in 1980 and then removed in 1991; and (ii) the portion of the Carrollton Avenue Shopping Center was formerly occupied by onsite dry cleaner businesses operated that from at least 1973 until 2006 and used the chlorinated solvent perchloroethylene (“PCE”) from 1990 until 2006. The aforementioned conditions were determined to be RECs, with respect to clause (i), due to the potential unknown/undocumented USTs installed in 1980; the lack of groundwater testing during the 1991 UST removal/closure; and long-term automotive repair/service by Firestone; and with respect to clause (ii), due to the unknown impacts from long-term PCE-based dry cleaning. As a result of the two RECs, the sponsor obtained a $2.0 million Environmental Liability Insurance Policy from Great American Insurance Group with a 13-year term. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Carrollton Avenue Shopping Center Property is located in the Uptown neighborhood of New Orleans, Louisiana, at the intersection of South Carrollton Avenue and Interstate 10, a highly trafficked intersection within a heavily infilled area of New Orleans. According to the appraisal, the estimated 2016 population within a three- and five-mile radius of the Carrollton Avenue Shopping Center Property was 177,701 and 375,846, respectively, and average household income within the same radii was $70,123 and $67,558, respectively. The average daily traffic count along South Carrollton Avenue at the Carrollton Avenue Shopping Center Property is 57,861 vehicles per day. South Carrollton Avenue is Uptown New Orleans’ main north-south thoroughfare, and Interstate 10 is the main interstate highway traversing New Orleans in an east-west direction. The Uptown area is home to some of the most affluent neighborhoods and prestigious universities in New Orleans. Tulane University (10,737 students), Loyola University (4,474 students), and Xavier University (3,399 students) are all within 2.5 miles of the Carrollton Avenue Shopping Center Property.

According to a third party market research report, the Carrollton Avenue Shopping Center Property is located within the Greater New Orleans submarket of the New Orleans retail market. As of the fourth quarter of 2016, the submarket reported a total inventory of 1,038 properties totaling approximately 6.6 million square feet with a 2.4% vacancy rate and year to date net absorption of 157,099 square feet. The appraiser concluded to market rents for the Carrollton Avenue Shopping Center Property of $28.00 per square foot for the retail space, $20.00 per square foot for large inline space and $25.00 per square foot for the outparcel tire shop space, all on a triple net basis.

The following table presents certain information relating to comparable properties to the Carrollton Avenue Shopping Center Property:

Comparable Properties(1)

	Carrollton Avenue Shopping Center (Subject)	Magnolia Marketplace	Mid-City Market	Mid-City Retail	University Retail Center	Riverbend Center	Riverside Market
Location	New Orleans, LA	New Orleans, LA	New Orleans, LA	New Orleans, LA	New Orleans, LA	New Orleans, LA	New Orleans, LA
Distance from Subject	--	0.7 miles	1.2 miles	1.4 miles	2.1 miles	2.2 miles	4.1 miles
Year Built/Renovated	2002/NAP	2014/NAP	2013/NAP	2016/NAP	1958/2008	1965/2007	1986/NAP
Anchors	Costco	TJ Maxx, Ross Dress for Loss, Michaels	Winn-Dixie Supermarket	Marshall’s, Petco, CVS Pharmacy	Save-A-Lot, Dollar General	Walgreens	Stein Mart, PETCO, Winn-Dixie Supermarket
Total GLA	206,069 SF	97,289 SF	108,964 SF	51,280 SF	56,500 SF	21,514 SF	146,555 SF
Total Occupancy	100%	100%	100%	100%	100%	100%	92%

(1)	Information obtained from the appraisal and the underwritten rent roll.

The Borrower. The borrower is Carrollton Central Plaza Associates Fee Owner, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Carrollton Avenue Shopping Center Mortgage Loan. Jeffrey J. Feil is the guarantor of certain nonrecourse carveouts under the Carrollton Avenue Shopping Center Mortgage Loan.

The Sponsor. The sponsor is Jeffrey J. Feil, CEO of The Feil Organization, a real estate investment, development and management firm based New York City. Founded over 60 years ago, The Feil Organization developed and manages over 26.0 million square feet of retail, commercial and industrial properties, over 5,000 residential rental units, as well as hundreds of net leased properties and thousands of acres of undeveloped land across the United States. Mr. Feil is involved in ongoing litigation with various family members and shareholders. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Escrows. The loan documents provide for ongoing monthly escrows of $7,934 for real estate taxes, $859 for replacement reserves and $6,010 for tenant improvements and leasing commissions (“TI/LCs”)(capped at $216,372). The loan documents do not require monthly deposits for insurance premiums as long as (A) for the Carrollton Avenue Shopping Center Property, excluding the Costco space and CVS space (collectively “Ground Lease Premises”), (i) no event of default has occurred and is continuing; and (ii) the Carrollton Avenue Shopping Center Property is insured via an acceptable blanket insurance policy; and (B) for the Ground Leases Premises (i) no event of default has occurred and is continuing; (ii) the Costco and CVS (“ground lease tenants”) ground leases are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Carrollton Avenue Shopping Center

in full force and effect and the ground lease tenants are obligated to maintain insurance; (iii) ground lease tenants are not in default for obligations to pay insurance under the ground leases; (iv) ground lease tenants are maintaining insurance as required under the loan agreement; and (v) ground lease tenants are not subject to bankruptcy or similar insolvency proceedings.

Additional ongoing real estate tax escrows related to the Ground Lease Premises are not required as long as (i) no event of default has occurred and is continuing; (ii) the ground lease tenants’ leases are in full force and effect; and (iii) the borrower provides the lender with timely proof of ground lease tenants’ payment of such taxes prior to delinquency.

Additional ongoing replacement reserve escrows related to the Costco space are not required as long as (i) no event of default has occurred and is continuing; (ii) the Costco lease is in full force and effect; (iii) Costco is not in default under its lease for not fulfilling its obligation to fund capital replacement items required by the Costco lease; and (iv) Costco has not filed for bankruptcy or been determined to be insolvent.

Lockbox and Cash Management. The Carrollton Avenue Shopping Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager deposit all rents directly into such lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are required to be disbursed to the borrower. Upon the occurrence of a Cash Trap Event Period, all excess funds in the lockbox account will be swept to a lender-controlled subaccount.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the occurrence of a Costco Lease Period (as defined below); or (iii) the net cash flow debt yield being less than 7.0% at the end of any calendar month. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon a Costco Lease Period Cessation Event (as defined below); or with respect to clause (iii), upon the net cash flow debt yield being equal to or greater than 7.5% for two consecutive calendar quarters.

A “Costco Lease Period” will occur upon the earlier of (a) the date required under the Costco lease by which Costco is required to give notice of its exercise of a renewal option and such renewal has not been so exercised; (b) Costco terminating its lease; (c) Costco failing to occupy its entire space or failing to be open for business during customary hours or Costco giving notice that it intends to discontinue its business and the credit rating of Costco at the time of such discontinuation or giving of notice is less than BBB+ by S&P; (d) Costco defaulting on its lease; or (e) Costco filing for bankruptcy or becoming insolvent.

A “Costco Lease Period Cessation Event” will occur, with respect to clauses (a) and (b) above, upon substantially all of the Costco Space being leased to tenants approved by lender or the date on which Costco exercises its renewal option; with respect to clause (c) above, upon (i) substantially all of the Costco Space being released; (ii) the credit rating of Costco being upgraded to BBB+ or better by S&P; or (iii) Costco resuming business at its premises or delivering written notice revoking its previous notice that it intends to discontinue its business; with respect to clause (d) above, upon substantially all of the Costco Space being leased to tenants approved by lender or the applicable default under the Costco Lease by Costco being cured by Costco and accepted by the borrower; or with respect to clause (e) above, upon substantially all of the Costco Space being leased to tenants approved by lender or upon the termination of such bankruptcy or insolvency proceedings along with affirmation of the Costco lease.

Property Management. The Carrollton Avenue Shopping Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Carrollton Avenue Shopping Center Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, Moody’s and S&P that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates.

Right of First Offer. Costco has a right of first offer (“ROFO”) to purchase the entire Carrollton Avenue Shopping Center Property. Additionally, CVS has a ROFO to purchase its ground lease parcel. Neither of the aforementioned ROFOs is extinguished by a foreclosure of the Carrollton Avenue Shopping Center Property; however the ROFOs do not apply to a foreclosure or deed-in-lieu thereof.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism on the Carrollton Avenue Shopping Center Property (excluding the Ground Lease Premises so long as the ground lease tenants comply with the conditions for the insurance reserve waiver above) in an amount equal to the full replacement cost of the Carrollton Avenue Shopping Center Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage on a stand-along basis if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect), as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Carrollton Avenue Shopping Center

Windstorm and Flood Insurance. The loan documents require windstorm and flood insurance covering the full replacement cost of the Carrollton Avenue Shopping Center Property during the loan term.  At the time of loan closing, the Carrollton Avenue Shopping Center Property had windstorm insurance coverage and flood insurance in the maximum limit available under the National Flood Insurance Program together with excess coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – The Strand on Ocean Drive

Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$20,000,000			Specific Property Type:	Unanchored
Cut-off Date Balance:	$20,000,000			Location:	Miami Beach, FL
% of Initial Pool Balance:	[3.2]%			Size:	12,661 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$1,579.65
Borrower:	Nakash Strand, LLC			Year Built/Renovated:	1934/2011
Sponsors:	Joseph Nakash; Eli Gindi			Title Vesting:	Fee
Mortgage Rate:	5.170%			Property Manager:	Self-managed
Note Date:	February 10, 2017			4th Most Recent Occupancy (As of):	53.9% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	53.9% (12/31/2013)
Maturity Date:	March 6, 2027			2nd Most Recent Occupancy (As of):	53.9% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	53.9% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(2):	100.0% (12/15/2016)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI:	$647,359 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			3rd Most Recent NOI:	$771,450 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI:	$792,647 (12/31/2015)
Additional Debt:	No			Most Recent NOI:	$754,852 (TTM 11/30/2016)
Additional Debt Type:	NAP

				U/W Revenues(3):	$1,887,520
				U/W Expenses(3):	$361,658
				U/W NOI(3):	$1,525,862
Escrows and Reserves(1):				U/W NCF(3):	$1,511,302
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.16x
Taxes	$58,217	$11,643	NAP	U/W NCF DSCR:	1.15x
Insurance	$7,107	$592	NAP	U/W NOI Debt Yield:	7.6%
Replacement Reserves	$0	$158	NAP	U/W NCF Debt Yield:	7.6%
TI/LC Reserve	$250,000	$1,055	NAP	As-Is Appraised Value:	$33,000,000
Common Charge Reserve	$0	$14,531	NAP	As-Is Appraisal Valuation Dates:	October 23, 2016
Free Rent Reserve	$566,051	$0	NAP	Cut-off Date LTV Ratio:	60.6%
Food Court Lease Reserve	$3,100,000	$0	NAP	LTV Ratio at Maturity or ARD:	56.0%

(1)	See “Escrows” section.

(2)	The Strand on Ocean Drive Property is 100.0% leased to four tenants. However, two of those tenants totaling 5,838 square feet (46.1% of net rentable area), are in the process of building out their spaces, are not yet in physical occupancy and are in a free rent period until the earlier of opening for business or September 1, 2017.

(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Strand on Ocean Drive Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering two commercial condominium units totaling 12,661 square feet located in Miami, Florida (the “Strand on Ocean Drive Property”). The Strand on Ocean Drive Mortgage Loan was originated on February 10, 2017 by Argentic Real Estate Finance LLC. The Strand on Ocean Drive Mortgage Loan had an original principal balance of $20,000,000, has an outstanding principal balance as of the Cut-off Date of $20,000,000 and accrues interest at a rate of 5.170% per annum. The Strand on Ocean Drive Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Strand on Ocean Drive Mortgage Loan matures on March 6, 2027.

Following the lockout period, the borrowers have the right to defease the Strand on Ocean Drive Mortgage Loan in whole, but not in part, on any payment date before December 6, 2026. In addition, the Strand on Ocean Drive Mortgage Loan is prepayable without penalty on or after December 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE STRAND ON OCEAN DRIVE

Sources and Uses

Sources			Uses
Original loan amount	$20,000,000	100.0%	Loan payoff	$15,241,161	76.2%
			Reserves	3,981,375	19.9
			Closing costs	567,472	2.8
			Return of equity	209,992	1.0
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%

The Property. The Strand on Ocean Drive Property consists of the fee interest in two commercial condominium units located along Ocean Drive in the South Beach neighborhood of Miami, Florida. Situated on a 0.64-acre site, the two commercial condominium units consist of 12,661 square feet of retail space and are subdivided into three separate suites. The Strand on Ocean Drive Property is located on the southwest corner of Ocean Drive and 11th Street adjacent to the Clevelander Hotel and across the street from Lummus Park and the former Versace mansion, which currently operates as a luxury boutique hotel. Additional hotels within a three block radius include the Dream South Beach, Hotel Victor, Breakwater, The Tides at South Beach, and the Carlyle. The sponsors have owned the Strand on Ocean Drive Property since 2012.

The Strand on Ocean Drive Property is 100% leased by four restaurant tenants. Two of these tenants, Ocean Drive Food Court LLC “ODFC” (5,634 square feet/44.5% net rentable area) and Ocean 11 Ice Cream LLC (204 square feet/1.6% net rentable area), have executed leases but are not yet open for business. Build out of their spaces will commence once plan approval and permit issuance is received. ODFC is expected to open for business by June 2017 and anticipates featuring multiple upscale eateries. ODFC will be operated by the Sugar Factory Group, which operates trendy brasseries, cafes and candy shops worldwide in locations such as Las Vegas, New York City, Bahrain, Chicago, Miami, Dubai and Manila.

A reserve in the amount of $3.1 million was established at origination of the Strand on Ocean Drive Mortgage Loan, which will be released once ODFC is in occupancy, open for business, paying full unabated rent and has delivered an acceptable estoppel certificate to the lender. Additionally, an affiliate of the borrower executed a five year master lease on the same rental terms as the ODFC lease. The obligations of the tenant under the master lease are guaranteed by the Sponsors of the Strand on Ocean Drive Mortgage Loan. The master lease will terminate once ODFC has completed its build out and i) ODFC’s gross sales after two years of operation are at least $4.5 million per annum, or ii) the ODFC lease is guaranteed by an individual with financial statements acceptable to the lender.

Condominium. The Strand on Ocean Drive Property is subject to a condominium regime. The Strand on Ocean Drive Property consists of two commercial condominium units totaling 12,661 square feet that are located on the ground floor of a development which also includes 87 residential/hotel condo units on the upper levels that are not part of collateral for the Strand on Ocean Drive Mortgage Loan. The Strand on Ocean Drive Property currently comprises a total of 19.63% of the interests in the condominium. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests” in the Preliminary Prospectus.

The following table presents certain information relating to the tenancy at the Strand on Ocean Drive Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Ocean Drive Food Court LLC (2)	NR/NR/NR	5,634	44.5%	$107.56	$606,000	37.6%	8/31/2027(3)
Amarillo	NR/NR/NR	5,109	40.4%	$97.62	$498,762	30.9%	5/16/2025(4)
La Baguette	NR/NR/NR	1,714	13.5%	$264.99	$454,197	28.2%	9/30/2022(5)
Ocean 11 Ice Cream LLC(2)	NR/NR/NR	204	1.6%	$264.71	$54,000	3.3%	8/31/2026(6)
Occupied Collateral Total		12,661	100.0%	$127.40	$1,612,959	100.0%

Vacant Space		0	0.0%

Collateral Total		12,661	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps totaling $16,277 through November 2017 associated with Amarillo and La Baguette.

(2)	Ocean Drive Food Court LLC and Ocean 11 Ice Cream LLC are in the process of building out their spaces, are not yet in physical occupancy and are in a free rent period until the earlier of opening for business or September 1, 2017. A reserve in the amount of $566,051 was established at origination, representing the outstanding rent abatements.

(3)	Ocean Drive Food Court LLC has two, five-year lease extension options.

(4)	Amarillo has one, ten-year lease extension option.

(5)	La Baguette has two, five-year lease extension options.

(6)	Ocean 11 Ice Cream LLC has two, five-year lease extension options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE STRAND ON OCEAN DRIVE

The following table presents certain information relating to the lease rollover schedule at the Strand on Ocean Drive Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF(2)	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	1	1,714	13.5%	1,714	13.5%	$454,197	28.2%	$264.99
2023	0	0	0.0%	1,714	13.5%	$0	0.0%	$0.00
2024	0	0	0.0%	1,714	13.5%	$0	0.0%	$0.00
2025	1	5,109	40.4%	6,823	53.9%	$498,762	30.9%	$97.62
2026	1	204	1.6%	7,027	55.5%	$54,000	3.3%	$264.71
2027	1	5,634	44.5%	12,661	100.0%	$606,000	37.6%	$107.56
Thereafter	0	0	0.0%	12,661	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	12,661	100.0%	$0	0.0%	$0.00
Total/Weighted Average	4	12,661	100.0%			$1,612,959	100.0%	$127.40

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Strand on Ocean Drive Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/15/2016(2)(3)
53.9%	53.9%	53.9%	53.9%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	The Strand on Ocean Drive Property is 100.0% leased to four tenants. However, two of those tenants totaling 5,838 square feet (46.1% of net rentable area), are in the process of building out their spaces, are not yet in physical occupancy and are in a free rent period until the earlier of opening for business or September 1, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE STRAND ON OCEAN DRIVE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Strand on Ocean Drive Property:

Cash Flow Analysis

2013		2014	2015	TTM 11/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$822,789	$894,000	$921,186	$930,326	$1,612,959(1)	85.5%	$127.40
Total Reimbursables	132,366	212,366	217,433	217,433	373,904	19.8	29.53
Overage Rent	37,822	0	0	0	0	0.0	0.00
Other Income	396	2,529	360	360	0	0.0	0.00
Less Vacancy Loss	0	0	0	0	(99,343)(2)	(5.3)	(7.85)
Effective Gross Income	$993,373	$1,108,894	$1,138,979	$1,148,119	$1,887,520	100.0%	$149.08

Total Operating Expenses(3)	$346,014	$337,443	$346,332	$393,268	$361,658	19.2	$28.56

Net Operating Income	$647,359	$771,450	$792,647	$754,852	$1,525,862(4)	80.8%	$120.52

TI/LC	0	0	0	0	12,661	0.7	1.00
Capital Expenditures	0	0	0	0	1,899	0.1	0.15
Net Cash Flow	$647,359	$771,450	$792,647	$754,852	$1,511,302(4)	80.1%	$119.37

NOI DSCR	0.49x	0.59x	0.60x	0.57x	1.16x
NCF DSCR	0.49x	0.59x	0.60x	0.57x	1.15x
NOI DY	3.2%	3.9%	4.0%	3.8%	7.6%
NCF DY	3.2%	3.9%	4.0%	3.8%	7.6%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps totaling $16,277 through November 2017 associated with Amarillo and La Baguette and forward starting rent totaling $660,000 associated with Ocean Drive Food Court LLC and Ocean 11 Ice Cream LLC, who are in the process of building out their spaces, are not yet in physical occupancy and are in a free rent period until the earlier of opening for business or September 1, 2017.

(2)	The underwritten economic vacancy is 5.0%. The Strand on Ocean Drive Property is 53.9% physically occupied and 100.0% leased to four tenants.

(3)	Total Operating Expenses for the 2013, 2014, 2015 and TTM 11/30/2016 periods are shown net of one-time expenses.

(4)	The increase in UW Net Operating Income is due to the two executed leases mentioned above in footnote (1).

Appraisal. As of the appraisal valuation date of October 23, 2016, the Strand on Ocean Property had an “as-is” appraised value of $33,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated November 2, 2016, there was no evidence of any recognized environmental conditions at the Strand on Ocean Drive Property.

Market Overview and Competition. The Strand on Ocean Drive Property is located in the South Beach neighborhood of the Miami-Dade metropolitan area, approximately 5 miles northeast of the Miami Central Business District. Ocean Drive runs along the Atlantic Ocean coast and is one of the area’s main attractions with a variety of al fresco dining establishments and small art deco hotels. Land use in the neighborhood largely consists of hotels, restaurants, nightclubs and retail, which are concentrated along Ocean Drive, Collins Avenue and Washington Avenue and are conducive to the area’s primary demand driver of domestic and international tourism.

Approximately two blocks southwest of the Strand on Ocean Drive Property is the Collins Avenue Shopping District, which runs along Collins Avenue from 9th Street south to 5th Street and is comprised of national retailers as well as local shops. Additionally, located approximately one mile north of the Strand on Ocean Drive Property is Lincoln Road Mall, a pedestrian mall that runs from Washington Avenue on the east to Alton Road on the west, between 16th and 17th Streets. According to the appraisal, the 2016 population within one-mile and three-mile radius was 30,393 and 54,109, respectively, with 2016 average household income of $68,019 and $82,330, respectively. Other primary influences within one mile of the Strand on Ocean Drive Property include the Miami Beach Convention Center, which features approximately one million square feet of exhibition space and meeting hall facilities; the Jackie Gleason Theater of the Performing Arts and the New World Symphony.

According to the appraisal, the Strand on Ocean Drive Property is located within the Miami Beach submarket of the Miami-Dade County retail market. As of the third quarter of 2016, the submarket reported total inventory of 604 buildings totaling approximately 7.4 million square feet with a 4.6% vacancy rate. The appraiser concluded to market rents for the Strand on Ocean Drive Property of $110.00 per square foot for retail space greater than 2,500 square feet and $260.00 per square foot for retail space less than 2,500 square feet, all on a triple net basis (“NNN”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE STRAND ON OCEAN DRIVE

The following table presents certain information relating to comparable retail properties to the Strand on Ocean Drive Property:

Comparable Retail Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/ Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
CVS/pharmacy 728 Ocean Drive, Miami Beach, FL	1953/NAV	9,512	100%	0.3 miles	CVS Pharmacy	Jun 2017 / 15 Yrs	9,512	$152.10	NNN

Former David’s Cafe 1058 Collins Avenue, Miami Beach, FL	1926/NAV	8,850	76%	0.1 miles	Restaurant	Aug 2016/ 10 Yrs	6,769	$97.50	Base Year

Retail/Office Building 919 Collins Avenue, Miami Beach, FL	1924/2014	7,529	100%	0.2 miles	Artisan Coffee Mango’s Tropical Cafe Sunsations	Aug 2014 / 0.4 Yrs 0.8 Yrs 3.9 Yrs	746 3,816 2,967	$103.55 $38.02 $93.40	NNN
Lincoln Road Flagship Block 1001-1045 Lincoln Road, Miami Beach, FL	1929/2014	74,537	90%	1.2 miles	Capital One Nike Gap/Athleta/Intermix Apple	Apr 2015 / 10.0 Yrs 14.0 Yrs 15.0 Yrs 10.0 Yrs	7,500 25,000 28,542 13,845	$425.00 $172.00 $98.50 $134.40	Abs. Net
(1)	Information obtained from the appraisal and a third party report.

The Borrower. The borrower is Nakash Strand, LLC, a Florida limited liability company. The Strand on Ocean Drive borrower’s sole managing member is Nakash Strand SPE, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Joseph Nakash and Eli Gindi are the guarantors of certain nonrecourse carveouts under the Strand on Ocean Drive Mortgage Loan.

The Sponsors. The Sponsors are Joseph Nakash and Eli Gindi. Mr. Nakash serves as the founder of Nakash Holdings, the family investment office of Jordache Enterprises, a privately held conglomerate that designs and manufactures a wide variety of denim, apparel and accessories. Nakash Holdings manages a multi-billion dollar portfolio comprised of retail, office, hospitality, and multifamily properties. Mr. Gindi currently has ownership interests in 25 retail properties (located in NY, FL, and NV), totaling over 1.1 million square feet. As of June 2016 and December 2015, the Sponsors have reported a combined net worth and liquidity in excess of approximately $590 million and $27 million, respectively.

Escrows. The loan documents provide for upfront reserves in the amount of $58,217 for real estate taxes, $7,107 for insurance, $250,000 for tenant allowances with respect to the ODFC lease, $566,051 with respect to a free rent period associated with the ODFC lease, and $3,100,000 until certain conditions related to the opening of the space demised under the ODFC lease have been satisfied. The loan documents also provide for ongoing monthly deposits of $11,643 for real estate taxes, $592 for insurance premiums, $14,531 for common charge reserves, $158 for replacement reserves, $1,055 for tenant improvements and leasing commissions and one-twelfth of the annual budgeted amount of condominium common charges.

Lockbox and Cash Management. The Strand on Ocean Drive Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and springing cash management. The Strand on Ocean Drive Mortgage Loan requires all rents to be directly deposited by tenants of the Strand on Ocean Drive Property into such lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default; (ii) the amortizing debt service coverage ratio being less than 1.10x at the end of any calendar quarter; (iii) the commencement of a Lease Sweep Period (as defined below), or (iv) certain municipal violations not being cured and removed of record by March 6, 2018, subject to extension. A Cash Management Period will end, with regard to clause (i), upon the cure of such event of default and no other event of default has occurred or is continuing; with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.20x for six consecutive months; with regard to clause (iii), once the Lease Sweep Period has ended; and, with regard to clause (iv) upon the cure and removal of record of all scheduled municipal violations.

A “Lease Sweep Period” commenced upon the origination of the Strand on Ocean Drive Mortgage Loan and will continue until such time as the tenant under the ODFC Lease, or an approved replacement lease, as applicable, (A) is in occupancy, open for business and paying unabated rent, and (B) has delivered an acceptable tenant estoppel certificate. Thereafter, a Lease Sweep Period will commence upon the occurrence of any of the following: (i) the earlier of (x) the date that is six months prior to the end of the term of the La Baguette Lease (inclusive of renewal terms) or (y) the date that is twelve months prior to the end of the term of any lease (inclusive of renewal terms) that represents at least 5,000 square feet (a “Major Lease”); (ii) the date under a Major Lease by which the applicable tenant (a “Major Tenant”) is required to give notice of its exercise of a renewal option thereunder and if such renewal has not been so exercised; (iii) the date any Major Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date; (iv) the date any Major Tenant goes dark, discontinues its business or gives notice of its

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE STRAND ON OCEAN DRIVE

intent to discontinue its business; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease by the applicable Major Tenant thereunder; or (vi) an insolvency proceeding with respect to a Major Tenant.

A Lease Sweep Period arising after the termination of the initial Lease Sweep Period will end, with regard to clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which the applicable Major Tenant exercises its renewal or extension option on a lease acceptable to the lender with respect to all of the space demised under its lease and the lender determines that funds accumulated in the Special Rollover Reserve Subaccount are sufficient to cover all leasing expenses and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under the applicable Major Lease (or portion thereof) that gave rise to the applicable Lease Sweep Period has been fully leased to one or more replacement tenants acceptable to the lender and all leasing expenses under such acceptable lease(s) have been paid in full; with regard to clause (v) above, the applicable default has been cured, and no other Major Tenant default has occurred for a period of six consecutive months following such cure; or with regard to clause (vi) above, the applicable insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

Property Management. The Strand on Ocean Drive Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Strand on Ocean Drive Property provided that certain conditions are satisfied including (i) no event of default has occurred and is continuing; (ii) the identity, experience, financial condition and creditworthiness of the transferee and the replacement guarantors and indemnitors are satisfactory to lender; (iii) the proposed property manager and proposed management agreement are satisfactory to the lender and (iv) the lender has received confirmation from DBRS, Fitch, Moody’s and S&P that such transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Strand on Ocean Drive Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Transaction Contact Information

I.        Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615